=====================================================


               COMPLETE APPRAISAL
                    OF REAL PROPERTY


               MONTROSE OFFICE PARK
               3200-3206 Tower Oaks Boulevard
               Rockville, Montgomery County, Maryland




               =====================================================


               IN A SELF CONTAINED REPORT

               As of May 20, 1997


               Prepared For:
               PRUDENTIAL BACHE PROPERTIES, INC.
               199 Water Street, 16th Floor
               New York, New York  10292


               Prepared By:

               CUSHMAN & WAKEFIELD OF WASHINGTON, D.C., INC.
               Valuation Advisory Services
               1875 Eye Street, NW
               Suite 700
               Washington, D.C. 20006

CUSHMAN & WAKEFIELD OF WASHINGTON, D.C., INC.        CUSHMAN & WAKEFIELD(R)
1875 Eye Street, N.W., Suite 700                     A ROCKEFELLER GROUP COMPANY
Washington, D.C. 20006
(202) 467-0600


May 20, 1997

Mr. Chester Piskorowski
PRUDENTIAL BACHE PROPERTIES, INC.
199 Water Street, 16th Floor
New York, New York  10292


RE:     Complete Appraisal of Real Property
        Montrose Office Park
        3200-3206 Tower Oaks Boulevard
        Rockville, Montgomery County, Maryland


Dear Mr. Piskorowski:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Washington, D.C., Inc. is pleased to transmit our appraisal report estimating the market value of the leased fee estate in the referenced real property. This is a Complete Appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the Appraisal Institute, including the Competency Provision. The results of the appraisal are being conveyed in a Self Contained Report.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We call your attention to the following special assumptions:

     This report was prepared for Prudential Bache Properties, Inc. and is intended only for the specified use of the client, its subsidiaries, and/or affiliates. It may not be distributed to or relied upon by other persons or entities without written permission of the Appraiser.

     The property was inspected and the report prepared by Kelly Small under the supervision of Donald R. Morris, MAI.

     As a result of our analysis, we estimated the market value of the leased fee estate in the referenced property, and subject to the assumptions, limiting conditions, certifications and definitions set forth herein, as of May 20, 1997, is:

                  TWENTY MILLION FOUR HUNDRED THOUSAND DOLLARS
                                   $20,400,000

     We previously appraised the subject property in November 1995 and November 1996 for $16,100,000 and $18,300,000, respectively. The increase in our value conclusions is attributable to significant leasing at the subject property, as well as improved market conditions.

Mr. Chester Piskorowski
May 20, 1997                                                             Page 2


     Based upon the available data in the marketplace, as well as our discussions with area brokers familiar with this property type, a marketing time of twelve months would appear to be reasonably appropriate for the subject property as of a current date.

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.


Respectfully submitted,


CUSHMAN & WAKEFIELD OF WASHINGTON, D.C. INC.

/s/ KELLY J. SMALL
----------------------------------------------
Kelly J. Small
Appraiser
Washington, D.C. Valuation Advisory Services
Maryland Certified General Appraiser No. 20143



/s/ DONALD R. MORRIS, MAI
-----------------------------------------------
Donald R. Morris, MAI
Manager, Director
Washington, D.C. Valuation Advisory Services
Maryland Certified General Appraiser No. 07220

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                          Montrose Office Park

Address:                                3200-3206 Tower Oaks Boulevard
                                        Rockville, Montgomery County, Maryland

General Overview:                       The property is located on the east side
                                        of Tower Oaks Boulevard in Rockville,
                                        Montgomery County, Maryland. There are
                                        several business and industrial parks
                                        adjacent to the subject. The Montgomery
                                        County office market has begun to show
                                        some improvement in rental rates,
                                        occupancy levels, and investment
                                        activity over the last year.

Assessor's Account Number:              04-01995656

Interest Appraised:                     Leased Fee

Date of Value:                          May 20, 1997

Date of Inspection:                     May 20, 1997

Ownership:                              Montrose Office Park Limited Partnership

Land Area:                              18.60 Acres; 810,216 Square Feet

Current Property Assessment (1996/97)   $17,150,020

Current Property Taxes:                 $248,331 or $1.34 per Square Foot

Zoning:                                 I-3, Technology and Industrial Park

Highest and Best Use
        If Vacant:                      Office development, as market conditions
                                        permit.

        As Improved:                    Continued use as a multi-tenant office
                                        building

Improvements
        Type: Four (4) four-story brick office buildings, with a three-level parking structure for 311 vehicles and surface parking for 370 cars.

        Year Built:                     1981
        Net Rentable Area (NRA):        186,138 SF
        Condition:                      Good

================================================================================

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

OPERATING DATA AND FORECASTS

Current Occupancy:                      95+/-%
Forecasted Average Occupancy:           95+/-%

Average Annual Rental Rate:             $16.68  per SF, Full Service
Current Market Rental Rate              $18.00 per SF, Full Service

Operating Expenses
  Actual (1994)                         $5.78 per SF
  Actual (1995)                         $5.66 per SF
  Actual (1996)                         $5.67 per SF
  Budget (1997):                        $6.33 per SF
  Forecasted (FY 1998)                  $6.29 per SF

VALUE INDICATORS
  COST APPROACH:                        Not Applicable

  SALES COMPARISON APPROACH
  Indicated Value:                      $21,300,000
                                        or $114.43 per SF

INCOME CAPITALIZATION APPROACH--DISCOUNTED CASH FLOW ANALYSIS
  Market Rent Growth Rate:              5.0% Yrs 1-2; 3.5% thereafter
  Expense Growth Rate:                  3.5%
  Credit Loss:                          2.0%
  Vacancy Between Tenants:              2 months (weighted)
  Renewal Probability:                  70%
  Tenant Improvements
    New Leases:                         $10.00 per SF
    Renewal Leases:                     $3.00 per SF
  Terminal Capitalization Rate          10.25%
  Cost of Sale at Reversion:            3.0%
  Discount Rate:                        12.0%
  Indicated Value:                      $20,400,000
                                        or $109.60 per SF

VALUE CONCLUSION                        $20,400,000
  Value Per Square Foot:                $109.60
  Implicit Capitalization Rate:         10.1%

Exposure Time Implicit
in Market Value Conclusion:             12+/-months

Marketing Time:                         12 +/- months

================================================================================

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

SPECIAL ASSUMPTIONS AFFECTING VALUATION:

Please refer to our complete list of Assumptions and Limiting Conditions at the end of this report.

Job No. 97-0079

================================================================================

                                                               TABLE OF CONTENTS
================================================================================

                                                                            PAGE

SUBJECT AND AREA PHOTOGRAPHS..............................................   1

INTRODUCTION..............................................................   1
   Identification of Property.............................................   6
   Property Ownership and Recent History..................................   6
   Purpose and Function of Appraisal......................................   6
   Extent of the Appraisal Process........................................   6
   Date of Value and Property Inspection..................................   7
   Property Rights Appraised..............................................   7
   Definitions of Value, Interest Appraised, and Other Pertinent Terms....   7
   Legal Description......................................................   8

REGIONAL ANALYSIS.........................................................   9

NEIGHBORHOOD ANALYSIS.....................................................  25

OFFICE MARKET ANALYSIS....................................................  28

PROPERTY DESCRIPTION......................................................  41
   Site Description.......................................................  41
   Improvements Description...............................................  43

REAL ESTATE TAXES AND ASSESSMENTS.........................................  46

ZONING....................................................................  49

HIGHEST AND BEST USE ANALYSIS.............................................  50

VALUATION PROCESS.........................................................  52

SALES COMPARISON APPROACH.................................................  54

INCOME APPROACH...........................................................  62

RECONCILIATION AND FINAL VALUE ESTIMATE...................................  82

ASSUMPTIONS AND LIMITING CONDITIONS.......................................  84

CERTIFICATION OF APPRAISAL................................................  86

ADDENDA...................................................................  87

================================================================================

                                                    SUBJECT AND AREA PHOTOGRAPHS
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                              View of Building 3200




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                              View of Building 3202

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                                      -1-

                                                    SUBJECT AND AREA PHOTOGRAPHS
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                              View of Building 3204




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                              View of Building 3206

================================================================================

                                                    SUBJECT AND AREA PHOTOGRAPHS
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                         Exterior View of Parking Garage




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                         Interior View of Parking Garage

================================================================================

                                                    SUBJECT AND AREA PHOTOGRAPHS
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                              View of Typical Lobby




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                         View of Typical Office Space

================================================================================

                                                    SUBJECT AND AREA PHOTOGRAPHS
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                         View of Perkin Elmer Lab Space




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                              View of Park Entrance

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                                      -5-

                                                    SUBJECT AND AREA PHOTOGRAPHS
================================================================================


                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                    Looking North Along Tower Oaks Boulevard




                -------------------------------------------------






                                    [PHOTO]






                -------------------------------------------------

                    Looking South Along Tower Oaks Boulevard

================================================================================

                                                                    INTRODUCTION
================================================================================

IDENTIFICATION OF PROPERTY

     The subject property, known as Montrose Office Park, consists of four(4) four-story multi-tenant Class B suburban office buildings with a three-level parking structure for 311 vehicles and surface parking for 370 cars. The office buildings were constructed in 1981 and contain 186,138 square feet of net rentable area. The property is located on the east side of Tower Oaks Boulevard and the street address is 3200-3206 Tower Oaks Boulevard, Rockville, Maryland. The property is further identified by the State of Maryland Department of Assessment and Taxation as account number 4-01995656. The zip code is 20852.

     The improvements are located on an irregular shaped site that contains 810,216 square feet (or 18.6 acres) of land. The buildings are irregular in shape, with a typical floor plate of approximately 12,000 square feet of net rentable area. The property is currently 95 percent leased to 17 tenants. There are currently two vacant spaces totaling 8,254 square feet.

PROPERTY OWNERSHIP AND RECENT HISTORY

     Title to the property is vested in Montrose Office Park Limited Partnership. The last transfer of the property occurred in June 1980 for a consideration of $1,299,200. At the time of sale, the property comprised raw land. There have been no other transfers and the property is not currently listed for sale; however, it is our understanding that Prudential Bache is interested in liquidating its partnership interest in the subject and the property may be offered for sale in the near future. The appraisal will be used to assist Prudential Bache in determining a sale price for the property.

PURPOSE AND FUNCTION OF APPRAISAL

     The purpose of the appraisal is to provide an estimate of market value of the leased fee estate interest of the subject property. The intended use of this report is to assist the client in a possible disposition of the site.

EXTENT OF THE APPRAISAL PROCESS

     In the process of preparing this appraisal, we:

     o Inspected the exterior of the building and site improvements, and a representative sample of tenant spaces with Ms. Marylou Thibodeau, the on-site property manager;

     o Conducted market inquiries into recent sales of similar buildings to ascertain the sales prices per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers;

     o Reviewed the leasing policy, tenant build-out allowances, and history of recent rental rates and occupancy with the ownership;

     o Reviewed a detailed history of the income and expenses for 1993 through 1996, and a budget for 1997;

================================================================================

                                                                    INTRODUCTION
================================================================================

     o Conducted market research into occupancies, asking rents, and operating expenses at competing buildings including interviews with on-site managers and a review of our own database; and,

     o Prepared the Sales Comparison and Income Approaches to value. The Cost Approach was omitted due to the subjective nature of estimating physical deterioration due to the age of the improvements and the external/economic obsolescence.

DATE OF VALUE

     The date of value is May 20, 1997, the last date of inspection.

PROPERTY RIGHTS APPRAISED

     The value estimate set forth in this report reflects market value, as defined, of the leased fee estate in the subject property.

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS

     The definition of market value, taken from the Uniform Standards of Professional Appraisal Practice, 1995 Edition, published by The Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     EXPOSURE TIME

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that A reasonable time is allowed for exposure in the open market. Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based upon the available sales data in the marketplace, as well as our discussions with area brokers familiar with this property type, an exposure time of approximately

================================================================================

                                                                    INTRODUCTION
================================================================================

     twelve months is deemed to have been reasonable for the subject property as of the date of valuation.

     MARKETING TIME

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     Based on the improved sales data presented in this document, coupled with our conversations with local property owners, brokers and management firms, we estimate the appropriate marketing time to be twelve months for the property.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal
Institute:

     FEE SIMPLE ESTATE

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     LEASED FEE ESTATE

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     MARKET RENT

     The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

     CASH EQUIVALENT

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     DISCOUNTED CASH FLOW (DCF) ANALYSIS

     The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. DCF analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

================================================================================

                                                                    INTRODUCTION
================================================================================

     MARKET VALUE AS IS ON APPRAISAL DATE

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

LEGAL DESCRIPTION

     The land is legally described by metes and bounds as recorded in the Land Records of Montgomery County, Maryland. A copy of the legal description is included in the Addenda.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

INTRODUCTION

     The real estate market is affected by a range of supply and demand factors. As examples, the growth trends in population and the number of households affect the general demand for housing, offices, shopping centers, warehouses; the employment opportunities and unemployment levels influence the ability or desire to buy or rent and the quality/cost of the facilities sought; demographics influence the types of units demanded; and general economic conditions affect the attitudes of the populace towards the future.

     The following analysis will review each of the major factors affecting the supply and demand for real estate in the metropolitan area. The discussion is organized to provide the reader with an overview of the area's geographic scope and facilities infrastructure, followed by discussions of the key economic factors affecting supply and demand under the following headings:

        o  Background
        o  Area Definition
        o  Infrastructure
        o  Population
        o  Employment and The Economy
        o  Household Demographics
        o  Recent Trends

BACKGROUND

     Washington, D.C. is unique among American cities. As our nation's capital, it serves as a focal point for our country both politically and economically. In the role as host city for a major world power, it attracts people from all over the world. Washington has been dubbed a "recession proof" city in that it is insulated, as some have argued, from the full effects of economic ups and downs by the stabilizing influence of the federal government as the area's biggest employer. From the 1950s through the 1980s, the size of government continually increased, which brought about an increase in government employment and population in the Washington area.

AREA DEFINITION

     The metropolitan Washington area is all of the Washington Metropolitan Statistical Area (MSA) as defined by the U.S. Department of Commerce, Bureau of the Census, as of June 1983. The Washington MSA includes: District of Columbia; the Maryland Counties of Calvert, Charles, Frederick, Montgomery and Prince George's; the Virginia Counties of Arlington, Fairfax, Loudoun, Prince William and Stafford; and the Virginia independent Cities of Alexandria, Fairfax, Falls Church, Manassas, and Manassas Park. Prior to the 1983 redefinition of the Washington MSA, the Maryland counties of Calvert and Frederick and the Virginia county of Stafford were excluded. The addition of these counties enlarged the metropolitan area from approximately 2,800 square miles to 3,956 square miles. Please refer to the Washington MSA map on the following page.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================










                 [GRAPHICAL REPRESENTATION OF SUBJECT AREA MAP]










================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

     Effective December 31, 1992, the Department of Commerce created a new Washington-Baltimore-D.C.-MD-VA-WVa CMSA (consolidated metropolitan statistical area) that includes the primary Washington, D.C. and Baltimore MSAs, plus a new Hagerstown MSA and nine additional counties in Virginia and West Virginia. The expanded market was created to reflect the area's household and employment patterns and is highly touted by economic development agencies. The current Washington, D.C. metropolitan area is the appropriate focus for this analysis, however, since the pertinent market is more localized.

     The population, housing and employment characteristics of the region are best defined by starting at the area's central jurisdictions: the District of Columbia, Arlington County, and the City of Alexandria; then moving outward to the first suburban tier of counties: Fairfax County, City of Fairfax, City of Falls Church, Prince George's County, and Montgomery County; and thence to the outer tier of suburbs: Loudoun County, Prince William County, Manassas and Manassas Park, Frederick County, Calvert County, Charles County, and Stafford County.

INFRASTRUCTURE

TRANSPORTATION

     The Capital Beltway (I-495) is one of the most important factors driving development in the Washington area. It has tied the Maryland and Virginia suburbs together and significantly influenced real estate investment patterns. One of the primary results has been a steady rise in land prices in the vicinity of the Beltway. Apartments, light industrial facilities, distribution warehouses, and shopping centers have gone up wherever the Beltway crosses other major highways. Interestingly, closer-in sites have often been by-passed in favor of locations adjacent to the Beltway.

     In addition to the Beltway, Washington is connected to I-95, the major north-south interstate highway that extends most of the length of the Atlantic coast, and I-66, an east-west highway that begins in Washington, D.C. and connects westward to other interstate highways in Virginia and West Virginia.

     The Washington Metropolitan Area Transit Authority (WMATA) provides transit service in Maryland, the District of Columbia, and Virginia, including both rapid rail and bus transportation. The rapid rail network, referred to as Metrorail, will cover 103 miles with 86 stations in D.C., suburban Maryland and Virginia when completed in the late 1990s. The construction of Metrorail has had a major impact on land values around the stations and has spurred dramatic new development, both in downtown Washington and in suburban areas. Major new office and mixed use projects have been built around the Metro stops. In particular, portions of downtown Washington and Arlington County have experienced an economic revitalization due to the opening of Metrorail. Apartment projects often market themselves as being close to Metrorail stations and typically command rents at the high end of the market and achieve higher occupancies as a result. The same could be said for various primary employment centers and major retail facilities.

     In terms of air transportation, the Washington area is served by three major airports: Washington National, Baltimore/Washington International and Washington Dulles International. Washington National, located in Arlington County, is located four and one-half miles from the U.S. Capitol, and transports over 16 million passengers per year. The airport

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

was built in the 1940s and is currently undergoing major renovations and expansion, which primarily includes a new terminal building and improved parking.

     Washington Dulles International Airport is bisected by the Loudoun County, Fairfax County line and lies in the western part of the MSA. The Dulles Access Road provides quick access to the airport, along with the Capital Beltway (I-495) which connects Fairfax County to the Washington metropolitan area. The Dulles Toll Road is a commuter road bordering the Dulles Access Road that is being studied for expansion and extension to Leesburg (Route 15) and past Dulles Airport.

     Opened in 1962, Dulles Airport has been an important factor in the growth of the regional economy of Northern Virginia. In 1985, it became the fastest growing airport in the United States. Currently 19 airlines service the airport with 500 daily departures serving 30,000 passengers. Three major airlines have established regional hubs here including United Airlines, Continental, and Delta Airlines. Further, international carriers including Air France, British Airways, All Nippon Airways, TWA, Lufthansa and Swiss Air.

     The Baltimore/Washington International Airport (BWI) is located in the southern portion of the Baltimore MSA in Anne Arundel County, ten miles from downtown Baltimore, and 30 miles from Washington, D.C. This airport hosts 18 passenger airlines that provide direct air service to 135 cities in the United States and Canada. BWI also provides service to air-freight carriers with its 110,000 square foot air cargo complex. When compared with Dulles and Washington National Airport, BWI services 28 percent of commercial passengers, 38 percent of commercial operations and 57 percent of freight customers. BWI has spawned the development of 15 new business parks and several hotels, has created nearly 10,000 jobs, and has generated a state-wide economic impact of $1.7 billion in the form of business sales made, goods and services purchased, and wages and taxes paid.

GOVERNMENT SERVICES AND STRUCTURES

     The Washington, D.C. metropolitan area contains fourteen different municipal jurisdictions, including the District of Columbia, ten counties and three cities in two states. Local governments provide typical municipal services found in a major metropolitan area, including welfare and social services, refuse collection, emergency services, public education, and a variety of regulatory functions. Each municipality has its own zoning ordinance and governmental structure.

     In addition to the local governments, the District of Columbia is the headquarters for the federal government. Major federal agencies are located throughout the District of Columbia and many of the surrounding suburbs. The support functions for many agencies have been relocated to the less expensive suburbs.

     The area is also served by several cross-jurisdictional agencies. These include the Maryland National-Capital Park and Planning Commission (MNCPPC) which provides planning and zoning coordination to the Maryland suburbs. The Washington Metropolitan Area Transit Authority (WMATA), which was referred to earlier, is the regional public transit authority. The Metropolitan Washington Council of Governments performs studies on metropolitan economic and business issues and promotes the region to outsiders.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

PUBLIC AND PRIVATE AMENITIES

     As the nation's capital, the District of Columbia houses many national museums, monuments, and institutions that attract visitors to the area from around the world. Washington, D.C. is one of the leading tourist destinations for domestic travelers and foreign visitors to the United States.

     In addition, the metropolitan area is a strong supporter of the performing arts. The Kennedy Center is the area's main stage for plays, opera, and symphony presentations, but there are indoor and outdoor stages and theaters in all of the adjacent jurisdictions. Professional athletics are played at RFK Stadium (football) in southeast Washington, D.C. and the U.S. Air Arena (basketball and hockey) in Landover, Maryland. Baseball is played at Oriole Park at Camden Yard in Baltimore.

     The region also offers numerous private and public golf courses, municipal parks, and bicycle and jogging trails. One unique feature of the region's outdoor attractions is the C&O Canal. The canal is maintained as a national park and follows the Maryland side of the Potomac River between Georgetown in northwest Washington, D.C. and Cumberland, Maryland. The Potomac River is an active recreational area for fishing and various kinds of boating.

     The public and private primary schools in the region include many with national standing. The school districts face the typical challenges encountered in urban centers with mixes of high and low income neighborhoods and growing immigrant populations without English language skills. On average, the suburban school districts tend to be better funded than those in the District of Columbia.

       With respect to higher education, the region has a network of nationally recognized universities and regional and community colleges, including George Washington University, Georgetown University, American University, the University of Maryland, Howard University, Gallaudet University, The University of the District of Columbia, Catholic University, George Mason University, and Trinity College.

     In review, the metropolitan area has a well established infrastructure of roadways, light rail and bus systems, airports, attractive business and residential neighborhoods, and many quality of life features that continue to make Washington, D.C. a desirable place to work and live. There are continuing efforts by municipal agencies to improve public transportation, especially the commuter rail system, so as to ease road congestion and lessen air pollution. The District of Columbia and nearby suburban office concentrations remain the area's primary business destinations. Thus, improvement of the public transportation system to facilitate wider access to the District and, more importantly, connecting the suburban business centers is essential for long-term growth.

POPULATION

     This section will examine the population size and age trends for the metropolitan area. Employment, income, and household related demographics will be reviewed separately.

     According to Market Statistics' 1995 Demographics USA, the Washington, D.C. MSA ranks fifth in the nation in terms of total population. The Washington area increased in

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                                      -15-

                                                               REGIONAL ANALYSIS
================================================================================

population by 20.7 percent between 1980 and 1990, or an average annual rate of
2.1 percent. The rate of growth has slowed somewhat with the population change between 1990 and 1994 having decreased to 1.4 percent. Nonetheless, population growth in the region during the 1980s far exceeded the growth during the 1970s, when the region grew by an average of only 21,000 persons per year. During the 1980s, the region had an average growth of roughly 67,000 persons per year.

     Interestingly, however, while there was an overall increase in population, this increase was by no means uniform within the component jurisdictions of the Washington MSA. The 1980s saw a shift in population from the inner-city and close-in suburbs to the more remote suburban areas. The District of Columbia was the big loser during this period with an average annual decline of 0.5 percent. The annual rate of decline grew to 1.5 percent by 1994. The impact of declining population and household levels in the District will be discussed further for the subject's neighborhood and will be addressed in the market discussion.

     In contrast, the inner suburbs had an annual average growth rate of 2.5 percent during the 1980s, with both Fairfax County, Virginia, and Montgomery County, Maryland having growth rates of 3.7 percent and 3.1 percent, respectively. Both counties were the main suburban benefactors of commercial office and retail development for this period and population increases were primarily concentrated in the outer portions of the counties. The growth in these areas has decreased in the 1990s to an annual growth rate of 1.8 percent.

     The largest population increases occurred in the outer suburbs, the areas beyond the first tier communities surrounding the District. The average annual rate of increase in these areas was 4.4 percent. However, the rate of increase has fallen off since 1990 to 3.2 percent, a phenomena concurrent with the slow down in the economy. The chart on the next page presents population data and the average growth rates for the various jurisdictions in the MSA:

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================


================================================================================
                               POPULATION CHANGES
                    1990 CENSUS ESTIMATES VERSUS 1980 CENSUS
================================================================================
                       |                             | Annual Average
     Jurisdiction      |    Population (Thousands)   |      Growth Rate (%)
                       |=============================|==========================
                       |  1980   |  1990  | 1994 Est | 1980-1990 | 1990-1994 Est
=======================|=========|========|==========|===========|==============
District of Columbia   |  638.3  |  606.9 |   570.2  |  -0.4919  |    -2.0157
-----------------------|---------|--------|----------|-----------|--------------
Arlington County       |  152.6  |  170.9 |   171.4  |   1.1992  |     0.0975
-----------------------|---------|--------|----------|-----------|--------------
City of Alexandria     |  103.2  |  111.2 |   114.3  |   0.7752  |     0.9293
=======================|=========|========|==========|===========|==============
Central Jurisdictions  |  894.1  |    889 |   855.9  |  -0.0570  |    -1.2411
=======================|=========|========|==========|===========|==============
Fairfax County         |  596.9  |  818.6 |   910.1  |   3.7142  |     3.7259
-----------------------|---------|--------|----------|-----------|--------------
City of Fairfax        |   19.4  |   19.6 |    19.6  |   0.1031  |     0.0000
-----------------------|---------|--------|----------|-----------|--------------
City of Falls Church   |    9.5  |    9.6 |     9.6  |   0.1053  |     0.0000
-----------------------|---------|--------|----------|-----------|--------------
Montgomery County      |  579.1  |    757 |   797.4  |   3.0720  |     1.7790
-----------------------|---------|--------|----------|-----------|--------------
Prince George's County |  665.1  |  729.3 |   764.7  |   0.9653  |     1.6180
=======================|=========|========|==========|===========|==============
Inner Suburban Area    |   1870  | 2334.1 |  2501.4  |   2.4818  |     2.3892
=======================|=========|========|==========|===========|==============
Loudoun County         |   57.4  |   86.1 |    96.1  |   5.0000  |     3.8715
-----------------------|---------|--------|----------|-----------|--------------
Prince William County  |  144.7  |  215.7 |   246.3  |   4.9067  |     4.7288
-----------------------|---------|--------|----------|-----------|--------------
Cities of Manassas/    |     22  |   34.7 |    40.6  |   5.7727  |     5.6676
Manassas Park          |         |        |          |           |
-----------------------|---------|--------|----------|-----------|--------------
Frederick County       |  114.8  |  150.2 |   164.2  |   3.0836  |     3.1070
-----------------------|---------|--------|----------|-----------|--------------
Calvert County         |   34.6  |   51.4 |      60  |   4.8555  |     5.5772
-----------------------|---------|--------|----------|-----------|--------------
Charles County         |   72.7  |  101.2 |   109.7  |   3.9202  |     2.7997
-----------------------|---------|--------|----------|-----------|--------------
Stafford County        |   40.5  |   61.2 |    74.2  |   5.1111  |     7.0806
=======================|=========|========|==========|===========|==============
Outer Suburban Area    |  486.7  |  700.5 |   791.1  |   4.3929  |     4.3112
=======================|=========|========|==========|===========|==============
METRO AREA TOTAL       | 3250.8  | 3923.6 |  4148.4  |   2.0696  |     1.9098
================================================================================

Source: U.S. Census Data and 1994 Estimate Provided By Equifax National
        Decision Systems, Inc.

Note: The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.

     We noted earlier that the District of Columbia actually lost population over the past ten years while the suburban areas actually grew. It is important to note, however, that this phenomenon is being seen in most major metropolitan areas in the United States. Nevertheless, in relative terms, the population decreases in Washington, D.C. versus population increases in suburban areas are significantly less than that seen in other parts of the country, thus attesting to the continuing strength and viability, albeit somewhat lessened given the more recent recessionary trends, of the metropolitan area's inner city.

AGE DISTRIBUTION

     As can be seen in the following chart, the percentage of the region's infant and elderly populations increased between 1980 and 1990. Interestingly, however, the number of working aged residents increased the most in absolute numbers. The number of youths and teenagers shrank. The table on the following page displays the data.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================


    =====================================================================
                            POPULATION TRENDS BY AGE
                        (COUNCIL OF GOVERNMENTS MEMBERS)
    =====================================================================
                         |     1980       |      1990     |     % Change
    =====================|================|===============|==============
       0 to  4 Years     |     192,372    |     262,578   |      +36.5%
    ---------------------|----------------|---------------|--------------
       5 to 17 Years     |     636,733    |     585,949   |       -7.2%
    ---------------------|----------------|---------------|--------------
      18 to 64 Years     |   2,020,989    |   2,509,056   |      +24.1%
    ---------------------|----------------|---------------|--------------
       Over 65 Years     |     235,875    |     317,538   |      +34.6%
    =====================================================================

Source: 1980 and 1990 Census Data; Metropolitan Washington Council of
        Governments: Where We Live: Housing and Household Characteristics in the Washington Metropolitan Region, April, 1993.

     The District of Columbia was the only major jurisdiction to lose working age adults (down 1.9 percent). The largest gains among working age adults were in the inner suburbs of Montgomery and Prince George's County in Maryland and Arlington, Fairfax, and Loudoun Counties in Virginia. The increases in the elderly population were spread across all municipalities.

     As of the 1990 Census, the population was distributed with 21 percent under 30 years, 39 percent between the ages of 30 and 49 years, and 12 percent between 50 and 64 years of age. These are the key working age groupings.

EMPLOYMENT AND THE ECONOMY

     The employment picture has a very significant effect on the demand for real estate. High unemployment rates and business downsizing, for example, reduce the number of households able to buy homes. Similarly, a growth economy creates increasing demand for goods and services. This section will review the recent trends and the outlook for employment in the Washington, D.C. region.

EMPLOYMENT CHARACTERISTICS

     The table on the next page shows the area's total employment as a percent of total employment for each industry group for the past eight years, and the year-to-year growth rates in total employment.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

================================================================================================
                                   NON-AGRICULTURAL EMPLOYMENT
                              PERCENT SHARE OF TOTAL EMPLOYMENT (%)
================================================================================================
      Industry       |  1988 |  1989 |  1990 |  1991 |  1992 |  1993 |  1994 |   1995 |  ANNUAL
                     |       |       |       |       |       |       |       |  (Dec) | GROWTH %
=====================|=======|=======|=======|=======|=======|=======|=======|========|=========
Manufacturing        |   4.1 |   4.0 |   3.9 |   3.8 |   3.6 |   4.0 |   3.9 |    4.9 |     2.4
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
Construction         |   6.6 |   6.6 |   6.0 |   4.8 |   4.4 |   4.4 |   4.8 |    4.0 |    -4.9
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
T.C.U. (1)           |   4.9 |   4.9 |   4.8 |   4.8 |   4.7 |   4.5 |   4.6 |    4.5 |    -1.0
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
Wholesale Trade      |   3.6 |   3.5 |   3.5 |   3.4 |   3.3 |   3.3 |   3.3 |    3.2 |    -1.4
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
Retail Trade         |  16.2 |  16.1 |  15.9 |  15.6 |  15.4 |  15.6 |  15.7 |   16.6 |     0.3
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
F.I.R.E. (2)         |   5.9 |   5.8 |   5.9 |   5.9 |   5.8 |   5.7 |   5.9 |    5.5 |    -0.8
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
Services             |  32.4 |  33.0 |  33.7 |  34.3 |  34.9 |  35.1 |  35.4 |   36.3 |     1.5
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
State Government     |   3.7 |   3.6 |   3.6 |   3.6 |   3.6 |   3.7 |   3.6 |    3.4 |    -1.0
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
Local Government     |   6.0 |   6.1 |   6.4 |   6.7 |   6.7 |   6.9 |   6.9 |    7.3 |     2.7
---------------------|-------|-------|-------|-------|-------|-------|-------|--------|---------
Federal Government   |  16.6 |  16.4 |  16.3 |  17.1 |  17.5 |  16.8 |  15.9 |   14.4 |    -1.7
=====================|=======|=======|=======|=======|=======|=======|=======|========|=========
  Total Employment   | 2,167 | 2,226 | 2,242 | 2,190 | 2,186 | 2,317 | 2,373 |  2,425 |     1.5
   (Thousands)       |       |       |       |       |       |       |       |        |
=====================|=======|=======|=======|=======|=======|=======|=======|========|=========
Yr-to-Yr Growth (%)  |   N/A |  +2.7 |  +0.7 |  -2.3 |  -0.2 |  +5.6 |  +2.4 |   +2.2 |     N/A
================================================================================================

(1) Transportation, Communications, Utilities

(2) Finance, Insurance, Real Estate

Source: U.S. Department of Labor, Bureau of Labor Statistics, Wage and Salary
        Employment, 1988-1993; Obtained From the District of Columbia Department of Employment Services

     The region enjoyed a period of unusual growth during the 1980s. The peak year for job growth in the region was 1984, when growth reached 107,000 jobs. The growth fell to 100,000 in 1985, and to 82,000 jobs in 1986. From 1986 to 1988, job growth settled at around 80,000 to 90,000 jobs per year, or in the four percent range. Job growth dropped to 59,500 jobs (2.9 percent) in 1989, and declined by another two percent to only 15,900 jobs in 1990. By this time, the economy was being affected by the national recession with the area's total employment declining by 52,100 jobs (minus 2.3 percent) in 1991 and remaining relatively flat in 1992. From 1992 to 1993, however, the area experienced 5.6 percent growth. This growth was found in the suburban areas as opposed to the District of Columbia and was evenly distributed through all industry types. The average growth rate for the 1988 to 1995 period reflects a 1.5 percent per year average.

     During 1994, employment in Northern Virginia grew by a strong 3.5 percent but in the Maryland suburbs, the figure was only 2.1 percent while for the District of Columbia it was less than 1 percent. Job growth in the region fell below the average for the nation of 2.5 percent.

     Although the federal government has historically been the major employer in the region, its share of employment has remained around 15 to 17 percent. The aggregate federal employment grew at an average annual rate of 1.7 percent between 1988 and 1995 and was 14.4 percent of total civilian employment in 1995.

     The most dramatic change in employment in the Washington area has been in the private sector, particularly the emergence of the service industry as the fastest growing and now largest employment opportunity. In 1960, the services industry employed 18 percent of all non-agricultural workers and has grown to
36.3 percent by 1995. Retail and wholesale trades

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

have maintained a steady portion of total employment, thus indicating that employment in these sectors expands and contracts with the economy.

     Construction employment fell dramatically in 1991. The construction boom of the late 1980s came to an abrupt halt by late 1990, and the percent share of employment held by the construction sector fell from 6.6 percent in 1988 and 1989 to 4.0 percent in 1995. The average annual rate of decline over the period was 4.9 percent.

     We noted earlier a growing diversification of the area's employment base. The following list of major employers in the Washington area reflects the growing diversity of the local economy, the continuing influece of educational institutions, and the emergence of service-oriented firms.

        ================================================================
                            LARGEST PRIVATE EMPLOYERS
                     RANKED BY TOTAL EMPLOYEES IN METRO AREA
        ================================================================
                |                                     |      Metro Area
          Rank  |           Company Name              |      Employees
        ========|=====================================|=================
            1   |  Inova Health Systems               |        9,500
        --------|-------------------------------------|-----------------
            2   |  Hechts                             |        8,000
        --------|-------------------------------------|-----------------
            3   |  Medlantic Healthcare Group         |        6,000
        --------|-------------------------------------|-----------------
            4   |  Long & Foster Real Estate          |        5,300
        --------|-------------------------------------|-----------------
            5   |  Shoppers Food Warehouse            |        3,800
        --------|-------------------------------------|-----------------
            6   |  Booz Allen & Hamilton              |        3,100
        --------|-------------------------------------|-----------------
            7   |  Dyncorp                            |        3,000
        --------|-------------------------------------|-----------------
            8   |  Holy Cross Hospital                |        2,300
        --------|-------------------------------------|-----------------
            9   |  Providence Hospital                |        2,000
        --------|-------------------------------------|-----------------
           10   |  Alexandria Hospital                |        1,742
        ================================================================

        Source: Washington Business Journal, November 17-23, 1995

     If the federal government were included in the above list, the Department of Defense would be the largest local employer, with over 86,000 employees. The next closest is the Department of Health and Human Services with over 30,000 employees. The Treasury, Justice, Postal Service, and Commerce Departments all have over 20,000 employees, and are larger individual employers than any other local private firm.

     The local governments are also major employers in the region. For example, the City of Alexandria had over 5,100 employees between the city government, Alexandria Hospital, and the public school system. Arlington, Fairfax, and Loudoun Counties have, respectively, over 6,800, 25,500, and 3,900 employees for the same functions. Montgomery County and Prince George's Counties are similarly large local employers.

UNEMPLOYMENT RATES

       According to the Census reports, the Washington region has one of the highest labor force participation rates in the country, with more than 75 percent of the population between the ages of 16 and 65 being part of the labor pool. This is ten percent higher than the national average.

     For most of the 1980s, the demand for workers was increasing at a faster rate than the number of workers in the area, causing a labor shortage. The 1991 through 1993 recession,

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

however, halted job growth in the area and drove up unemployment rates. The related statistics are summarized below.

================================================================================
                               UNEMPLOYMENT RATES
================================================================================
Year             | 1988 |  1989 |  1990 |  1991 |  1992 |  1993 |  1994 |  1995
                 |      |       |       |       |       |       |       |  (Nov)
=================|======|=======|=======|=======|=======|=======|=======|=======
Washington MSA   | 2.9% |  2.7% |  3.4% |  4.5% |  5.0% |  4.5% |  4.1% |  3.9%
-----------------|------|-------|-------|-------|-------|-------|-------|-------
United States    | 5.5% |  5.3% |  5.5% |  6.7% |  7.4% |  6.8% |  6.1% |  5.3%
===============================================================================

Source:   Metropolitan Council of Governments: Economic Trends in
          Metropolitan Washington, 1988-1991 (The unemployment rates are not seasonally adjusted.) Updated figures including 1992 through year-to-date 1995 obtained from the District of Columbia Department of Employment Services.

     The outlook for employment in the region continues to be strong despite the recent recession. Obviously, federal and local government employment is a major contributor to the region's stability. Most of the swings in employment have been experienced in the construction trades and retail employment. These last two sectors are expected to remain soft for the next few years with slow gains made as the economy stabilizes and demand for new housing and commercial construction increases.

     EMPLOYMENT OUTLOOK

     The Greater Washington Research Center reported that growth in the Washington area economy finally returned during the latter part of 1993 after staggering through the previous six years. In early 1994, most of the nine indicators that the research group uses to track the health of the economy and to predict its direction were up, the only exception being the employment index which showed the number of jobs increasing at a pace somewhat slower than the seasonal norm. On the positive side, however, the number of jobs increased by the largest margin since mid-1993. Job gains in the private sector seem to be leading those in the government.

     The indicators utilized by the Research Center seem to suggest that the economy is continuing to gain strength. However, the level of improvement still falls short of generating the number of jobs the Washington area produced during the boom of the 1980s. The number of jobs in the area increased by 18,900 in March but the total number of jobs so far this year is still short of pre-recession peak employment.

     Job gains have been concentrated in the government and service sector, with employment in retailing and construction still relatively depressed. The new jobs numbers may be understated because they don't include self-employment. In addition to employment, other guideposts to the state of the region's economic health -- airport boardings, classified advertising lineage and the national consumer confidence index -- all improved in 1994.

     Even though the recovery in the Washington area may be slow, the region is strong economically. The office vacancy rate in the Washington area is below that in most metropolitan areas and unemployment is lower than the national average. The indicators that

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

the Greater Washington Research Center uses to forecast economic growth six to nine months from now were up as well, albeit less strongly.

     Increases in the sales of durable goods, in the number of business telephone lines installed, in housing sales, in the Johnston, Lemon Index of local stocks and in the national leading index, produced a modest gain of 0.09 percent in March.

     Overall, the region's 1993 performance was described as a year of recovery as evidenced by the net increase in wage and salary jobs, with the services and government sectors adding the most positions. For 1994, we witnessed further employment gains for the region and a strengthening economy, as the recovery broadened and deepened. However, there is concern among area economists that 1996 results will lag 1995 due to the effect of higher interest rates.

HOUSEHOLD DEMOGRAPHICS

     One of the more important demographic factors influencing the demand for goods and services is the household. The household is the basic consuming unit in the housing market. It is defined by the U.S. Census as a person or group of people who jointly occupy a dwelling unit and who constitute a single economic unit for the purposes of meeting housing expenses. The household unit can be a family, two or more individuals living together, or a single person.

     The historical household growth patterns help define the region and are shown in the following table. The forecasts were published by Equifax National Decision Systems and were tabulated for them by an econometric modeling service associated with a major university.

     The figures show that the number of households in the region grew at an average annual rate of 2.4 percent during the 1980s. The rate has slowed to about 2.1 percent per year for 1990 through 1994, and is projected to slow to about 1.5 percent for the next five years. As with the population figures presented earlier, household formation has become negative in the District of Columbia. However, the inner suburbs have showed continued growth with the strongest counties being Fairfax and Prince George's. The outer suburbs had the strongest 1980s and early 1990s growth rates, but are projected to slow to an average annual rate of 2.6 percent.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

===================================================================================================
                    HOUSEHOLD CHANGES 1990 CENSUS ESTIMATES VERSUS 1980 CENSUS
===================================================================================================
                        |                 Households                  |     Annual Average
      Jurisdiction      |                 (Thousands)                 |     Growth Rate (%)
                        |=============================================|============================
                        |            |          |          |          |         |  1990- |   1993-
                        |     1980   |   1990   |   1994   |    1999  |  1980-  |  1994  |   1999
                        |            |          |   Est.   |    Fcst  |  1990   |   Est. |   Fcst
========================|============|==========|==========|==========|=========|========|=========
District of Columbia    |    253.1   |  249.6   |  240.8   |   231.1  |   -0.1  |   -0.9 |   -0.8
------------------------|------------|----------|----------|----------|---------|--------|---------
Arlington County        |     71.6   |   78.5   |   79.2   |    80.0  |    1.0  |    0.2 |    0.2
------------------------|------------|----------|----------|----------|---------|--------|---------
City of Alexandria      |     49.0   |   53.3   |   56.1   |    58.2  |    0.9  |    1.3 |    0.7
========================|============|==========|==========|==========|=========|========|=========
Central Jurisdictions   |    373.7   |  381.4   |  376.1   |   369.3  |    0.2  |   -0.3 |   -0.4
========================|============|==========|==========|==========|=========|========|=========
Fairfax County          |    205.2   |  292.3   |  331.3   |   373.7  |    4.3  |    3.3 |    2.6
------------------------|------------|----------|----------|----------|---------|--------|---------
City of Fairfax         |      6.9   |    7.4   |    7.8   |     8.1  |    0.7  |    1.4 |    0.8
------------------------|------------|----------|----------|----------|---------|--------|---------
City of Falls Church    |      4.3   |    4.2   |    4.3   |     4.4  |   -0.2  |    0.6 |    0.5
------------------------|------------|----------|----------|----------|---------|--------|---------
Montgomery County       |    207.2   |  282.2   |  304.6   |   326.5  |    3.6  |    2.0 |    1.4
------------------------|------------|----------|----------|----------|---------|--------|---------
Prince George's Cnty    |    224.8   |  258.0   |  281.7   |   308.1  |    1.5  |    2.3 |    1.9
========================|============|==========|==========|==========|=========|========|=========
Inner Suburban Area     |    648.4   |  844.1   |  929.7   | 1,020.8  |    3.0  |    2.5 |    2.0
========================|============|==========|==========|==========|=========|========|=========
Loudoun County          |     18.7   |   30.5   |   35.3   |    39.1  |    6.3  |    3.9 |    2.2
------------------------|------------|----------|----------|----------|---------|--------|---------
Prince William Cnty     |     43.8   |   69.7   |   81.7   |    93.8  |    5.9  |    4.3 |    2.9
------------------------|------------|----------|----------|----------|---------|--------|---------
Cities of Manassas/     |      6.9   |   11.7   |   14.3   |    17.0  |    7.0  |    5.6 |    3.8
Manassas Park           |            |          |          |          |         |        |
------------------------|------------|----------|----------|----------|---------|--------|---------
Frederick County        |     37.5   |   52.6   |   59.8   |    66.0  |    4.0  |    3.4 |    2.1
------------------------|------------|----------|----------|----------|---------|--------|---------
Calvert County          |     10.7   |   17.0   |   20.6   |    23.4  |    5.9  |    5.3 |    2.7
------------------------|------------|----------|----------|----------|---------|--------|---------
Charles County          |     21.4   |   32.9   |   37.6   |    42.0  |    5.4  |    3.6 |    2.3
------------------------|------------|----------|----------|----------|---------|--------|---------
Stafford County         |     12.2   |   19.4   |   24.3   |    27.9  |    5.9  |    6.3 |    2.0
========================|============|==========|==========|==========|=========|========|=========
Outer Suburban Area     |    151.2   |  233.8   |  273.6   |   309.2  |    5.5  |    4.3 |    2.6
========================|============|==========|==========|==========|=========|========|=========
REGION TOTAL            |   1173.3   | 1459.3   | 1579.4   |  1699.3  |    2.4  |    2.1 |    1.5
===================================================================================================

Source: U.S. Census Data Provided By National Decision Systems, Inc.

Note: The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.

     The key items relating to Household (HH) Income and Statistics relating to persons per dwelling unit (DU) are summarized below.


=================================================================================================================================
                          SELECTED HOUSEHOLD DEMOGRAPHICS FOR THE METROPOLITAN AREA
=================================================================================================================================
        Category         |        1990      |    1995 Estimate    |       2000        |      % Change      |      % Change
                         |                  |                     |     Forecast      |     1990-1995      |      1995-2000
=========================|==================|=====================|===================|====================|=====================
Average HH Income        |      $55,693     |       $67,747       |     $89,806       |       21.6%        |        32.6%
-------------------------|------------------|---------------------|-------------------|--------------------|---------------------
Median HH Income         |      $46,196     |       $55,684       |     $68,889       |       20.5%        |        23.7%
=========================|==================|=====================|===================|====================|=====================
Population by HH         |     % Family HH  |         81.1%       |  % Non-Family HH  |       16.4%        |
Type (1990)              |                  |                     |                   |                    |
=========================|==================|=====================|===================|====================|=====================
      No. Of Persons     |        One       |         Two         |      Three        |        Four        |    Five or More
=========================|==================|=====================|===================|====================|=====================
Persons Per DU           |       24.9%      |        30.8%        |      18.5%        |       15.3%        |        10.5%
 (% of Total)            |                  |                     |                   |                    |
=========================|==================|=====================|===================|====================|=====================
    Characteristics:     |    Single Male   |    Single Female    |  Married Couple   |  Other Family Head |   Non-Family Head
=========================|==================|=====================|===================|====================|=====================
HH Type (% of Total)     |       10.5%      |        14.4%        |      51.7%        |       15.4%        |        8.0%
=================================================================================================================================

Source: U.S. Census Data and Projections Provided by Equifax National
        Decision Systems, Inc.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

       Since 1980 there has been a drop in household size and, correspondingly, a growth in the number of non-family households. Married couples continue to represent over 50 percent of the total households. Single person households grew at an annual rate of 2.5 percent and non-family households grew at an annual rate of 6.1 percent during the last decade while single parent households grew at an annual rate of 3.0 percent during the 1980s. The growth in the single person and non-family household categories of households contributes to housing demand, which generates demand across the economy.

       Another important issue affecting the demand for real estate is household income. The following table shows the percent distribution of income within the different jurisdictions.

======================================================================================================
                               1994 PERCENT DISTRIBUTION OF HOUSEHOLD INCOME
======================================================================================================
       Jurisdiction         |  Less Than  |  $25-    |   $35-   |   $50-    |   Over   |     No. Of
                            |     $25K    |  34.9K   |   49.9K  |   74.9K   |   $75K   |   Household
============================|=============|==========|==========|===========|==========|==============
  District of Columbia      |     33.4    |   13.3   |    15.6  |    16.5   |   21.2   |     240,777
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Arlington County          |     17.0    |   11.2   |    17.2  |    22.3   |   32.3   |      79,254
----------------------------|-------------|----------|----------|-----------|----------|--------------
  City of Alexandria        |     17.4    |   13.4   |    21.0  |    22.0   |   26.3   |      56,113
============================|=============|==========|==========|===========|==========|==============
Central Jurisdictions       |     27.9    |   12.8   |    16.7  |    18.4   |   24.2   |     378,144
============================|=============|==========|==========|===========|==========|==============
  Fairfax County            |      8.5    |    6.6   |    12.5  |    26.2   |   46.1   |     331,334
----------------------------|-------------|----------|----------|-----------|----------|--------------
  City of Fairfax           |     13.4    |   10.2   |    15.3  |    30.7   |   30.4   |       7,775
----------------------------|-------------|----------|----------|-----------|----------|--------------
  City of Falls Church      |     15.5    |    8.7   |    15.0  |    23.8   |   37.0   |       4,284
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Montgomery                |     13.0    |    8.7   |    14.6  |    22.8   |   40.9   |     304,627
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Prince George's           |     18.2    |   13.2   |    20.0  |    26.4   |   22.6   |     281,732
============================|=============|==========|==========|===========|==========|==============
Inner Suburban Area         |     12.9    |    9.3   |    15.5  |    25.2   |   37.1   |     929,752
============================|=============|==========|==========|===========|==========|==============
  Loudoun County            |     10.8    |    8.0   |    17.0  |    32.6   |   31.5   |      35,267
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Prince William County     |     10.4    |    9.2   |    19.8  |    33.6   |   27.1   |      81,669
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Cities of Manassas/       |     27.5    |   28.4   |    53.3  |    57.4   |   33.5   |      14,340
  Manassas Park             |             |          |          |           |          |
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Frederick County          |     20.4    |   13.0   |    22.6  |    26.6   |   17.4   |      59,763
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Calvert County            |     15.7    |   10.5   |    18.4  |    29.3   |   26.2   |      20,596
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Charles County            |     17.0    |    9.9   |    20.1  |    28.5   |   24.4   |      37,600
----------------------------|-------------|----------|----------|-----------|----------|--------------
  Stafford County           |     15.1    |   11.4   |    22.3  |    29.7   |   21.5   |      24,312
============================|=============|==========|==========|===========|==========|==============
Outer Suburban Area         |     15.3    |   11.0   |    20.0  |    30.8   |   22.9   |     273,547
============================|=============|==========|==========|===========|==========|==============
Totals                      |     16.8    |   10.5   |    16.1  |    24.7   |   31.9   |   1,581,443
======================================================================================================

Source: Equifax National Decision Systems, Inc.

     The metropolitan area as a whole shows a heavy distribution of households with incomes on the high end of the range. Over 55 percent of the households have an annual income over $50,000 per year and the highest grouping is those at $75,000 per year or higher (31.9 percent).

     This relationship is not true of the central jurisdictions and the outer suburban areas where the highest concentration of households is in the $50,000 to $75,000 per year range. The inner suburban areas, however have an overwhelming percentage of households - 37.1 percent in the over $75,000 per year range.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================

SUMMARY

     The long-term outlook for the metropolitan Washington area continues to be good. The expanding population of the area indicates an increase in demand for goods and services. The trend toward smaller household sizes provides additional demand pressures for new housing. The major factors affecting real property values are sound, and future trends appear to point toward continued economic vitality for the region.

     In the short term, the region has experienced the effects of the recent recession. Total employment in the region declined during the recent recession. However, unemployment levels were moderated by the influence of federal and local government employment and contracts for services. The Washington region continues to have one of the lowest unemployment levels in the United States.

     Overall, we believe that 1996 will be a period of slow growth and steady improvement in the underlying factors affecting the real estate markets. More importantly, we do not anticipate any further downturn in the local economy on the scale of what has occurred in other regions of the country. Many local economists and developers are signaling their belief that the real estate market is strengthening.

     Real estate values are volatile in this climate, some property values are on the increase while other areas remain stable. For the short-term, we expect that real estate values will show improvement in value in certain sectors. For the long-term, the market overall appears to be in good condition.

================================================================================

                                                               REGIONAL ANALYSIS
================================================================================








                   [GRAPHICAL REPRESENTATION OF NEIGHBORHOOD
                              MAP OF SUBJECT AREA]









================================================================================

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

AREA DEFINITION

     The subject property is situated in central Montgomery County, within the metropolitan area of Washington, D.C. Rockville's downtown business core is about two miles to the northeast, whereas downtown Washington, D.C. lies about ten miles to the southeast. The subject property is located along the east side of I-270 and the north side of Montrose Road. The boundaries of the neighborhood are defined as follows:

            North:           Gude Drive West
            South:           Montrose Road
            East:            Rock Creek
            West:            Glen Mill Road

NEARBY AND ADJACENT LAND USES

   Land uses surrounding the subject are mixed and include 1980s and 1990s vintage office buildings, R&D and industrial buildings, residential development, commercial retail improvements, and open space (state parks).

     The character of the neighborhood is predominantly low and mid-rise office and flex uses. The adjacent and nearby developments include several planned business and industrial parks, surrounded by residential housing. Retail uses dominate the area's main thoroughfares. Rockville Pike follows a north/south path through Montgomery County and is one of the most heavily improved retail corridors in the region. There is also considerable open space designated as state park area. The nearest food and shopping amenities are located within one mile of the subject.

ACCESS

     The neighborhood has excellent accessibility within Montgomery County and the rest of the metropolitan area. Both I-270 and I-495 are easily accessed from the subject via Old Georgetown Pike, Rockville Pike and Montrose Road. MetroRail's Red Line services Montgomery County, following a north/south path along Rockville Pike through most of the area. Stops near the subject include White Flint (Rockville Pike and Marinelli Road) and Twinbrook (Rockville Pike and Twinbrook Parkway). MetroBus provides extensive service along Rockville Pike and Montrose Road.

     The main surface streets in the area include Rockville Pike (MD Route 355), Montrose Road, Old Georgetown Pike, Tuckerman Lane, and Veirs Mill Road. Traffic volumes in the neighborhood are very high. Coincident with the construction of the new office buildings at the intersection of Executive Boulevard and East Jefferson Street in the late 1980s and early 1990s, a new traffic light was added at this intersection to facilitate traffic flow on and off these streets. Even with this improvement, however, traffic at Montrose Road and East Jefferson Street is usually very high at rush hours, primarily because Montrose Road provides the nearest I-270 access. Traffic planners at the Maryland National Capital Park & Planning Commission (MNCPPC) indicate that this intersection currently exceeds intended traffic volumes by more than 4,000 daily trips. Rockville Pike is also very heavily traveled.

     At some point in the future, it is possible that a connector highway to be known as Montrose Parkway will be constructed in this area, with the intent of reducing congestion. The parkway would follow a path directly north of the subject, carrying vehicles between Montrose Road and the proposed inter-county connector located close to Route 28. The project is a

================================================================================

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

candidate project for the county's Capital Improvement Project budget after 2002. If it is put on the budget for that time period, an environmental impact study would be conducted at earliest in 2003. Thus, the roadway construction is likely to be at least ten years away.

NEIGHBORHOOD CHARACTERISTICS

   Developed primarily over the last couple of decades and literally exploding with growth in the 1980s and early 1990s, this area has been a desirable suburban location in close proximity to Washington D.C. At each intersection with I-270, large parcels were planned for garden office parks. Upon completion (in about the mid to late 1980s), the office market deteriorated and vacancies soared. Many properties, which were taken back by the lenders, are now starting to see real improvement, with current vacancies coming down from the high seen in 1995. Current indications are that the market will reflect further improvement. The area is substantially developed (an estimated 70 to 75 percent), with some large blocks of land yet to be developed. These unimproved tracts are mostly zoned residential and do not have good commercial characteristics. The I-270 Corridor is a major center for bio-medical, communications, and telecommunications companies and is somewhat dependent upon a number of federal agencies.

PLANNED IMPROVEMENTS/DEMOLITION

     Within the neighborhood, we are not aware of any major planned commercial or retail developments; however, a new 100 unit townhouse development has been approved and is beginning construction on the south side of Montrose Road, east of East Jefferson Street. The county has also approved a 154,202 square foot office building at the eastern end of the site near Old Georgetown Road and Mid-Pike Plaza. This development is possible because the site plans had been previously approved and were registered as a loophole property, i.e. granting the site a waiver from the adequate public facilities tests.

     Additionally, we understand that Wilco Construction is planning a build-to-suit office building on a part of its Washington Science Center property, but have been unable to confirm the precise location, tenant, or nature of the project. Finally, 6110 Executive Boulevard is under contract of sale and the owner plans to do a major renovation of the building, including a new exterior and full interior gutting and refinishing at a cost of about $6.0 million. The projected market rents after renovation are in the $19.00 to $20.00 per square foot range.

SPECIAL HAZARDS OR ADVERSE INFLUENCES

     We are not aware of any atypical or unusual detrimental influences, such as land fills, flooding, noise pollution (the traffic noise is expected), air pollution or chemical factories and/or storage.

CONCLUSION

     The neighborhood benefits from excellent access provided by a modern transportation system and has access to the major traffic arteries connecting the Rockville area to the surrounding metropolitan area. Land uses in the neighborhood are diverse but consist primarily of light industrial, office services/business park, R&D, and residential. The real estate in this area is in the young to mature stage of its life cycle with an adequate infrastructure in place to serve the needs of the community.

================================================================================

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

     The near term outlook for the neighborhood is stable. The demand for office space in the area remains relatively healthy and vacancy rates in Montgomery County are improving. The high density of existing office and commercial enterprises in the area is expected to maintain a healthy demand for office property for the foreseeable future. Based on the characteristics of the neighborhood, we believe continued investment is warranted. The neighborhood appears to be stable to improving. We project that growth will be positive, but moderate.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

INVESTMENT MARKET

     The investment market in the metropolitan Washington area has been active as 21 office buildings sold for more than $10 million in 1996 following 25 buildings during 1995. Within Washington, D.C. itself, seven buildings sold for over $10 million at an average price of $202 per square foot. The composition of investors in the metropolitan Washington area is largely institutional, consisting mainly of insurance companies, pension funds and fund advisors. In addition, the market has seen increased investment activity from offshore capital sources and individual syndicates.

     With a higher concentration of available capital, the metropolitan market has experienced rising prices on average. For example, most recently, a true trophy property developed by Copley and Prentiss Properties (1301 K Street) sold for $306 per square foot. Another similar quality building built by Manulife (1350 Eye Street) was purchased for almost $350 per square foot. In 1994, the Government of Singapore Investment Corporation purchased the 242,000-square foot office building at 901 E Street, NW, for $66 million, or $272 per square foot. These sales provide evidence that the metropolitan Washington office market continues to be among the more desirable markets in the nation for institutional investment.


METROPOLITAN OFFICE MARKET

     SUPPLY AND DEMAND FACTORS

     In order to report on the state of the office market and to project future trends, we have collected information on the metropolitan Washington Office Market, the relevant submarket and the office projects that compete directly with the subject. Cushman & Wakefield of Washington, D.C., maintains a database comprised of multi-tenant office buildings of at least 20,000 square feet. The following categories of buildings are specifically not included in our survey: medical and professional buildings, government buildings, owner-occupied projects and office/ showroom/ warehouse complexes. Cushman & Wakefield also produces a quarterly Office Market Survey entitled Metropolitan Washington, D.C. Office Market Report. Additional information was obtained through conversations with knowledgeable market participants.

     The metropolitan Washington, D.C. office market includes the following jurisdictions: the District of Columbia, Arlington and Fairfax Counties and the City of Alexandria in Northern Virginia and Montgomery and Prince George's Counties in Suburban Maryland. The market contains over 200 million square feet of privately owned office space distributed among 31 submarkets within the seven jurisdictions. The District of Columbia contains 39 percent of the metro area's total square footage. The following table presents the geographic distribution of the office inventory in the metropolitan area, along with other statistical data:

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

==============================================================================================
                             GEOGRAPHIC DISTRIBUTION OF INVENTORY
                             METROPOLITAN WASHINGTON OFFICE MARKET
                                      FIRST QUARTER 1997
==============================================================================================
  Jurisdiction             Inventory    Overall      SF Under      Weighted Avg.     Y-T-D Net
                            SF (000)    Vacancy    Construction       Class A       Absorption
                                                                    Rental Rate
==============================================================================================
Washington, D.C.             80,523       12.7%      1,983,260        $35.09           55,852
Arlington County             24,995        6.3%        153,000        $26.34          239,351
Alexandria                   12,120        5.4%              0        $22.49            1,791
Fairfax County               48,090        6.4%        510,000        $23.15          512.052
Loudoun County                2,355        4.9%         73,500        $17.75          (3,120)
Montgomery County            32,140       10.2%              0        $19.80          512,059
Prince George's County       10,128       18.2%              0        $18.85           73,603
----------------------------------------------------------------------------------------------
  Total                     210,350        9.9%      2,033,016        $28.00        1,391,588
==============================================================================================

     As of the end of 1996, the overall vacancy rate stood at 9.9 percent, reflecting both direct vacancies and sublet space, continuing a slow recovery from the end of year 1992 vacancy of 14.7 percent. Although the Washington region is now and has over the past experienced generally higher overall occupancies levels than most major metropolitan areas in the United States, the current statistics, as presented in this section, reflect recent trends which in general, support only limited optimism for an overall improving market as a whole. Specifically, the Class A market appears sound, but there are unsettling currents affecting older buildings throughout the city.

     Furthermore, build-to-suit activity on the part of the World Bank and the International Monetary Fund (IMF) will likely prove problematic over the next couple of years, particularly in the Class B and C properties in the city's Central Business District office submarket (submarket boundaries will be defined later in this section). Also, the issue of government downsizing, both locally and nationally, cannot be dismissed lightly. The 1994 Congressional election brought the first change in the control of both Houses of Congress in 40 years. Thus, it is difficult to reliably predict the upshot. Accordingly, at the very least, caution is in order as we are traveling uncharted territory. These issues are discussed in greater detail later in this section.

     As noted above, there are positives in the market. We do expect Class A properties to fair well over the near term. Further, the suburban market, starting with Northern Virginia, are showing considerable strengthening with occupancies improving dramatically and rent spikes occurring in most submarkets. We also see similar trends in portions of suburban Maryland, particularly Montgomery County. As will be repeatedly indicated in the following discussion, there appears to be a continuing shortage of Class A office space in all submarkets throughout the region, but a plethora of Class B and C space, in at least some areas, namely the District.

     The following table presents the historical vacancy, rental rate and absorption data, showing a steadily declining vacancy rate and a possible increase in rents:

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================


================================================================================
                                 HISTORICAL DATA
                      METROPOLITAN WASHINGTON OFFICE MARKET
                                   1992 - 1996
================================================================================
Year             Inventory SF   Vacancy      SF Under     Rental        Net
                    (000)                  Construction    Rate    Absorption SF
================================================================================
1992               204,427       14.7%       2,301,986    $22.80      2,833,422
1993               205,629       13.5%         874,631    $21.38      3,763,144
1994               206,337       12.7%       2,124,631    $21.44      2,319,175
1995               206,794       12.3%       1,004,272    $21.75      2,642,126
1996               212,389       10.8%       1,878,016    $23.49      2,921,573
================================================================================
  Annual Averages                            1,636,707                2,895,888
================================================================================

     The above table presents several important changes: the inventory increased by the inclusion of Loudoun County in the first quarter 1996; the square footage under construction jumped dramatically as new build to suits commenced. As the economy continues to improve, we anticipate a slow return to development.

DEMAND FOR OFFICE SPACE

     As shown above, the overall vacancy has been gradually declining. The office market is demonstrating improvement, although it varies from market to market. Northern Virginia and Fairfax County specifically continue to be the strongest submarkets with low vacancies and strong absorption. In contrast, Washington, D.C. has demonstrated weak absorption and stable vacancy rates.

     Traditionally, the office market's vigorous leasing activity has been supported by the growth of the white collar employment base. Additionally, one of the major players in the local market is the federal government (largely the General Services Administration or GSA) which leases just over 20 percent of the office space in the metropolitan area. Government leasing has historically accounted for about 40 percent of gross leasing activity, but dropped to the 25 percent range in 1993 before falling to less than ten percent in 1994 and 1995 and then rising above ten percent in 1996. Furthermore, due to the new political climate in Washington and continuing efforts to cut the size of the federal government, future absorption projections are uncertain.

     In July 1996, GSA announced that government agencies will be allowed to control their own leasing using outside third party vendors, if they prefer. It is too early to tell what effect this will have on overall government leasing, but the change in the status quo is worth noting.

     Government activity notwithstanding, the primary influence on net office absorption is job formation, in particular, white collar employment. An historical summary of office type employment is shown in the following table, encompassing the categories of Government, Finance, Insurance, Real Estate
(FIRE), Transportation, Communications, Utilities (TCU) and Services. The compound annual growth rate from 1984 to 1994 was 3.0 percent. However, real growth occurred only in the 1984 to 1989 time frame with 5.0 percent compound growth rate while there was very modest compounded job growth of 1.6 percent from 1989 to 1994. In contrast, the future job growth over the next ten years is expected to be 6.6 percent for the

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

Service sector, 1.3 percent for the Finance, Insurance & Real Estate sector and
1.4 percent for the Government sector. Obviously, the projection for growth in the Government sector merits caution as previously addressed.

================================================================================
                             METROPOLITAN WASHINGTON
                           OFFICE RELATED EMPLOYMENT *
                                   1987 - 2004
================================================================================
     Year            Total          New Jobs Created Over         Net Office
                   Employment          Previous Period            Absorption
                     (000s)                (000s)             (000s Square Feet)
================================================================================
     1987           1,500.6                  N/A                      N/A
     1988           1,545.5                 44.9                      N/A
     1989           1,604.3                 58.8                      N/A
     1990           1,639.1                 34.8                      N/A
     1991           1,641.0                  1.9                     3,317
     1992           1,661.0                 20.0                     2,733
     1993           1,686.5                 25.5                     3,753
     1994           1,739.8                 53.5                     2,319
     1995           1,748.6                  8.8                     2,642
     1996           1,753.8                  5.2                     2,921
     1999           2,155.3           401.5 or 133.8/yr
     2004           2,688.6           533.3 or 106.7/yr
================================================================================
Source: The WEFA Group - Regional Economic Service, Net Absorption data from C&W

*  Service, FIRE, TCU and Government sectors
================================================================================

     For the years for which data is available, the table also shows the historical relationship between job formation and office absorption in the metropolitan area. Coinciding with the depths of the recession, the 1991 job growth of only 1,900 jobs corresponded with a healthy absorption of 3.3 million square feet. We would typically expect lower absorption in years with little job growth. Possibly the low absorption was due in part to the high level of job growth in the immediate preceding years.

     In the following years, net absorption fluctuated between 2,319,000 to 3,753,000 square feet against a steadily growing job formation trend. Perhaps having some effect on the data is the national and local pattern of corporate down-sizing and consolidation, leaving less office space per employee. As one observer recently put it, "historically, 250 square feet per office employee was the standard rule-of-thumb ratio. Today, this ratio is working itself down to 160 feet per employee." A recent market example of this trend is AT&T's current target of 180 square feet of net rentable area per employee, down from 200 square feet a few years ago. Also, the federal government is now targeting less than 150 feet per employee.

     Although the above statistics produce unclear trends, the relationship between white collar job formation and net office space absorption, while not always obvious, is a key component of the demand side of the office space equation. With regular job growth, net absorption will occur and gradually draw down the supply of vacant office space, albeit probably at a slower pace than history would suggest.

     The number of years' supply of available space is one method of evaluating the relative health of a market. If one defines market equilibrium to be occupancy in the 95 percent range,

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

then about 5.0 percent of the total inventory needs to be absorbed in order to achieve equilibrium (or about 10.2 million square feet). This is calculated by subtracting from the overall vacancy rate the defined 5.0 percent stabilized vacancy. Assuming a future absorption rate equal to the past five year average annual net absorption of 2.9 million square feet, an approximate 3.5 year supply of vacant office space (all classes) is indicated. This issue is discussed in greater detail once we look at the more distinct Washington, D.C., market versus the metropolitan area as a whole.

     Until recently, an exodus of businesses from the District to the suburbs compounded the recent downward absorption cycle. The exodus was attributable to the continuing cost cutting in large regional and national firms which fled the higher rates of the downtown market. Even so, the overall strength of the Washington area, based primarily on the influence of the federal government, should not be ignored. In addition, as occupancies increase and asking rental rates in the preferred close-in suburbs rose dramatically, the cost spread between downtown and the suburbs narrowed and seemingly stanched the outflow of major tenants.

     Nevertheless, within the Central Business District Submarket (CBD) of the downtown office district in Washington, D.C., an ominous cloud threatens prospective leasing for the next several years. This is particularly true for Class B and C buildings. As previously alluded to, the World Bank and IMF will have new headquarters buildings operational by 1997 and 1998. As these and other related tenants leave their CBD space, most of which is Class B, an additional
1.5 million square feet will become available, just within the next 12 months. While this is not expected to severely impact Class A buildings, it will definitely prove problematic for the Class B sector and likely disastrous for Class C and D buildings, over the short term at least.

     In the final analysis, we anticipate a return to equilibrium in the metropolitan Washington office market only after the turn of the century. We have defined this equilibrium in terms of occupancy and market rents with stabilized occupancy in the 95 percent range, and market rents at sufficient levels to support new construction. We expect the phenomena of free rent and above standard concessions to generally disappear over the next several years with market rents and the overall level of economic growth again achieving some sort of parity prior to the turn of the century. The exception may be the older Class C and D product, assuming it will rent at all.


RENTAL RATES

     Based on Cushman & Wakefield's survey of market rents, the weighted average asking rental rate drifted downward from 1991 to 1993 when it appears to have reversed directions. The following chart demonstrates the trend in overall rental rates since 1991. Note that Class A rates have been steadily rising as a result of the shrinking inventory of available space.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================


          ===========================================================
                      OVERALL WEIGHTED AVERAGE RENTAL RATES
                   WASHINGTON METROPOLITAN AREA OFFICE MARKET
                                   1991 - 1997
          ===========================================================
             Year             Class A Rental           Overall Rental
                               Rates per SF             Rates Per SF
          ===========================================================
             1991                   N/A                    $23.34
             1992                   N/A                    $22.80
             1993                 $21.88                   $21.38
             1994                 $23.25                   $21.44
             1995                 $25.07                   $21.75
             1996                 $27.35                   $23.49
            1997Q1                $28.00                   $23.89
          ===========================================================

     Recent rental trends show signs of improvement in many submarkets, particularly in Northern Virginia. Further, an increasing portion of the remaining available Class A and B space is commonly referred to as back space, including inferior back office space with poor or no window lines, encumbered space, and less desirable configurations. The encumbered space includes Class A premises that are encumbered by existing tenants through expansion options. Overall, this back space is less desirable, has lower asking rates, and tends to be the last areas leased, all of which tends to skew the average asking rents downward. The reality is that the better Class A space is likely achieving higher rates than the statistics indicate.

     The lack of significant new construction, coupled with positive, albeit slower absorption, has led to a shortage of large blocks of Class A office space in the preferred submarkets. The emergence of back space is one indicator of this trend as is the recently completed speculative building at 1900 K Street in the CBD and other build to suits in the downtown area. Given the lack of overall speculative development, coupled with overall positive absorption, we do not anticipate any further decline in rental rates.

     Regarding the issue of rent spikes, we have recently observed above average rent jumps in some Northern Virginia submarkets and may be seeing the start of a similar occurrence in portions of Montgomery County, Maryland. Therefore, we believe real increases in market rental rates are likely over the next two to three years in selective markets as existing office inventory is absorbed and before funds for new speculative development become available and new construction begins. Again, due to the tight supply in some submarkets, there may be rent spikes for newer space within the next twelve month period. However, in only some instances has it been clear that investors were willing to pay for prospective rent spikes.

LAND VALUES

     With the decrease in effective rents in the early 1990s, before the apparent turn-around noted above, land values had been depressed dramatically. Reportedly, values for downtown commercial land had decreased up to 25 percent or more since 1990. Secondary parcels have probably dropped even more precipitously. Nevertheless, we believe that this downward trend in vacant land prices has stopped and that it will reverse itself in the next few years, provided the economy continues to improve, the financial institutions resume lending, and the overall market psychology and investor expectations improve.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

     The most recent office land sale in downtown Washington was a 23,218 square foot site at the southwest corner of 13th and G Streets in the East End which sold in March 1996 at approximately $76 per FAR foot. Since this sale was subject to the buyer lining up the lead tenant and obtaining all necessary approvals, the price is probably higher than a pure speculative purchase would have been. General market indications point to a range of $40 to $70 for typical downtown development sites.

SUMMARY OF METROPOLITAN OFFICE MARKET

     Although some submarkets remain soft, the overall vacancy rate continues to decline, and the remaining available space tends to be less desirable. Northern Virginia, in particular, is leading the region in net absorption, and has shown above average increases in rental rates. We believe that over the next several years, the metropolitan office market should reach a more stabilized position both from an occupancy and lease rate standpoint. Until equilibrium is reached, however, overall rental rates for all classes of space will probably not grow at a compound rate that exceeds the rate of inflation.

     In contrast, Class A space has demonstrated strength in the overall market, absorbing clearly more than its fair share of the total market absorption. While some Class B product may mirror the growth rates for Class A space, the majority will most likely only experience marginal growth given the excessive supply of Class B space compared to the demand for it. Finally, most Class C and D buildings will have difficulty renting at any rate.


SUBURBAN MARYLAND OFFICE MARKET

     The subject property is located in the North Bethesda/Rockville submarket of Montgomery County. The Maryland counties immediately proximate to the District of Columbia are generally referred to as Suburban Maryland. According to the First Quarter 1997 Focus on WashingtonTrends, published by Cushman and Wakefield, Suburban Maryland has about 42.3 million square feet of privately owned office space distributed between Montgomery and Prince George's Counties, in about 400 office buildings. Over 75 percent of the inventory is located in Montgomery County. The following table presents the historical vacancy, rental rate and absorption data for the Suburban Maryland Market.

================================================================================
                                HISTORICAL DATA
                         SUBURBAN MARYLAND OFFICE MARKET
                            1992 TO 1ST QUARTER 1997
===============================================================================
   Year     Inventory     Overall      Class A        Average            Net
            SF (000)      Vacancy       Asking         Asking        Absorption
                                      Rental Rate    Rental Rate         SF
================================================================================
   1992      38,800        16.1%           N/A         $18.43         917,181
   1993      40,347        16.0%         $21.56        $18.18         912,859
   1994      40,866        17.7%         $20.91        $17.60         240,380
   1995      41,923        18.5%         $20.98        $17.30         527,384
   1996      41,868        13.2%         $19.65        $17.60       1,471,503
  1Q1997     42,267        12.1%         $19.49        $17.91         585,662
================================================================================

     The data shows a steadily declining vacancy rate over the past two years, a gradual increase in average asking rents, and a substantial increase in net absorption. The down tick in Class A asking rents is expected to be primarily related to the mix of availabilities in

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

Montgomery County, reflecting less desirable space in buildings or small blocks which are more difficult to lease rather than a real declining trend.

     Taken as a whole, the Suburban Maryland office market exhibited an overall vacancy rate of 12.1 percent in the first quarter 1997, down from 13.2 percent as of year-end 1996 and 18.5 percent at year end 1995. The highest overall vacancy rates are found in the Prince George's County submarkets of Landover/Lanham (23.2 percent) and Laurel (19.1 percent), and the Montgomery County submarket of Silver Spring/Kensington (19.1 percent). Montgomery County's lowest vacancy rates are found in the subject's North Bethesda/Rockville submarket (7.2 percent) and the Bethesda/Chevy Chase submarket (9.3 percent), which is a CBD location.

     Montgomery County is one of the nation's premier locations for high technology research and development activities in both the private and public sectors. A surge in business growth within the county during the mid- to late-1980s was attributed to the presence of Federal agencies that are represented, such as the National Institutes of Health, National Institute of Standard Technology, the Federal Drug Administration, and the Energy Department. These institutions have contributed to an impressive addition of office space and are projected to continue to grow through the 1990s, unless they become targets of federal cutbacks. Based on the concentration of such federal agencies and many high-technology private enterprises located along I-270, developers and local economic development agencies are promoting the area as the I-270 Technology Corridor. Some of the larger corporations in Montgomery County include Marriott, IBM, Giant Food, the Chesapeake and Potomac Telephone Company, Bechtel and Vitro Corporation. The county's statistical history is shown in the following table.

================================================================================
                                 HISTORICAL DATA
                         MONTGOMERY COUNTY OFFICE MARKET
                            1992 TO 1ST QUARTER 1997
===============================================================================
   Year     Inventory     Overall      Class A        Average            Net
            SF (000)      Vacancy       Asking         Asking        Absorption
                                      Rental Rate    Rental Rate         SF
================================================================================
   1992      29,269        14.1%          N/A          $19.20          572,712
   1993      30,837        15.1%        $21.84         $18.90        1,140,333
   1994      31,499        17.1%        $21.08         $18.21          406,686
   1995      32,025        18.0%        $21.08         $17.85          497,843
   1996      32,123        12.0%        $19.45         $18.05        1,219,274
  1Q1997     32,139        10.2%        $19.80         $18.53          512,069
================================================================================

      Like the Suburban Maryland submarket as a whole, Montgomery County has experienced strong leasing and absorption over the past two years, and so far in 1997, resulting in marked reductions in the vacancy level and increasing average rents.

     Within Montgomery County, there are four submarkets: Bethesda/Chevy Chase, North Bethesda/Rockville (subject), Gaithersburg/Germantown, and Silver Spring/Kensington. The following table presents the geographic distribution of the office inventory in the county, along with other statistical data as of first quarter 1997.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

================================================================================================
                              GEOGRAPHIC DISTRIBUTION OF INVENTORY
                                 MONTGOMERY COUNTY OFFICE MARKET
                                        1ST QUARTER 1997
================================================================================================
        SUBMARKET             Inventory      Direct      Overall        Under         Y-T-D Net
                                             Vacancy     Vacancy     Construction     Absorption
================================================================================================
Bethesda/Chevy Chase           6,465,801       9.1%        9.3%            0            28,430
North Bethesda/Rockville      16,326,555       6.0%        7.2%            0           204,145
Gaithersburg/Germantown        3,641,515      10.9%       11.5%            0           (16,550)
Silver Spring/Kensington       5,706,027      16.8%       19.1%            0           296,034
------------------------------------------------------------------------------------------------
Total                         32,139,898       9.1%       10.2%            0           512,069
================================================================================================

     Montgomery County has over 32 million square feet, of which the subject's competitive area (North Bethesda/Rockville) has 16.3 million square feet, or about 51 percent of the county's total inventory. The North Bethesda/Rockville market is the largest submarket in both the county and suburban Maryland, the second largest suburban submarket in the metropolitan area, and the fourth largest submarket overall, including the District of Columbia. The next closest suburban Maryland submarket in size is the Bethesda/Chevy Chase CBD.

================================================================================================
                                      HISTORICAL DATA
                           NORTH BETHESDA/ROCKVILLE OFFICE MARKET
                                  1992 - 1ST QUARTER 1997
================================================================================================
  Year        Overall         Class A       Overall Asking      Construction      Net Absorption
              Vacancy       Asking Rent       Rental Rate       Completions             SF
                                                                    (SF)
================================================================================================
  1992         11.3%             N/A             $19.10                  0            373,863
  1993         12.3%           $22.93            $20.19            524,922            726,438
  1994         13.0%           $22.97            $20.85                  0            439,937
  1995         16.1%           $22.42            $18.51                  0             12,966
  1996         8.8%            $21.20            $18.90                  0            336,739
 1Q-1997       7.2%            $21.78            $20.15                  0            204,145
================================================================================================

     This submarket had net absorption of 373,863 square feet in 1992 followed by a much larger level in 1993 with a fall off in 1994. The net absorption for 1995 dropped to only 12,966 square feet, but shows a much improved positive absorption trend in 1996 and so far for this year. The low absorption trend in 1995 was driven substantially by corporate downsizing by IBM (196,500 square feet), CNA Insurance (106,000 square feet), on others. This submarket is performing better than the Suburban Maryland and Montgomery markets as a whole, with lower overall vacancy and higher average rents.

RENTAL RATES

      The history of rental rates in the Suburban Maryland and Montgomery County markets are shown in the following table by class of space.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================


    ========================================================================
            HISTORIC RENTAL RATE TRENDS : AVERAGE ASKING RATES FOR VACANCIES
                             SUBURBAN MARYLAND OFFICE MARKET
                              1992 THROUGH 1ST QUARTER 1997
    =======================================================================
                 |     Suburban Maryland      |        Montgomery County
                 |============================|============================
     Year        |  Overall        Class A    |      Overall        Class A
    =======================================================================
     1992          $18.43           n/a              $19.20          n/a
     1993          $18.18         $21.56             $18.90         $21.84
     1994          $17.60         $20.91             $18.21         $21.08
     1995          $17.30         $20.98             $17.85         $21.08
     1996          $17.60         $19.65             $18.05         $19.45
    1Q-1997        $17.91         $19.49             $18.53         $19.80
    =======================================================================

     Although average asking rates have slowly increased over the last two years throughout Suburban Maryland, Montgomery County experienced a significant increase of 2.7 percent in the first quarter 1997. The subject's North Bethesda/Rockville submarket experienced an even greater increase of 6.6 percent, or an average of $1.25 per square foot, during the same time period. The outlook is generally positive as owners are encouraged by the greater activity in the market and are adjusting rent levels accordingly. Overall, investors are anticipating that rents will continue to increase in Montgomery County over the next two to three years.

CURRENT CONSTRUCTION ACTIVITY

     Since the end of the 1980s, very little new speculative construction has occurred in Montgomery County. There are two buildings under renovation in Bethesda, each containing 125,000 square feet: The Philips Building located at 7930 Norfolk Avenue, and the Fairmont Building located at 7735 Old Georgetown Road. No new significant office building construction is presently planned in Montgomery County, though as noted in the Neighborhood Analysis, a build-to-suit may be imminent in the Washington Science Center.

     Overall, the lack of speculative space currently under construction reflects the cautious posture taken by many traditional real estate investors, developers and financiers in the local market.

SUMMARY

     The Suburban Maryland and Montgomery County market areas are basically trending the Washington metropolitan office market as a whole, increasing net absorption, rising rents, and decreasing vacancy. The North Bethesda/Rockville submarket has fared even better, posting a rent spike of about $1.25 per square foot. Given the lack of new construction in Montgomery County and North Bethesda/Rockville over the past couple of years and increased net absorption, we anticipate a further reduction in vacancy and continued rent increases.

MICRO MARKET ANALYSIS

     As presented earlier in the Market Analysis discussion, the Rockville/North Bethesda submarket contains a total of 16.3 million square feet of office space in 134 buildings. Over half of this space is contained in buildings constructed before 1985 and in older Class C quality structures. Thus, the subject's competitive market is much smaller and is focused predominantly along Montrose Road and nearby sections of Executive Boulevard and Rockville Pike. A survey of the submarket for Class B buildings in these locales reveals a total inventory of about 1.8 million square feet. The survey is shown on the following page.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

===================================================================================================================
                                                MICRO-MARKET SURVEY
                                        COMPETING CLASS B OFFICE BUILDINGS
                                         NORTH BETHESDA / ROCKVILLE MARKET
===================================================================================================================
                                                           Net         Typical                      Asking
                                   Year        No.       Rentable       Floor                     Rental Rate
No.       Name/Location            Built     Floors      Area (SF)    Size (SF)    Occupancy    ($/SF, Fu.l Svc)
-------------------------------------------------------------------------------------------------------------------

 1   6000 Executive Boulevard       1971        6         121,500       20,250       94.7%          $18.50

 2   6001 Executive Boulevard       1980       10          98,640        9,864        0.0%          $12.00

 3   6010 Executive Boulevard       1980       10         106,645       10,647        0.0%          $12.00

 4   6100 Executive Boulevard       1981        8         130,000       16,250       92.2%          $19.50

 5   6101 Executive Boulevard       1980        3          80,000       26,667       94.2%          $19.50

 6   6010 Executive Boulevard       1971       10         200,632       20,063       91.2%          $18.50

 7   6111 Executive Boulevard       1970        2          31,982       15,991      100.0%            N/A

 8   401 East Jefferson Street      1980        2          27,000       13,500       86.7%        $15.00, Net

 9   6001 Montrose Road             1980       10         148,536       14,854       96.7%          $19.00

10   6101 Montrose Road             1979        3          30,000       10,000      100.0%            N/A

11   5515 Security Lane             1982       11         183,666       16,697       98.6%       $17.50-$19.00

12   1201 Seven Locks Road          1984        3         129,402       43,134       82.2%        $15.00, Net

13   11140 Rockville Pike           1981        6          80,000       13,333       96.3%       $23.00-$25.00

14   11300 Rockville Pike           1974       12         275,000       22,917       97.2%          $20.00

15   11921 Rockville Pike           1987        4         120,000       30,000       96.0%       $21.75-$24.00

         -------------------------------------------------------------------------------------------------------
         |       SAMPLE SUMMARY                         1,726,823       18,944       83.3%       $12.00-$25.00 |
         -------------------------------------------------------------------------------------------------------

===================================================================================================================
  Montrose Office Park              1981                  186,138       12,000       95.6%       $17.00-$18.75
  3200-3260 Tower Oaks Boulevard
  Rockville, Montgomery County,   Maryland
===================================================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================

     The market is comprised primarily of mid-rise buildings of two to six stories and ranging in size from 30,000 to 275,000 square feet of net rentable area. The average occupancy rate is 83.3 percent, reflecting a 16.7 percent vacancy rate. This appears high at first, but several of the fully vacant buildings on Executive Boulevard are owned by Wilco Construction, and may be part of the buildings planned for demolition for the rumored build-to-suit. Excluding these particular buildings results in a vacancy rate for the area's Class B buildings of 5.7 percent, a low vacancy rate compared to most submarkets in the region.

     Asking rents in the micro-market include one set of anomalies, again related to the Wilco Construction buildings which are set a $12.00 per square foot. Excluding these buildings, the sample shows Class B buildings are asking between $17.00 and $25.00 per square foot, full service. The highest rents are achieved along Rockville Pike and the cluster of buildings opposite White Flint Mall. Excluding these buildings, the range narrows to $15.00 (net) and $19.50 per square foot, full service, which supports the subject's most recent leases at $17.00 to $18.75 per square foot, full service.

SUMMARY

     In conclusion, the North Bethesda/Rockville office market is performing better than the overall Montgomery County market. The existing office inventory, with a few exceptions, is well-occupied and commanding rents in the $17.00 to $19.50 per square foot, full service range. As previously discussed, the market area experienced a recent rent spike of about $1.25 per square foot. At present, the office supply is set due to a county-moratorium on new development which should economically enhance the existing buildings. Given these supply and demand factors, we anticipate average rental rates will continue to increase.

================================================================================

                                                          OFFICE MARKET ANALYSIS
================================================================================









                      [GRAPHICAL REPRESENTATION OF PLAN MAP
                                OF SUBJECT AREA]







================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================


SITE DESCRIPTION

Location:                   The site is located on the east side of Tower Oaks
                            Boulevard, north of Montrose Road, in the Rockville area of Montgomery County, Maryland.

Address:                    3200-3206 Tower Oaks Boulevard
                            Rockville, Maryland

Shape:                      Irregular

Land Area:                  18.60 acres or 810,216 square feet

Frontage/Terrain:           The site has frontage along Tower Oaks Boulevard

Topography:                 The site slopes gently downward to the southwest

Street Improvements:        Tower Oaks Boulevard is a secondary two-lane roadway
                            connecting Wootton Parkway to the north and Montrose
                            Road to the south. It has an interchange off of Interstate 270 immediately west of the subject.

Soil Conditions:            We did not receive nor review a soil report.
                            However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities                   All public utilities are available to the site,
                            including water, sewer, electricity, natural gas, and telephone.

Access: The site has good access via Tower Oaks Boulevard from either Interstate 270, Montrose Road, or Wootton Parkway.

Land Use Restrictions:      Based on a review of the title policy, as well as
                            our investigation of County records, the subject does not appear to have any adverse or unusual easements. However, these issues are generally a legal matter and we are not qualified to determine whether any adverse conditions exist. Consequently, we are assuming that none does exist.

Flood Hazard:               According to the Federal Emergency Management
                            Agency's Flood Insurance Rate Maps for Montgomery
                            County, Maryland, Community Panel 240051-0003B, effective January 5, 1978, the subject site is located in

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================










                      [GRAPHICAL REPRESENTATION OF SITE PLAN
                                OF SUBJECT AREA]









================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

                            Zone C, an area outside a 500-year floodplain.

Wetlands:                   We were not given a wetlands survey.  If subsequent
                            engineering data reveal the presence of regulated wetlands, it could materially affect property value.
                            We recommend a wetlands survey by a competent engineering firm, if additional concern exists.

Site Improvements:          The site is improved with:
                              o  asphalt paved parking for 370 vehicles;
                              o  three-story parking garage with 311 spaces;
                              o  seeded lawn and shrubbery;
                              o  concrete walkways; and
                              o  decorative landscaping.

Comments:                   Overall, the site is in good condition and
                            functional for its existing use.

IMPROVEMENTS DESCRIPTION

     The improvements comprise four (4) four-story office buildings which were constructed in 1981. The buildings contain a total of 189,871 gross square feet. The average floor plate is approximately 12,000 square feet. The layout of the floor plates makes it awkward to split the floors between more than two tenants thus, limiting the ability to fill vacant space with tenants smaller than 4,000 square feet. The property is currently 95 percent leased to 17 tenants. There are currently two vacant spaces totaling 8,254 square feet.

     The entire project contains 186,138 square feet of net rentable area. Building 3200 contains 45,476 square feet. Building 3202 contains 47,376 square feet. Building 3204 contains 47,028 square feet. Building 3206 contains 46,258 square feet. There are two spaces comprising 387 and 636 square feet (Unit 120 in Building 3202 and Unit 420 in Building 3204) that are currently occupied by the site engineer and property manager, respectively. Because it is typical for management to occupy space in a complex such as the subject, our analysis assumes that these spaces will continue to be occupied by management and that no rent will be collected over the holding period. Thus, we have not included these spaces in the net rentable area of the building.

     Within the past one to two years, the owners have performed various repairs to the property including lobby and restroom renovations, roof repairs, and parking lot re-sealing. Based on a review of the capital budget and discussions with property management, current items of deferred maintenance include window replacements, parking structure and lighting

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

repairs, cooling tower fill replacements, heat exchanger refurbishment, and roof replacement in various buildings. The total cost of these repairs is estimated at $258,800.

     Following are the construction details for the subject improvements based on our inspection of the property and discussions with management/ownership:

General Description
    Year Built:                1981

    Gross Building Area:       189,871 square feet

    Net Rentable Area:         186,138 square feet

    Number of Stories:         Four (4) four-story office buildings with an
                               attached three-story parking garage.

Construction Detail:
    Foundation:                Concrete footings

    Framing:                   Structural steel columns and beams

    Floors:                    Concrete slab

    Exterior Walls:            Brick

    Roof Cover:                Single ply rubberized roof membrane

    Windows:                   Double pane aluminum frame

    Pedestrian Doors:          Aluminum storefront

    Loading Facilities:        Each building contains a set of double doors
                               leading to a loading area.

Mechanical Detail
    Heating and Cooling:       The buildings contain a two-part oil fired heat
                               pump system. The core of the buildings utilize a central heat pump system, while the perimeter offices have individual heat pump units. Each building contains a 1,500 gallon steel underground storage tank for the storage of fuel-oil required for the heating system.

    Plumbing Service:          We assume that the plumbing is installed to meet
                               all required building codes. Each floor has one set of restrooms.

    Electrical Service:        We assume that the electrical service is
                               installed to meet all required building codes.

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

    Elevator Service:          There are two 2,500 pound hydraulic elevators in
                               the central lobby of each building. Hydraulic oil is stored in above ground oil tanks in the first floor mechanical rooms of each building.

    Fire Protection:           The buildings are sprinklered.

Interior Detail
    Layout: There is a centrally located lobby and hallway providing access to two elevators, restrooms, mechanical rooms, and two sets of stairwells. Individual suites are situated off the central hallway.

    Floor Covering:            Commercial grade carpet in tenant spaces and
                               common areas; vinyl tile floor in the restrooms;
                               finished concrete in mechanical rooms.

    Interior Walls:            Painted or wall covered drywall

    Ceilings:                  Suspended acoustical tiles

    Lighting:                  Recessed florescent lighting

    Restrooms:                 There is a set of men's and women's restrooms in
                               the lobby area of all levels.

Site Improvements
    Parking: There is an asphalt paved and striped surface parking lot with parking for 370 vehicles and a three-story parking garage which can accommodate 311 vehicles. Thus, there is a total of 681 spaces, or 3.6 spaces per 1,000 square feet of net rentable area.

    Landscaping:               Perimeter trees and shrubs around the periphery
                               of the building and parking lot; overall in good condition

    Condition:                 Good

================================================================================

                                                            PROPERTY DESCRIPTION
================================================================================

Americans With
  Disabilities Act:            The Americans With Disabilities Act (ADA) became
                               effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a recent survey, we did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:          We are not aware of any potentially hazardous
                               materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Personal Property Included
   In Appraisal:               None

Summary and Condition:         The quality of the subject improvements is rated
                               good. The layout and functional plan are considered typical of the market. Deferred maintenance items include window replacements, parking structure and lighting repairs, cooling tower fill replacements heat exchanger refurbishment, and roof replacement. The total cost of these repairs is estimated at $258,800 and are deducted in the discounted cash flow analysis and the Sales Comparison Approach.

                               The normal life expectancy of a building of this type is 45 to 50 years. The subject was constructed in 1981 and is 15 years old. We consider the effective age to be approximately ten years, leaving an estimated remaining economic life of about 35 years

================================================================================

                                               REAL ESTATE TAXES AND ASSESSMENTS
================================================================================

     The subject property is located in Montgomery County, Maryland, and is assessed by the Maryland Department of Assessment and Taxation. This department is an independent state agency responsible for real and personal property assessment as well as the mapping of all real estate. The applicable tax rate is set by the local jurisdiction and is combination of state, county and city rates.

     Maryland's assessment system is based on a three-year cycle in which one-third of all taxable real estate is physically inspected and reassessed each year. Assessments are based upon an estimate of ad valorem value known as full cash value. The state assessors utilize the three traditional approaches to value: cost, sales comparison, and income. To lessen the impact of any increase in full cash value, a three phase-in is implemented. This provides for one-third of the increase in full cash value added to the first year of the assessment cycle with the balance being added in equal installments over the next two years.

     Assessments are a percentage of the full cash value of the property. Once the full cash value and associated phase-in value is determined, a percentage known as an equalization ratio is applied to ascertain the assessment. The equalization ratio is 40 percent. The current assessing procedure has been in effect since 1979.

     Property owners receive an assessment notice once every three years. These notices are generally issued in December of the year in which the property was reviewed by the assessor. The notice shows the proposed full cash value as of January 1, which is known as the date of finality. The proposed full cash value is the basis upon which assessments for the three forecoming taxable years will be based.

TAX RATES

     The tax rate for Montgomery County has changed little since 1992. Montgomery County's assessment base grew rapidly during the 1980s as property values increased but slowed dramatically in the 1990s as the economy slowed. The current tax rate for Montgomery County is $1.997 per $100 of assessed value. Added to this figure is the Town of Rockville charge of $0.82 and the State of Maryland rate of $0.21 per $100 of assessed value. Thus, the total tax liability is equivalent to $3.027 per $100 of assessed value. The current tax rate, along with a three-year prior history, are presented in the following table.

        ===============================================================
                      TAX RATES PER $100 OF ASSESSED VALUE
        ===============================================================
                Tax Year
              Ending June 30                     Tax Rate
        ---------------------------------------------------------------
                   1994                           $2.934
                   1995                           $2.967
                   1996                           $3.028
                   1997                           $3.027
        ===============================================================

     In addition to the municipal rate indicated above, the subject is assessed a fire and transit tax of $0.324 per $100 of assessed value. Thus, the total tax liability for the subject is $3.351 per $100 of assessed value.

     It is difficult, at best to judge the likelihood of future tax rate increases when viewing only a short history. Tax rates tend to increase or decrease based upon the combined influences of

================================================================================

                                               REAL ESTATE TAXES AND ASSESSMENTS
================================================================================

changes in property values and increasing governmental budgetary needs as the jurisdiction tries to maintain a pace with inflationary pressures.

TAX ASSESSMENT

     The subject property is identified for real estate assessment and taxation purposes as account number 04-01995656 and is further identified as Map GQ33, part of Parcel 27. The subject's 1996/1997 full cash value and subsequent assessment are outlined in the following table.

              ===================================================
                              MONTROSE OFFICE PARK
                         FULL CASH VALUE AND ASSESSMENT
              ===================================================
                                                    FY 1997
              ===================================================
                 Tax Account #                    04-1995656
              ---------------------------------------------------
                 Land Value                       $ 9,722,500
                 Improvement Value                $ 7,561,700
                                                  -----------
                 Total Value                      $17,284,200
                 Taxable Assessment               $ 6,877,890
                 Tax Rate                         x    .03351
                                                  -----------
                 Taxes Due                        $230,478.09
              ===================================================

     The subject property was recently assessed in January 1997 for the 1997/98 fiscal year and is in its first year of the three year assessment cycle. The new full cash (market) value reflects an increase of less than one percent over the prior assessment period. The land value decreased from $11,343,020 to $9,722,500, while the improvements value increased from $5,807,000 to $7,561,700.

     The full cash value is about 20 percent below our value conclusion; however, the subject property recently experienced an increase in value due to significant leasing and improved market conditions. Since the property was recently reassessed and the full cash value is set for the next three years, we have not anticipated any immediate increases in the tax burden. However, in year four of the analysis, we have increased the tax burden by 20 percent to account for the subject's increased value.

AD VALOREM TAX CONCLUSIONS

     As developed above, the net tax associated with Montrose Office Park is $230,478.09 for the tax year ending June 30, 1998. As previously stated, taking into consideration future tax rate increases and the potential for increases in the assessed value of the subject, we have projected that taxes for the subject property will increase at 3.5 percent annually, with a 20 percent bump in year four. It should also be noted that, according to the various taxing entities, the real estate taxes for the previous tax period have been paid. Fiscal year 1997/98 taxes are not yet due and payable.

================================================================================

                                                                          ZONING
================================================================================

     The subject property is zoned I-3, a Technology and Industrial Park zone of Montgomery County. The purpose of the I-3 zone is to provide a medium density, industrial zone for park like development of high technology industries, research and development facilities, corporate and business offices, and uses that have similar locational, site development and use requirements. (Montgomery County Zoning Ordinance, Chapter 59, Volume 4, Montgomery County Code, Effective
1993)

     Uses permitted in the I-3 district include, but are not limited to: electroplating plants, light metals manufacturing, a wide variety of manufacturing, compounding and assembling activities with a high technology orientation, off-street parking, retail sales and personal services for employees in the area, ambulance or rescue squads, child day care facility, medical and dental clinics, computer programming and software services, conference centers without lodging, general office uses, universities and colleges, health clubs, libraries, and recreational uses.

     The following development standards affect the I-3 district.

Building Height:   5 stories and 100 feet

Site Coverage:     Not less than 35 percent green area, and off-street parking may not use more than 45 percent of the site area.

Maximum FAR:       0.50; may be approved to higher density with traffic
                   mitigation steps

Setbacks:          20 feet plus 1 foot for each foot of height over 40 feet
                   for non-residential districts

Parking: Parking for office uses is based on one parking space for every 300 square feet of gross floor area. This equates to 633 required spaces for the subject property, or 3.4 spaces per 1,000 square feet.

     We are not experts in the interpretation of complex zoning ordinances, but the property appears to be a legally conforming use based on our review of the public information. There are a total of 681 existing parking spaces, which is above the required parking of approximately 633 spaces. The determination of compliance, however, is beyond the scope of a real estate appraisal.

     We do not know of any deed restrictions, private or public, that would further limit the subject property's use. The research required to determine whether or not such restrictions exist is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

================================================================================

                                                            HIGHEST AND BEST USE
================================================================================

HIGHEST AND BEST USE, AS THOUGH VACANT

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of The Appraisal Institute, highest and best use, as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     In evaluating the site's highest and best use, as though vacant, the use must be (1) legally permissible, (2) physically possible, (3) financially feasible, and (4) maximally productive.

     Regardless of how favorable the physical attributes of a property are or how feasible and productive a use might be for a given site, the permissibility of uses has to be the initial consideration. As discussed in the Zoning section, the subject is zoned I-3, Technology and Industrial Park, which is principally for development of high technology industries, research and development facilities, and corporate and business offices. Retail and residential uses are not permitted within this zone. Development along Twin Oaks Boulevard comprises vacant commercial land, residential developments, and one office/warehouse project. Surrounding uses along Montrose Road and Wootton Parkway comprise mainly residential uses. All of the development along Executive Boulevard and East Jefferson Street, located east of the subject, is mid- to high-rise office buildings.

     The second test is what is physically possible. As is evident from the Property Description section of this report, the site's shape, topography, and soil do not generally limit its use. Moreover, the critical utilities (i.e., water and sanitary sewer) are available and thus, should not impede the timing of the site's development. With 18.60 acres, the subject is large enough to accommodate uses that need larger areas, such as manufacturing or production facilities. However, such uses are not typical for sites with very good traffic exposure and that are in close proximity to residential neighborhoods. Thus, the most likely use, based upon its legal and physical constraints, would be a medium density office project. Such a project could be either single-tenant or multi-tenant, as both are prevalent in the market.

     The third and fourth constraints on the possible use of the site are that it must be financially feasible and maximally productive. These two criteria will be addressed in tandem, and in doing so, homogeneity with surrounding development becomes a critical factor. Existing land uses in the general vicinity of the subject include mainly mid-rise office buildings, retail, and residential dwellings. The land uses along Montrose Road are predominantly residential and community uses. Along Rockville Pike, the uses are predominantly retail and high rise office. The improvements on Old Georgetown Road are a mix of retail, office, community and residential. Given the uses in closest proximity to the subject, and the fact that retail is not permitted, office development would be the most consistent.

     As explained in the Office Market Analysis section, the office sector in which the subject competes continues to experience rental rates that are below what would be considered economic for new construction. In addition, overall occupancies have also not quite reached the point of stabilization. However, both occupancies and rental rates are showing signs of improvement, particularly for high quality buildings.

================================================================================

                                                            HIGHEST AND BEST USE
================================================================================

     As previously noted, the subject property is located in the largest and currently strongest submarket in Montgomery County, near the intersection of Rockville Pike and Montrose Road, an area with a large supply of Class B and C office product. The North Bethesda/Rockville submarket has an overall occupancy level of 92.8 percent as of first quarter 1997, a slight increase from 91.2 percent at year end 1996. Rental rates are at a weighted average of $18.90 per square foot for all classes of space and $21.20 per square foot for Class A space, both of which are up from two years ago. Property owners are now offering fewer concessions as part of their leases, such that asking rents and effective rents are more closely aligned. Consequently, we anticipate that it may be several more years before rental rates and occupancies will support new speculative office construction in the subject's locale. Build-to-suit construction, however, could conceivably begin much sooner given a lease with terms considered acceptable to the financial community.

     In summary, given the income producing product alternatives, it is our opinion that the highest and best use of the subject site, as though vacant today, would be for the eventual development of a mid-density office project, as a speculative multi-tenant building, once rental rates have recovered to a level that would support new construction. Overall, a holding period would probably be required for the site until such time as market demand would dictate a need for additional speculative office development or a user could be secured. This inherently assumes that once the market imbalance is corrected, the cost/benefit equation, i.e., cost versus value, would support additional construction.

HIGHEST AND BEST USE, AS IMPROVED

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

     The highest and best use "as vacant" and "as improved" must be compatible. If the site value as though vacant is greater than the property as improved (less demolition cost), then existing improvements have no value. Sometimes, however, existing improvements have interim use value. If the highest and best use of the site as though vacant is holding for future development, then the improvements might make a short term contribution to property value.

     As noted in the Property Description section of this report, the subject site is improved with four (4) four-story buildings totaling 186,138 net rentable square feet, class B office buildings. Completed in 1981, the improvements are relatively functional in design and are of good quality when compared to suburban office developments in Montgomery County. The building is currently 95 percent occupied by 17 tenants.

     The data within the Office Market Analysis section revealed that the submarket in which the subject competes is slowly recovering from the overbuilding and the soft economy of the 1980s and early 1990s. Our survey of the direct competition indicated an average occupancy of 83 percent, with rental rates still somewhat soft. Despite this softness, the subject property, as improved, is still capable of providing an adequate return to the land both on an intermediate and long-term basis. This conclusion is supported by the data and analysis

================================================================================

                                                            HIGHEST AND BEST USE
================================================================================

presented in the balance of this report. This premise is obviously contingent upon property management utilizing a course of action which will be conducive to maximizing occupancy and rent levels. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a multi-tenant office project.

================================================================================

                                                               VALUATION PROCESS
================================================================================

     Appraisers typically use three approaches in valuing improved office property. These include the Cost Approach, the Sales Comparison Approach and the Income Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The strengths and weaknesses of each approach utilized are weighed in the final analysis with the approach or approaches offering the greatest quantity and quality of supporting data is given the most consideration in the final analysis.

     In this appraisal, we have used the Sales Comparison Approach and the Income Approach to develop a market value estimate.

     THE COST APPROACH HAS BEEN OMITTED FROM THIS ANALYSIS
     FOR THE FOLLOWING REASONS:

     o First and foremost, the value being sought is the leased fee estate, whereas the Cost Approach normally depicts the fee simple estate. Therefore, the interest being appraised cannot be reflected by the Cost Approach in its traditional form;

     o The subject was constructed in 1981 and is 16 years old. The Cost Approach is typically a good indication of value when the subject is new (there is recent historical cost data available) and a minimal amount of depreciation is present. The Cost Approach is fraught with deficiencies when attempting to value an older building such as the subject.

     o Although improving, the office market is still below stabilized levels. Consequently, some external/economic obsolescence is inherent in the replacement cost new of the subject improvements. Classically, external/economic obsolescence is viewed as incurable and is so from the perspective of the property owner. It will eventually be cured because it is purely a function of current market conditions. Quantifying this form of obsolescence within the context of the Cost Approach is highly subjective and very theoretical. As a result, the reliability of this approach becomes very suspect under these circumstances; and

     o Lastly, one of the most persuasive reasons for not using the Cost Approach is the fact that market participants do not typically use this approach as a determinant of value especially when market conditions are below an optimal level as they are currently. While this in itself does not justify omitting this approach, it does serve to underscore the lack of reliance placed on this technique.

     IN THE SALES COMPARISON APPROACH, WE PERFORMED THE FOLLOWING STEPS:

     o    Searched the market for recent office building sales;

     o Analyzed those sales on the basis of the sales price per square foot (net rentable area); and

================================================================================

                                                               VALUATION PROCESS
================================================================================

     o Correlated the various value indications into a point value estimate from within the range.

     IN DEVELOPING THE INCOME APPROACH, WE:

     o Studied the rents in effect at the subject and competing complexes to estimate the potential rental income at market levels;

     o    Estimated the income from sources other than office rentals;

     o Studied the recent history of operating and fixed expenses at this and competing properties to estimate an appropriate level of operating and fixed expenses and reserves for replacement;

     o Estimated the cash flow by subtracting the operating and fixed expenses from the effective gross income; and

     o Prepared a discounted cash flow analysis in which the cash flow and the property value at reversion are discounted at an estimate of current market value at a market-derived discount rate. Potential gross revenues are estimated based on modeling the actual rents and expense reimbursement provisions in effect through the term of existing leases. As existing leases expire, the space is estimated for downtime. Spaces now vacant (if applicable) are rented at the market rates and at the time intervals discussed in the Income Approach section of this report. From potential gross revenues, we subtract vacancy and expenses (operating, fixed, and other) to arrive at an estimate of cash flow over an 11 year forecast.

     The appraisal process is concluded by a review and re-examination of each of the approaches to value that are used. Consideration is given to the type and reliability of data used and the applicability of each approach. Finally, the approaches are reconciled and a final value conclusion is estimated.

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

METHODOLOGY

     The Sales Comparison Approach produces an estimate of value for real estate by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution which holds that "when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution."

     By analyzing sales which qualify as arms-length transactions between willing, knowledgeable buyers and sellers with reasonable market exposure, we can identify price trends from which value parameters may be extracted. Comparability in physical, locational and economic characteristics is an important criteria in evaluating the sales in relation to the subject property. The basic steps involved in the application of this approach are as follows:

     (1) Researching recent relevant property sales and current offerings throughout the competitive area.

     (2) A selection process to focus on properties considered most similar to the subject, and hence, most meaningful. Analyzing the selected comparable properties concerning time of sale and any change in economic conditions which may have occurred to the date of value; locational factors such as ease of access and proximity to public transportation and highways; age; condition; physical, functional and economic characteristics and any other relative factors of comparison.

     (3) Reducing the sale price to common units of comparison (i.e., price per square foot of building area).

     (4) Making appropriate adjustments between the comparable properties and the property appraised.

     (5)  Interpreting the adjusted sales data and drawing a valid conclusion.

     In our research and analysis of the market for sales with characteristics similar to those of the subject, we have attempted to gather what we consider relevant data so that reasonable comparisons could be made.

     The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of gross building area. All comparable sales were analyzed on this basis. The following table summarizes the improved, sold properties that we compared with the subject property.

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================










                     [GRAPHICAL REPRESENTATION OF COMPARABLE
                         BUILDING SALES OF SUBJECT AREA]









================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

====================================================================================================================================
                                                       MONTROSE OFFICE PARK
                                                    3200-06 TOWER OAKS BOULEVARD
                                               ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                              COMPARABLE OFFICE BUILDING SALES SUMMARY
====================================================================================================================================

Comp.                                                                                         Cash                        Overall
Sale                                                       Year Built/                      Equivalent    Sale Price  Capitalization
 No.               Name/Location                Sale Date   Renovated   NRA (SF) Occupancy  Sale Price   Per SF (GLA)      Rate
====================================================================================================================================

I-1  CRI Building                                 Apr-97       1986     180,229     67.0%   $23,200,000    $128.73         8.59%
     11200 Rockville Pike
     Rockville, Montgomery County

I-2  Rockwall I and II                            Dec-96       1975     339,174     86.0%   $37,258,500    $109.85         9.75%
     11400 Rockville Pike & 5515 Security Lane
     Bethesda, Montgomery County

I-3  Woodmont Office Center                       Dec-96       1986     187,531    100.0%   $20,900,000    $111.45        11.72%
     1401 Rockville Pike
     Rockville, Montgomery County

I-4  NIST Building                                Aug-95       1995     132,548    100.0%   $20,000,000    $150.89        10.00%
     820 W. Diamond Avenue
     Gaithersburg, Montgomery County

I-5  Woodmont Place                              July-95       1983     102,992    100.0%   $10,650,000    $103.41         9.40%
     1451 Rockville Pike
     Rockville, Montgomery County
====================================================================================================================================
SUBJECT
     MONTROSE OFFICE PARK
     3200-06 TOWER OAKS BOULEVARD                  N/A         1981   186,138       95.6%
     ROCKVILLE, MONTGOMERY COUNTY
====================================================================================================================================
                                                           LOW:       102,992        67.0%   $10,650,000   $103.41         8.59%
     DATA RANGE:                                           HIGH:      339,174       100.0%   $37,258,500   $150.89        11.72%
                                                           MEAN:      188,495        90.6%   $22,401,700   $120.86         9.89%
====================================================================================================================================
 *   PROJECTED NOI FROM FIRST FISCAL YEAR OF DCF ANALYSIS

NRA  NET RENTABLE AREA

EGI  EFFECTIVE GROSS INCOME
====================================================================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

SALES PRICE PER SQUARE FOOT ANALYSIS

     The five comparables indicate sales prices ranging from $103.41 to $150.89 per square foot of net rentable area on a cash equivalent basis. The prices per square foot have been influenced by differences in construction quality, condition of the premises, character of the tenancy, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology. These same three factors must also be addressed before the selection of an effective gross income multiplier.

     PROPERTY RIGHTS CONVEYED

     As shown in the summary table, all of the comparables are encumbered by existing leases; therefore, the leased fee estate was conveyed in each case. Consequently, no adjustments are warranted for differences in property rights conveyed.

     SELLER FINANCING/CASH EQUIVALENCY

     All of the comparables were sold on the basis of cash to the seller or cash equivalent financing. Thus, we have made no adjustments to the comparables for seller financing.

     CONDITIONS OF SALE

     With the exception of Sale I-3, we identified no special motivational conditions concerning the comparables; therefore, no adjustments for conditions of sale were made. Sale I-3 was purchased via deed in lieu of foreclosure. A comparison of this sale to Comparable I-1, which is similar in size, location, age/condition, occupancy and date of sale, indicates an adjustment of about 15 percent for conditions of sale.

     DATE OF SALE

     As shown in the summary table, the transactions occurred between June 1995 and April 1997. As mentioned in the preceding Office Market Analysis, the subject office market has strengthened over the past 12 to 24 months with increasing rents and decreasing vacancy. Over the past two years, the Montgomery County submarkets have posted decreases in vacancy from 18.0 to 10.0 percent, while overall rental rates increased from $17.85 to $18.53 per square foot. The subject's direct competition in the North Bethesda/Rockville submarket supports lower vacancy levels and higher rents.

     Sales I-1 through I-3, which sold between December 1996 and April 1997, occurred during a period of increased investor interest. Thus, no adjustments are deemed necessary to these sales. Sales I-4 and I-5 sold during a period of relative quiet for suburban Maryland office investment. We adjusted these sales upward for date of sale.

     OTHER

     Most of the additional considerations for the comparables involve locational issues, design and quality elements, and economic factors. It is noted that current rents at the subject property have been in the $17.00 to $18.75 per square foot range and that the subject property is currently 95 percent occupied. As discussed in the Property Description section, the subject suffers from deferred maintenance at an estimate cost of $258,800. We have analyzed the sales to the subject assuming the subject has been renovated, and then deducted the cost of $258,000 from our final value conclusion. In the following discussion, we

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

compare each of the improved sales to the subject property and conclude if the comparable is similar, inferior or superior.

      Comparable I-1, the CRI Building, is located along Rockville Pike within a few miles of the subject. As discussed in the Neighborhood Analysis, Rockville Pike follows a north/south path through Montgomery County and is one of the most heavily improved retail corridors in the region. In addition, MetroRail's Red Line follows a north/south path along this thoroughfare through most of the area. Based on the foregoing, this property's location along Rockville Pike is considered superior to the subjec s locale. The building was constructed in 1986 and is slightly newer than the subject. The property was reportedly 67 percent occupied at the time of sale, with the most recent leases at $21.50 per square foot. This property is considered superior to the subject from a physical and locational standpoint, but somewhat inferior from an economic (occupancy) standpoint. Overall, we have labeled the sale of this building as superior to the subject.

     Comparable I-2, Rockwall I and II, is also located on Rockville Pike and is considered superior to the subject in terms of location. Constructed in 1975, the building represents older construction than the subject. The property was 86 percent leased at the time of sale at rents of $17.00 to $18.00 per square foot. This property is considered superior to the subject from a locational standpoint, and inferior from a physical and occupancy standpoint. We have labeled the sale of this building as inferior to the subject.

     Comparable I-3, the Woodmont Office Center, is also located on Rockville Pike and is considered superior to the subject from a locational standpoint. The building was constructed in 1986 and is considered slightly superior. Although the property was almost 100 percent leased at the time of sale, a primary tenant occupying 50 percent of the property was scheduled to expire within the year. The buyer purchased the property based on a projection of rollover and market lease-up. As previously discussed, this sale was acquired via foreclosure and requires an upward adjustment for this factor. This comparable is deemed slightly inferior to the subject, primarily because of its economics (high rollover).

     Comparable I-4, the NIST Building, is located off I-270 in the Gaithersburg section of Montgomery County, which is considered a slightly inferior location because it has a higher occupancy and is achieving lower rents. The building represents new construction and was 100 percent leased to the National Institute of Standards and Technology for ten years at a rent of $24.25 per square foot of net rentable area under a standard GSA lease structure with flat rents over the period. Its condition is substantially superior to the subject. Given the strength of its tenancy, this property is considered significant superior to the subject.

     Comparable I-5, Woodmont Place, is a class B building located along Rockville Pike. Constructed in 1983, it is considered basically equivalent to the subject in terms of age/condition. The property was 100 percent leased to the Food & Drug Administration at a rent of $15.50 per square foot, flat over the term under standard GSA lease conditions. As previously indicated, this sale requires an upward adjustment for market conditions. Given the below market rent and improved market conditions since the sale, this comparable is considered inferior to the subject.

      The following chart summarizes how each sale compares to the subject property from a physical, locational and economic (occupancy and rental rate) standpoint.

================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================


    ========================================================================
                            IMPROVED SALES COMPARIS8N
    ========================================================================
                                               Sales        Overall Rating
    Comp.                                      Price          Relative to
     No.             Property                  Per SF         the Subject
    ========================================================================
     I-1   CRI Building                        $128.73         Superior
           Rockville, Montgomery County

     I-2   Rockwall I & II                     $109.85     Slightly Inferior
           Bethesda, Montgomery County

     I-3   Woodmont Office Center              $111.45     Slightly Inferior
           Rockville, Montgomery County

     I-4   NIST Building                       $150.89         Superior
           Gaithersburg, Montgomery County

     I-5   Woodmont Place                      $103.41         Inferior
           Rockville, Montgomery County

    ========================================================================

     Because of the multiple differences inherent in office properties with respect to quality and design, location, and economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best.

     Comparables I-1 and I-4, with sale prices of $128.73 to $150.89 per square foot, are considered superior to the subject, while Comparables I-1 through I-3 and I-5, with sale prices of $103.41 to $111.45 per square foot, are considered inferior. Thus, the subject's value should most likely fall within the range of $111.45 and $128.73 per square foot, and probably nearer the low end because Sales I-2 and I-3 at $109.85 to $111.45 are considered only slightly inferior to the subject due primarily to physical and economic issues, respectively.

     Based on the information presented, we have concluded at a value range for the subject of $115 to $117 per net rentable square foot. When applied to the net rentable area, our estimated value range by the sales price per square foot method is presented as follows:

              ====================================================
                    SALES PRICE PER SQUARE FOOT UNIT ANALYSIS
              ====================================================
                 186,138 SF    x   $115.00/SF   =   $21,405,870
                 186,138 SF    x   $117.00/SF   =   $21,778,146
              ====================================================

     From the value stated above, we must deduct capital expenses of $258,800 as previously discussed in the Property Description section. Thus, the indicated range via the Sales Comparison Approach is $21,147,070 to $21,519,346, which we have concluded to $21,300,000 (rounded).

================================================================================

                                                                 INCOME APPROACH
================================================================================

METHODOLOGY

     The income approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of anticipation underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property; however, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a difficult technique to administer. Direct capitalization is further inhibited by the numerous variables that exist with multi-tenant office buildings, i.e., multiple leases, with staggered lease terms and varying lease structures; the lease-up of vacant space; and differing tenant finish allowances, depending upon whether the space is in a shell or second generation state.

     Given these numerous variables, coupled with our inquiries of participants in the marketplace, we feel that the majority of investors for a property like the subject would utilize the discounted cash flow method, in an attempt to mirror the expectations relative to those variables. Overall, office market conditions are continuing to strengthen. Consequently, the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current period, as well as the projected continued recovery. For this reason, it is our opinion that the discounted cash flow method is the most appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in this analysis but at the conclusion of the income approach, we will analyze the resulting overall capitalization rate derived from the discounted cash flow analysis as a check for reasonableness.

     Following is an analysis of the current market rental rates, existing leases in place, other revenue, vacancy and collection loss projections, and historical/future operating and fixed expenses for the subject property.

POTENTIAL GROSS INCOME

     SUMMARY OF EXISTING LEASES

     The object of this appraisal is to estimate the value of the leased fee estate in the subject property. Accordingly, consideration must be given to the leases in place at the time of appraised valuation. The actual leases for the subject's tenants are incorporated in the following discounted cash flow analysis. We utilize Pro-Ject +plus, a software program designed to analysis multi-tenant properties, in this analysis and several of the computer generated reports are included in the Addenda.

================================================================================

                                                                 INCOME APPROACH
================================================================================

     The subject is 95 percent occupied by 17 tenants. On the following page is a Rent Roll Summary, as of May 1997. The rent roll was reconstructed from leases and rent roll supplied by the owner's representative.

     The tenants range in size from 4,076 to 35,465 square feet, with an average tenant size of 10,464 square feet. Nine tenants have small office suites ranging from 4,076 to 8,969 square feet. Six tenants have larger suites ranging in size from 10,361 to 17,246 square feet. The two largest tenants lease 28,964 and 35,465 square feet, or about 35 percent of the project. The current rental rates range from $14.10 to $28.49 per square foot, with an average base rent of $16.68 per square foot. Excluding the highest and low end of the range, the indicated rental range narrows to $16.00 to $18.75 per square foot. A review of the rent roll did not indicate a rent differential for smaller versus larger tenants.

     There are five leases which have recently been signed and are expected to commence in the next month. These tenants include Network Appliance, DynCorp Environmental (renewal), Solutions by Design, TYC Associates and Analysis & Technology (expansion in Suite 100 - building 3206). The terms of the recent leasing are discussed later in this section.

ASSUMPTIONS REGARDING THE EXISTING LEASES

     Information provided by management indicates that none of the tenants are in default of their lease and the tenant base, which includes a number of regional credit tenants, appears to be stable. We assume that all of the existing tenants will continue to pay rent under the terms of their lease obligations. We address renewal probability in the Vacancy and Collection Loss section.

LEASE EXPIRATIONS

     In our analysis, consideration is also given to lease expiration schedule. The timing of lease expiration is an important element and a prospective buyer would attempt to assess the risk relative to upcoming turnover. For example, a large lease expiring in the near future would indicate the possibility of a significant drop in income and consequently a higher risk factor might be appropriate. The following chart summarizes the property's annual lease expirations.

             =====================================================
                                EXPIRATION REPORT
             =====================================================
                   Year     |    Square Feet    |    % of NRA
             ===============|===================|=================
                   1997     |        5,844      |       3.1%
             ---------------|-------------------|-----------------
                   1998     |       22,528      |      12.1%
             ---------------|-------------------|-----------------
                   1999     |       53,359      |      28.7%
             ---------------|-------------------|-----------------
                   2000     |       33,989      |      18.3%
             ---------------|-------------------|-----------------
                   2001     |       16,810      |       9.0%
             ---------------|-------------------|-----------------
                   2002     |       41,667      |      22.4%
             ---------------|-------------------|-----------------
                   2003     |       17,785      |       9.6%
             ---------------|-------------------|-----------------
                   2004     |       63,671      |      34.2%
             ---------------|-------------------|-----------------
                   2005     |       46,205      |      24.8%
             ---------------|-------------------|-----------------
                   2006     |       16,180      |       8.7%
             =====================================================

================================================================================

                                                                 INCOME APPROACH
================================================================================


====================================================================================================================================
                                                        MONTROSE OFFICE PARK
                                                   3200-3260 TOWER OAKS BOULEVARD
                                               ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                                         RENT ROLL ANALYSIS
====================================================================================================================================
        |                            |           |  Lease Term   |        |              |        |             |
        |                            |           |---------------|        |              | Annual |             |
        |                            |    NRA    | Lease | Lease |  Term  |  Annual Ren  |  Rent  |   Annual    |     Expense
 Suite  |         Tenant             |    (SF)   | Start |  End  |  (Yrs) |     Total    |  ($SF) | Escalations |   Recoveries
===================================================================================================================================
         Building 3200:
Various  PB Farradyne, Inc.              28,964    09/95   08/100     5.0      $517,008    $17.85      3.5%         1995 Tax Base
  107    R.C. Publications                5,025    05/90   05/100    10.0      $104,700    $20.84      4.5%          Gross Lease
  300    SPC Financial                    6,541    05/89   04/99     10.0      $116,628    $17.83      5.2%          Gross Lease
  350    Network Appliance                4,946    06/97   05/102     5.0      $ 86,555    $17.50     Bumps      1997 Operating Base
                                         ------
         Total Building 3200             45,476

         Building 3202:
Various  Technical Resources             35,465    09/86   12/99     13.0      $567,444    $16.00      3.5%          Gross Lease
  400    TAF Associates                  11,911    02/84   03/99     15.0      $214,284    $17.99      4.5%          Gross Lease
                                         ------
         Total Building 3202             47,376

         Building 3204:
  100    Registry                        11,941    01/97   12/103     7.0      $168,372    $14.10      2.5%      1997 Operating Base
  200    DynCorp Environmental           12,000    06/97   05/102     5.0      $204,000    $17.00      2.5%      1997 Operating Base
  300    Systems Flow, Inc.               5,844    11/91   04/98      7.0      $ 96,432    $16.50      3.2%          Gross Lease
  350    Dennisberg Advertising           5,678    06/96   05/99      3.0      $ 93,684    $16.50      2.5%      1996 Operating Base
  400    EPIC Megagames                   4,076    05/96   04/99      3.0      $ 67,176    $16.48      3.0%      1996 Operating Base
  410    Solutions by Design              5,129    06/97   05/102     5.0      $ 94,887    $18.50      3.0%      1997 Operating Base
  450    Vacant                           2,360
                                         ------
         Total Building 3204             47,028

         Building 3206:
  200    M-Cubed Information Systems     12,216    05/96   04/100     4.0      $220,260    $18.03      3.0%      1996 Operating Base
  400    Analysis & Technology (Vector)  11,352    12/96   12/101     5.0      $323,364    $28.49      3.0%      1997 Operating Base
  310    Toll Brothers                    5,458    05/96   05/101     5.0      $ 92,784    $17.00      3.0%      1996 Operating Base
  100    TYC Associates                   8,969    06/97   05/102     5.0      $161,442    $18.00      3.0%      1997 Operating Base
  100    Analysis & Technology (Vector)   2,369    06/97   12/101     4.5      $ 44,419    $18.75      3.0%      1997 Operating Base
  300    Vacant                           5,894
                                         ------
         Total Building 3204             46,258


                  ================================================================================================
                                                             TOTAL AREA
                  ================================================================================================
                    Total Net Rentable Area     186,138   100.0%   |   Number of Tenant Spaces            17
                    Occupied NRA                177,884    95.6%   |   Average Tenant Size            10,464 /SF
                                                -------   ------   |   Average Minimum Rental Size    $16.68 /SF
                    Vacant NRA                    8,254     4.4%   |   (Weighted)
                 =================================================================================================

                                                                 INCOME APPROACH
================================================================================

     The risk associated with lease expirations in the subject property is relatively high during the first four years of the analysis. The largest rollover in fiscal years 1999 and 2000 is due primarily to the expiration of two large tenants (Technical Resources and Farradyne). Given that 62 percent of the leases expire in the first four years of the holding period, and virtually 100 percent expire in the first seven years, expirations are considered to be a significant factor in the analysis of the subject.

ESTIMATE OF CURRENT MARKET RENT

     The subject property is currently 95 percent leased. According to the property manager, asking rents for the vacant space are $17.00 to $18.00 per square foot, full service. Tenant improvement allowances vary depending on the space and could range from minimal ($2.00 to $3.00) to $10.00 per square foot.

     In order to gauge the reasonableness of the quoted rent and form a conclusion as to the current market rent for the subject property, consideration is given to the most recent leases within the subject since they are the best comparables and therefore the best indicators of current market rent.

     RECENT LEASES AT SUBJECT PROPERTY

     There has been a significant amount of recent leasing activity at the subject with which to gauge current rents. There have been six new lease executed in 1997 at rental rates of $17.00 to $18.75 per square foot for spaces ranging in size from 2,369 to 12,000 square feet. The highest rental rate of $18.75 per square foot (Analysis & Technology) had the highest tenant improvement allowance of $14.50 per square foot. Leases in the $17.00 to $17.50 per square foot range received a tenant improvement allowance of $2.71 to $7.00 per square foot, while leases in the $18.00 to $18.50 per square foot range had higher allowances of $10.00 per square foot. Annual escalators range from 2.5 to
3.0 percent, with the majority at 3.0 percent. The following chart depicts the recent leasing activity at the subject property.

================================================================================
                            RECENT LEASING ACTIVITY
================================================================================
                                                                       Tenant
                           Leased Area    Rental Rate     Term      Improvements
       Tenant                 Area            (SF)        (Yrs)         (SF)
================================================================================
DynCorp                      12,000          $17.00         5          $ 2.71
TYC Assoc                     8,969          $18.00         5          $10.00
Solutions by Design           5,129          $18.50         5          $10.00
Network Appliance             4,946          $17.50         5          $ 7.00
Analysis & Technology         2,369          $18.75        4.5         $14.50
================================================================================

     COMPARABLE BUILDING LEASES

     In addition to the recent leases at the subject property, we have analyzed actual lease data. The tables on the following pages highlights several competitive office buildings in the Rockville submarket.

================================================================================

                                                                 INCOME APPROACH
================================================================================

====================================================================================================================================
                                                        MONTROSE OFFICE PARK
                                               ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                                     SUMMARY OF RENT COMPARABLES
====================================================================================================================================
Comp.                                         Year        Area     Lease    Rental Rate
 No.        Name/Location                     Built   Leased (SF)   Date      ($/SF)       Term   Escalations  Tls       Pass-Thrus
====================================================================================================================================
 R-1    11200 Rockville Pike                  1986       6,888      9/97       $21.50     10 yrs     3.0%    $20.00 sf     Base year
        Rockville, Montgomery County

 R-2    2115 E. Jefferson Street              1981       6,580      5/97       $18.00     10 yrs     2.5%      None        Base year
        Rockville, Montgomery County

 R-3    9231 Corporate Boulevard              1988      51,000      4/97       $18.50     10 yrs     3.0%      As is       Base year
        Rockville, Montgomery County

 R-4    30 West Gude Drive                    1987      92,000      1/97       $17.80     10 yrs     2.0%    $10.00 sf     Base year
        Rockville, Montgomery County

 R-5    15400 Calhoun Drive                   N/A       52,326      7/96       $16.75     10 yrs     3.0%    $15.00 sf     Base year
        Rockville, Montgomery County

 R-6    1390 Piccard Drive                    1982      21,000      6/96       $16.50     10 yrs     3.0%    $10.00 sf     Base year
        Rockville, Montgomery County                    72,900      6/96       $17.50      5 yrs      N/A    $20.00 sf     Base year

 R-7    1801 Research Boulevard               1980      45,000      6/96       $16.75      5 yrs      N/A    $20.00 sf     Base year
        Rockville, Montgomery County                    59,227      3/96       $16.00      5 yrs     2.0%    $21.50 sf     Base year
====================================================================================================================================

                                                                 INCOME APPROACH
================================================================================

     The competitive projects reflect a rental range of $16.00 to $21.50 per square foot, full service. The 1996 leases indicate rents of $16.00 to $17.50 per square foot, while the more recent 1997 leases reflect higher rents of $17.80 to $21.50 per square foot. Excluding Rental R-1, which indicated the highest rent and highest tenant improvement allowance, the newer 1997 rents indicate a narrower range of $17.80 to $18.50 per square foot, which basically supports the recent leasing at the subject property of $17.00 to $18.75 per square foot.

     The comparables indicated tenant improvement allowances of $0.00 to $20.00 per square foot for second generation space, with the majority in the $10.00 to $20.00 per square foot range. No free rent concessions were indicated for any of the comparables. Annual rent escalations were generally two to three percent per year and base year expense stops are the market's common practice.

     All of the buildings are located in the Rockville submarket within two to three miles of the subject, and comprise 1980s vintage class B office facilities. Comparable R-2 is most similar in age to the subject, having been constructed in 1981. Placing most emphasis on Rental R-2 and the newer 1997 leases, as well as the most recent leasing activity for the property itself, it is our opinion that the following parameters are representative of a market lease for the subject property, as of the effective date of appraisal:

          ============================================================
                          MARKET RENTAL RATE PARAMETERS
          ============================================================
             Base Rent, Effective           $18.00/SF, Full Service
             Free Rent                      None
             Expense Recoveries             Base Year Stop
             Annual Escalations             3.0%
             Term                           5 years
             Office Tls per SF
                 New Tenants                $10.00
                 Renewal Tenants            $ 3.00
          ============================================================

MARKET RENT FORECAST

     In addition to estimating the market rent for the subject, it is appropriate to analyze what the rental growth rate will be in forecasting the cash flows over the prescribed holding period. It is our contention that the submarket will continue to experience an increase in rents over the next several years. With occupancy levels and rental rates climbing in the Northern Virginia markets, the suburban Maryland area's are expected to become increasingly attractive to cost conscious tenants.

     Over the last four years, rental rates in Montgomery County and the North Bethesda/Rockville submarkets have fluctuated. As this period was also the depth of the recent recession, the lack of rental rate movement is not surprising. The following table shows examples of these trends.

================================================================================
                           RENTAL RATE TRENDS BY SUBMARKET ($/SF)
================================================================================
         Market          |  1992  |  1993  |  1994  |  1995  |  1996  | 1Q 1997
=========================|========|========|========|========|========|=========
Montgomery County        | $19.20 | $18.90 | $18.21 | $17.85 | $18.05 |  $18.53
North Bethesda/Rockville | $19.10 | $20.19 | $20.85 | $18.51 | $18.90 |  $20.15
================================================================================

                                                                 INCOME APPROACH
================================================================================

     For the Montgomery County market, asking rental rates over this five year period ranged from $19.20 to $18.53 per square foot. During the same period, the North Bethesda/Rockville submarket rates were between $19.10 and $20.15 per square foot. Between 1995 and 1996, rents increased about 2.1 percent. Since year-end 1996 and first quarter 1997, rents spiked about $1.25 per square foot, or an additional increase of 6.6 percent. With a steadily declining vacancy rate of just under ten percent, it is our opinion that rents will continue to climb in the near future .

     Based on the recent rental increases of 2.1 to 6.6 percent, as well as the lack of new construction planned for the immediate area, we have projected rent increases of 5.0 percent in years one and two and in-line with inflationary expectations or 3.5 percent thereafter. Discussions with C&W brokers indicated that investors anticipate rents will continue to spike over the next two to three years within Montgomery County; thus, our relatively modest spike in year one appears reasonable.

     Obviously, the timing and the amount of rent growth is somewhat speculative and subjective on our part; however, we have attempted to measure the effects of future occupancy changes in the market and the potential for renewed speculative development once the rental rates for newer properties again justify new office construction. As rental rates increase, newer properties and those being renovated should benefit.

     Again, while not verifiable directly from the market, our projected future market rent schedule attempts to recognize knowledgeable investors' long-term growth expectations and is further supported by the Cushman & Wakefield Investor Survey included in the Addenda. Our growth assumptions produce a 4.51 percent annual compound growth factor in market rent and a 3.52 percent annual compound growth factor in actual rental revenue.

FREE RENT CONCESSIONS

     Free rent does not appear to be a major factor in this environment. Interviews with leasing agents and a review of the comparable leases indicated that free rent is subsiding. Thus, we have not provided for any free rent and have selected a rental rate that is net of any possible rent abatement.

EXPENSE RECOVERY INCOME

     The majority of existing leases at the subject property have provisions for expense pass throughs above a base year, which is typical of the market. However, some of the older leases written in the 1980s are gross leases wherein the tenant does not pay any pass-throughs. The allowable expenses included in the expense recoveries for leases include all items of expense except administrative expenses, capital replacements, tenant improvements, and leasing commissions. Most of the existing tenants have base year expenses of 1996 and 1997; thus, recovery income is not significant in the first year of the analysis. The recovery income reflected in our cash flow analysis is based on the terms of the existing tenant leases. All future leases are projected to have a base year expense stop beginning in the year the lease is signed.


ABSORPTION OF VACANT SPACE

     The subject property has two vacant suites containing 2,360 and 5,894 square feet. Given the recent amount of leasing activity at the subject over the past couple of months, as well as the tightening of the market, we have estimated that it will take three months to lease

================================================================================

                                                                 INCOME APPROACH
================================================================================

the remaining vacant space. This equates to approximately 2,751 square feet per month, which is only slightly below the subject's year to date 1997 leasing activity of 3,809 square feet per month (excluding the 12,000 square foot renewal and 2,369 square foot expansion).

PARKING AND OTHER INCOME

     Based on our survey of competitive office buildings, it is not common practice to charge for parking in the subject's submarket. Only those buildings with parking structures in central business district locations typically have parking fees. Although the subject does not charge for parking, some income is collected for parking from tenants who desire additional spaces in excess of their allocated number of slots. Parking income was $29,947 in 1994, $30,130 in 1995, and $11,352 in 1996. Discussions with property management indicated that the high figures for 1994 and 1995 are due to a previous tenant (Perkin Elmer) who leased an entire building (#3206) and desired excess parking spaces. Although the 1997 budget does not allocate parking income, the financial statements through March 1997 indicate year-to-date parking income of $7,549. We have estimated parking income at $10,000 per year.

     Other income has been steadily declining at the subject property over the past three years and decreased from $11,624 in 1994 to $7,541 in 1995, and $862 in 1996. The 1997 budgeted amount is $404; however, year-to-date figures through March 1997 are $3,843. Other income includes late fees, security deposit forfeits, etc. Based on the year-to-date figures, we estimated this income category conservatively at $5,000 in Year One.

     Both parking and other income are projected to increase at a rate of 2.0 percent per year throughout the projection period.

VACANCY AND COLLECTION LOSS

     An investor is primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were actually paying their rent in full and on time. It is normally prudent to expect some income loss either in the form of turnover, non-payment, or slow payment of rent. Regarding collection loss specifically, we have applied a 2.0 percent loss factor throughout the holding period primarily as a contingency for potential collection problems and tenant defaults. This collection loss factor is applied to rental income from all tenants.

     As of the date of appraisal, the subject property is 95 percent occupied. With the exception of user-properties, most office buildings rarely reach 100 percent occupancy due to the fact that there is usually a certain amount of space which is difficult to lease due to its location or configuration as well as tenant movement within the market. As previously discussed, the average occupancy level in the North Bethesda/Rockville submarket is 8.8 percent. From a micro-market perspective, we surveyed about 1.8 million square feet of Class B suburban office buildings in the Rockville area. The reported occupancy levels of these buildings ranged from 82.2 to 100.0 percent, with the weighted average occupancy being 83.3 percent. As previously indicated, several of the fully vacant buildings on Executive Boulevard are owned by Wilco Construction and may be part of the buildings planned for demolition for the rumored build-to-suit. Excluding these buildings results in a vacancy rate for the area's Class B buildings of 5.7 percent. These statistics indicate that the buildings contained in our micro-market survey are performing better than the overall submarket.

================================================================================

                                                                 INCOME APPROACH
================================================================================

     Area brokers indicated that stabilized vacancy in this market should be between five and ten percent. To analyze this consensus, we considered the typical five year lease, acknowledging that some leases extend for more and some for less than five years. We have similarly estimated the vacancy between leases (i.e., after tenants turnover) to be six to eight months on average, or say seven months. Given the tightening of the market and the lack of new construction, we have factored a renewal probability of 70 percent, which suggests that 70 percent of tenants will renew rather than vacate. This yields a blended average downtime between leases of about 2.1 months. This implies a vacancy of 3.2 percent (2.1 months vacancy between leases divided by a 60 month lease term plus the vacant months). Adding a credit loss of 2.0 percent, yields an overall vacancy and collection loss of 5.2 percent. This would indicate a stabilized occupancy estimate of approximately 95 percent, which is in-line with stabilized occupancy rates indicated by local brokers of 90 to 95 percent. A review of the average occupancy levels resulting from the cash flow analysis indicates an average occupancy of 96.2 percent over the holding period, which is basically consistent with this projection.

OPERATING EXPENSES

     On the following page is our reconstructed Operating Income and Expense Analysis for the subject property. We based our estimate of operating expenses for the subject on a review of the actual 1994, 1995 and 1996 expenses, as well as the 1997 budget. This data was compared with expense comparables at similar suburban office buildings as well as industry studies. In addition, we have consulted Cushman & Wakefield's Management Services staff for further support.

     It should be noted that the Cushman & Wakefield Year One Projection shown in the right hand column is for fiscal year beginning May 1997 and corresponds to the cash flow shown later. The cash flow model used in this report allows for input of expense items on a calendar year basis, but provides for an analysis on a fiscal year basis. The input of the individual expense items, as presented, corresponds to the calendar year accounting at the property. The Pro-Ject +plus cash flow model automatically compounds escalation in January and as such, the fiscal year figures presented in the Operating Income and Expense Analysis include some escalation due to the November starting date.

     We have analyzed each item of expense individually and attempted to project what the typical investor would consider reasonable. Increases in the expenses during subsequent years are projected at 3.5 percent per annum. Based on historical CPI trends, we conclude that our selected growth rate reflects an overall inflationary rate over the long term. The forecast of growth rates in all categories of expenses reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey , a copy of which is in the Addenda. Except where noted, our forecasted growth rate for the various expense categories generally does not attempt to reflect growth rates for any individual year, but rather the long term trend over the projected holding period. Operating expenses are classified into variable and fixed categories.

FIXED OPERATING EXPENSES

     Fixed expenses are those which generally do not vary with occupancy and have to be paid whether the property is occupied or vacant. The two major expenses in this category are real estate taxes and insurance.

================================================================================

                                                                 INCOME APPROACH
================================================================================

                                                        MONTROSE OFFICE PARK
                                                   3200-3206 TOWER OAKS BOULEVARD
                                               ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                                OPERATING INCOME AND EXPENSE ANALYSIS


                                      |=============================================================================================
                                      |               1994            |             1995             |            1996             |
                                      |              Actual           |            Actual            |           Actual            |
                                      |===============================|==============================|=============================|
                                      |      Annual     |             |     Annual      |            |    Annual    |              |
                                      |      Amount     |   Per SF    |     Amount      |   Per SF   |    Amount    |    Per SF    |
======================================|===============================|==============================|=============================|
REVENUE FROM OPERATIONS               |                 |             |                 |            |              |              |
  Rental Income                       |    $2,976,810   |   $15.99    |   $2,844,899    |   $15.28   |  $3,124,401  |    $16.79    |
  Rent Concessions                    |      ($68,921)  |   ($0.37)   |     ($83,398)   |   ($0.45)  |          $0  |     $0.00    |
  Total Recoveries                    |      $244,203   |    $1.31    |     $174,149    |    $0.94   |     $78,462  |     $0.42    |
  Parking Income                      |       $29,947   |    $0.16    |      $30,130    |    $0.16   |     $11,352  |     $0.06    |
  Other Income                        |       $11,624   |    $0.06    |       $7,541    |    $0.04   |        $862  |     $0.00    |
                                      |    ----------   |   ------    |   ----------    |   ------   |  ----------  |    ------    |
Total Revenue                         |    $3,193,663   |   $17.16    |   $2,973,321    |   $15.97   |  $3,215,077  |    $17.27    |
Less:  Vacancy and Collection Loss    |      ($45,866)  |   ($0.25)   |    ($154,169)   |   ($0.83)  |   ($692,290) |    ($3.72)   |
                                      |    ----------   |   ------    |   ----------    |   ------   |  ----------  |    ------    |
Effective Gross Income                |    $3,147,797   |   $16.91    |   $2,819,152    |   $15.15   |  $2,522,787  |    $13.55    |
                                      |                 |             |                 |            |              |              |
FIXED EXPENSES                        |                 |             |                 |            |              |              |
  Real Estate Taxes                   |      $275,223   |    $1.48    |     $264,312    |    $1.42   |    $260,020  |     $1.40    |
  Insurance                           |       $23,270   |    $0.13    |      $18,858    |    $0.10   |     $27,949  |     $0.15    |
                                      |    ----------   |   ------    |   ----------    |   ------   |  ----------  |    ------    |
Total Fixed Expenses                  |      $298,493   |    $1.60    |     $283,170    |    $1.52   |    $287,969  |     $1.55    |
                                      |                 |             |                 |            |              |              |
VARIABLE EXPENSES                     |                 |             |                 |            |              |              |
  Utilities                           |      $281,524   |    $1.51    |     $289,837    |    $1.56   |    $295,235  |     $1.59    |
  Repairs & Maintenance               |      $308,059   |    $1.66    |     $276,306    |    $1.48   |    $289,144  |     $1.55    |
  General & Administrative            |       $78,429   |    $0.42    |     $103,319    |    $0.56   |     $90,966  |     $0.49    |
  Management                          |      $106,027   |    $0.57    |      $98,193    |    $0.53   |     $85,775  |     $0.46    |
                                      |    ----------   |   ------    |   ----------    |   ------   |  ----------  |    ------    |
Total Variable Expenses               |      $774,039   |    $4.16    |     $767,655    |    $4.12   |    $761,120  |     $4.09    |
                                      |                 |             |                 |            |              |              |
NON-REIMBURSABLE EXPENSES             |        $2,905   |    $0.02    |       $2,637    |    $0.01   |      $5,983  |     $0.03    |
                                      |                 |             |                 |            |              |              |
TOTAL EXPENSES                        |    $1,075,437   |    $5.78    |   $1,053,462    |    $5.66   |  $1,055,072  |     $5.67    |
                                      |                 |             |                 |            |              |              |
Net Operating Income                  |    $2,072,360   |   $11.13    |   $1,765,690    |    $9.49   |  $1,467,715  |     $7.89    |
====================================================================================================================================



                                      |============================================================
                                      |              1997             |      Cushman & Wakefield  |
                                      |             Budget            |      Year One Projections |
                                      |===============================|===========================|
                                      |     Annual     |              |     Annual    |           |
                                      |     Amount     |    Per SF    |     Amount    |   Per SF  |
======================================|===============================|===========================|
REVENUE FROM OPERATIONS               |                |              |               |           |
  Rental Income                       |   $3,227,628   |    $17.34    |   $3,273,151  |   $17.58  |
  Rent Concessions                    |           $0   |     $0.00    |           $0  |    $0.00  |
  Total Recoveries                    |       $2,682   |     $0.01    |       $7,277  |    $0.04  |
  Parking Income                      |           $0   |     $0.00    |      $10,067  |    $0.05  |
  Other Income                        |         $404   |     $0.00    |       $5,033  |    $0.03  |
Total Revenue                         |   $3,230,714   |    $17.36    |   $3,295,528  |   $17.70  |
                                      |   ----------   |    ------    |   ----------  |   ------  |
Less:  Vacancy and Collection Loss    |    ($521,206)  |    ($2.80)   |     ($65,609) |   ($0.35) |
                                      |   ----------   |    ------    |   ----------  |   ------  |
Effective Gross Income                |   $2,709,508   |    $14.56    |   $3,229,919  |   $17.35  |
                                      |                |              |               |           |
FIXED EXPENSES                        |                |              |               |           |
  Real Estate Taxes                   |     $253,298   |     $1.36    |     $233,167  |    $1.25  |
  Insurance                           |      $19,680   |     $0.11    |      $20,714  |    $0.11  |
                                      |   ----------   |    ------    |   ----------  |   ------  |
Total Fixed Expenses                  |     $272,978   |     $1.47    |     $253,881  |    $1.36  |
                                      |                |              |               |           |
VARIABLE EXPENSES                     |                |              |               |           |
  Utilities                           |     $366,500   |     $1.97    |     $370,970  |    $1.99  |
  Repairs & Maintenance               |     $314,004   |     $1.69    |     $318,243  |    $1.71  |
  General & Administrative            |     $123,259   |     $0.66    |     $124,284  |    $0.67  |
  Management                          |      $94,833   |     $0.51    |      $96,898  |    $0.52  |
                                      |   ----------   |    ------    |   ----------  |   ------  |
Total Variable Expenses               |     $898,596   |     $4.83    |     $910,395  |    $4.89  |
                                      |                |              |               |           |
NON-REIMBURSABLE EXPENSES             |       $6,336   |     $0.03    |       $5,665  |    $0.03  |
                                      |                |              |               |           |
TOTAL EXPENSES                        |   $1,177,910   |     $6.33    |   $1,169,941  |    $6.29  |
                                      |                |              |               |           |
Net Operating Income                  |   $1,531,598   |     $8.23    |   $2,059,978  |   $11.07  |
===================================================================================================

                                                                 INCOME APPROACH
================================================================================

      REAL ESTATE TAXES

      Real estate taxes are based on the actual assessment and tax rate reported in the Real Estate Taxes and Assessment section. The Year One real estate taxes are equal to $230,478 or $1.24 per square foot of net rentable area. As previously discussed, we have increased taxes by 20 percent in year three of the analysis.

      INSURANCE

      Insurance rate premiums at the subject property decreased from $0.13 per square foot in 1994 to $0.10 in 1995 and then increased to $0.15 in 1996. The 1997 projection is $0.11 per square foot. The expense comparables on the following page indicate insurance rates of $0.07 to $0.12 per square foot for 1996, which supports the subject's budgeted expense. We have estimated the insurance expense to be in line with the 1997 annualized level at $0.11 per square foot.

VARIABLE OPERATING EXPENSES

        Variable expenses are operating expenditures that generally fluctuate with the level of occupancy and/or intensity of property operation. These expenses are described below.

      UTILITIES

      Utilities expense includes the cost of providing electrical, water and sewer service to the building. The building's actual utilities cost has steadily increased from $1.52 to $1.59 per square foot between 1994 and 1996. The 1997 budgeted expense is significantly above the historicals at $1.97 per square foot; however, this range is still below the comparables at $2.20 to $2.46 per square foot. This may be attributable to the installation of an energy savings program which was implemented at the subject site by Pepco in 1994. We have estimated this expense consistent with the budget, or $1.97 per square foot.

      REPAIRS AND MAINTENANCE

      This expense is one of the most difficult to estimate because of annual fluctuations in upkeep. It does not include extraordinary repair items such as roof replacement but does include maintenance of common areas components and individual suites. The historical expense for this line item has fluctuated from $1.48 to $1.67 per square foot, with a 1997 budgeted expense of $1.69 per square foot. The expense comparables indicate a significantly higher range of $2.14 to $3.72 per square foot; however, they include payroll expenses within this category, which is included in the subject's general & administrative category. The subject's 1997 budgeted payroll is equivalent to $0.52 per square foot. Adding this figure to the budgeted repairs and maintenance expense of $1.69 indicates a total of $2.21 per square foot, which is in-line with the expense comparables. Based on the foregoing, we have estimated repairs and maintenance expense in line with the budget of $1.69 per square foot, excluding payroll.

      GENERAL & ADMINISTRATIVE

      These expenses are directly connected to the administration of the building, including office payroll, general office expense, advertising and other miscellaneous expenses. This expense increased from $0.42 to $0.56 per square foot from 1994 to 1996. The 1997 budgeted expense is $0.66 per square foot. The bulk of this expense ($0.52

================================================================================

                                                                 INCOME APPROACH
================================================================================

                                                     MONTROSE OFFICE PARK
                                            ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                                 OPERATING EXPENSE COMPARABLES


                                =============================================================================================
                                |        Comparable One         |         Comparable Two        |        Comparable Three
                                |      Montgomery County        |     Prince George's County    |     Prince George's County
                                |          12,606 SF            |           121,460 SF          |           77,894 SF
                                |-------------------------------|-------------------------------|----------------------------
                                |     1995     |       1996     |      1995     |      1996     |      1995    |     1996
                                |     $/SF     |       $/SF     |      $/SF     |      $/SF     |      $/SF    |     $/SF
================================|==============|================|===============|===============|==============|=============
FIXED EXPENSES                  |              |                |               |               |              |
   Real Estate Taxes            |    $0.72     |      $0.74     |     $0.91     |     $0.92     |     $1.29    |    $1.17
   Insurance                    |    $0.06     |      $0.07     |     $0.11     |     $0.12     |     $0.12    |    $0.12
                                |    -----     |      -----     |     -----     |     -----     |     -----    |    -----
   TOTAL FIXED EXPENSES         |    $0.78     |      $0.81     |     $1.02     |     $1.04     |     $1.41    |    $1.29
                                |              |                |               |               |              |
VARIABLE EXPENSES               |              |                |               |               |              |
  Utilities                     |    $2.39     |      $2.46     |     $2.19     |     $2.20     |     $2.44    |    $2.31
  Repairs and Maintenance       |    $3.09     |      $3.18     |     $3.47     |     $3.72     |     $2.67    |    $2.14
  Administrative                |    $0.16     |      $0.17     |     $0.20     |     $0.22     |     $0.22    |    $0.15
  Management Fees               |    $0.39     |      $0.48     |     $0.55     |     $0.58     |     $0.34    |    $0.32
                                |    -----     |      -----     |     -----     |     -----     |     -----    |    -----
  TOTAL VARIABLE EXPENSES       |    $6.03     |      $6.29     |     $6.41     |     $6.72     |     $5.67    |    $4.92
                                |              |                |               |               |              |
TOTAL EXPENSES                  |    $6.81     |      $7.10     |     $7.43     |     $7.76     |     $7.08    |    $6.21
                                |              |                |               |               |              |
TOTAL EXPENSES EXCLUDING        |              |                |               |               |              |
  REAL ESTATE TAXES             |    $6.09     |      $6.36     |     $6.52     |     $6.84     |     $5.79    |    $5.04
                                |              |                |               |               |              |
Management As % of EGI          |      3.0%    |        3.0%    |       3.0%    |       3.0%    |       3.0%   |      3.0%
=============================================================================================================================

Note 1:  The comparables include Contract Services within the Repair and Maintenance expense category.


                                                                 INCOME APPROACH
================================================================================


per square foot or $97,240) is attributable to payroll for the on-site property manager and assistant. Based on a review of payroll expenses for similar properties, the existing salaries at the subject property appear reasonable. The remaining $0.14 per square foot is attributable to general administrative expenses such as professional fees, office expenses, etc. The expense comparables indicate general and administrative expenses of $0.15 to $0.22 per square foot, which is basically in-line with the subject's 1997 budgeted expense. Based on the foregoing, we have relied on the subject's 1997 budgeted expense of $0.66 per square foot, which includes payroll.

      MANAGEMENT FEES

      This expense represents the fee for management responsibilities, whether provided by an outside company or ownership. This includes rent collection, property supervision and budget preparation. Cushman & Wakefield Property Management personnel reported that typical management agreements range from 2.5 to 3.0 percent of effective gross income. This range is supported by the expense comparables, which all indicated a rate of 3.0 percent. The management fee charged at the subject is 3.5 percent of effective gross income. It is our opinion that this is above market parameters and as such, a management fee equal to 3.0 percent of effective gross income is estimated for the subject.

      NON-RECOVERABLE EXPENSES

      This expense includes general and administrative expenses such as legal fees, architectural fees, etc. that are not recoverable from tenants. The historical expense for this line item has fluctuated from $0.01 to $0.03 per square foot, with the most recent history and the 1997 budget at $0.03 per square foot. We have estimated this expense at $0.03 per square foot.

OTHER EXPENSES

      Other operating expenses include tenant improvements/finish, leasing commissions and capital reserves. The probability of incurring future leasing commissions and tenant improvements/finish is based on the following:

      LEASING COMMISSIONS

      New leases will require a leasing commission equivalent to 5.0 percent of total rental income and 2.0 percent on renewal leases. The new lease commission rate reflects the fact that a landlord will typically be charged a commission of 3.0 to 4.0 percent by the tenant's agent and 2.0 to 3.0 percent by the landlord's agent. Upon renewal, landlords resist paying leasing commissions, but typically pay a portion of the full commission rate or a partial fee to the management company for its assistance in working with the tenant. This expense item is not passed through to the tenant. The probability factor is used for speculative renewals and is equivalent to 2.9 percent. For the recently executed lease agreements, we utilized the commission rates provided by property management.

      TENANT IMPROVEMENTS/FINISH

      The tenant improvement allowance was previously discussed and is projected to be $10.00 per square foot for new tenants and $3.00 per square foot for renewals. This

================================================================================

                                                                 INCOME APPROACH
================================================================================

     expense is also not passed through to the tenants. The probability factor applies to speculative renewals and is equivalent to $5.10 per square foot. Tenant improvements/finish costs are projected to increase at the rate of
     3.5 percent per year through the projection period.

     As previously indicated, there are several new leases which will commence in June 1997, for which tenant improvements have not been paid. We have deducted these costs in year one of our discounted cash flow analysis. A summary of these costs are as follows:

        ==============================================================
                           RECENT LEASING ACTIVITY
        ==============================================================
                                                            TENANT
                                                         IMPROVEMENTS
          TENANT                    LEASED AREA              (SF)
        ==============================================================
        DynCorp                        12,000              $ 2.71
        TYC Assoc                       8,969              $10.00
        Solutions by Design             5,129              $10.00
        Network Appliance               4,946              $ 7.00
        Analysis & Technology           2,369              $14.50
        ==============================================================


     CAPITAL REPLACEMENTS/RESERVES

     Reserves for replacements should be (though as a practical matter, they may not be) set aside to accumulate an amount sufficient to replace and/or repair certain major building components, i.e., roof, HVAC system, etc. during the period under analysis. Based on our inspection and conversations with the property manager, the subject property appears to be in good overall condition. Taking into consideration the recent and proposed repairs, we have estimated capital reserves of $0.15 per net rentable square foot for Year One, increasing by 3.5 percent per year throughout our analysis.

     As previously indicated, the subject suffers from deferred maintenance in the amount of $258,800. This figure was deducted in year one of the cash flow. A detailed description of these capital items was discussed in great detail in the Property Description section.

     Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for fiscal year 1998 equates to $1,169,941 or $6.29 per square foot of net rentable area, excluding capital replacements, tenant alterations and leasing commissions. The subject's expenses fall within the range indicated by the expense comparables of $6.21 to $7.76 per square foot. Our estimated expenses represent a 10.9 percent increase over last year's actual expenses. The major increase in expenses is attributable to utilities and repairs and maintenance, which management projects to increase 23.9 and 9.0 percent, respectively. The expense growth rates incorporated in our projections result in a 3.85 percent annual compound growth rate over the holding period.

DISCOUNTED CASH FLOW ANALYSIS

     Based on the assumptions and projects discussed, we employed the Pro-Ject +plus computer program, which has the flexibility to allow for a tenant by tenant analysis, to calculate

================================================================================

                                                                 INCOME APPROACH
================================================================================

the subject's forecasted cash flow. It also allows for a variety of assumptions regarding future income streams and expenses. On the following page is our pro forma of annual cash flows for the property over a 10 year holding period. An 11th year was used to calculate the reversion.

DERIVATION OF TERMINAL VALUE

      The sale of the property is projected to occur in the final year of our analysis. We estimated the terminal value using the direct capitalization method wherein an overall rate is applied directly to the net operating income from the eleventh year of the projection.

      We derived the terminal capitalization rate from an analysis of the actual market sales in the Sales Comparison Approach and information noted in the real estate investment market. The capitalization rate (OAR) is computed by dividing net operating income by the sales price. The market derived overall capitalization rates from the comparable sales are as follows:


              ===================================================
                         SUMMARY OF CAPITALIZATION RATES
              ===================================================
                      SALE                  CAPITALIZATION
                       NO.                       RATE
              ===================================================
                        1                        8.59%
                        2                        9.75%
                        3                       11.72%
                        4                        10.0%
                        5                        9.40%
              ===================================================

     The OARs for the comparable sales from which we were able to derive capitalization rates ranged from 8.59 to 11.72 percent. Sale I-1, which had the lowest rate of 8.59 percent, was based on the existing net operating income in place for a 67 percent occupied building; resulting in a low net operating income and overall rate. Sale I-3, with the highest rate of 11.72 percent, had high tenant rollover for nearly 50 percent of the building. Excluding these sales, the range narrows to 9.40 to 10.0 percent. Sale I-5 was 100 percent occupied by the Food and Drug Administration until the Year 2004 and was considered to have excellent income durability and quality by the purchaser.

     Cushman and Wakefield has surveyed national real estate investors for their investment objectives as of Autumn 1996. This information includes parameters relative to going-in cap rates, terminal capitalization rates, and IRRs for specific property types. A copy of this survey is in the Addenda.

================================================================================

                                                                 INCOME APPROACH
================================================================================

                                                    MONTROSE OFFICE PARK
                                               3200-3206 TOWER OAKS BOULEVARD
                                           ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                                     CASH FLOW ANALYSIS

==========================================================================================================================
                                           Calendar      Calendar      Calendar      Calendar      Calendar      Calendar
                                             Year          Year          Year          Year          Year          Year
                                             1997          1998          1999          2000          2001          2002
==========================================================================================================================
REVENUE FROM OPERATIONS
  Rental Income                          $3,273,151    $3,446,583    $3,463,325    $3,664,561    $3,835,739    $3,821,593
  Rent Concessions                               $0            $0            $0            $0            $0            $0
  Total Recoveries                           $7,277       $29,593       $61,768      $129,400      $172,303      $154,123
  Parking Income                            $10,067       $10,268       $10,473       $10,683       $10,896       $11,114
  Other Income                               $5,033        $5,134        $5,237        $5,341        $5,448        $5,557
                                       -----------------------------------------------------------------------------------
Total Revenue                            $3,295,528    $3,491,578    $3,540,803    $3,809,985    $4,024,386    $3,992,387
Less:  Vacancy and Collection Loss         ($65,609)     ($69,524)     ($70,502)     ($75,879)     ($80,161)     ($79,514)
                                       -----------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                   $3,229,919    $3,422,054    $3,470,301    $3,734,106    $3,944,225    $3,912,873

FIXED EXPENSES
  Real Estate Taxes                        $233,167      $241,328      $263,354      $299,730      $310,220      $321,078
  Insurance                                 $20,714       $21,439       $22,189       $22,966       $23,770       $24,602
                                       -----------------------------------------------------------------------------------
Total Fixed Expenses                       $253,881      $262,767      $285,543      $322,696      $333,990      $345,680

VARIABLE EXPENSES
  Utilities                                $370,970      $383,954      $397,392      $411,301      $425,697      $440,596
  Repairs & Maintenance                    $318,243      $329,382      $340,910      $352,842      $365,191      $377,973
  General & Administrative                 $124,284      $128,634      $133,136      $137,796      $142,619      $147,611
  Management                                $96,898      $102,662      $104,109      $112,023      $118,327      $117,386
                                       -----------------------------------------------------------------------------------
TOTAL VARIABLE EXPENSES                    $910,395      $944,632      $975,547    $1,013,962    $1,051,834    $1,083,566

NON-REIMBURSABLE EXPENSES                    $5,665        $5,864        $6,069        $6,281        $6,501        $6,729

TOTAL EXPENSES                           $1,169,941    $1,213,263    $1,267,159    $1,342,939    $1,392,325    $1,435,975

                                       ===================================================================================
NET OPERATING INCOME                   | $2,059,978  | $2,208,791  | $2,203,142  | $2,391,167  | $2,551,900  | $2,476,898
                                       ===================================================================================

  Commissions                              $198,364       $17,006      $198,336      $146,118       $56,320      $141,152
  Capital Reserves                          $27,921       $28,898       $29,910       $30,957       $32,040       $33,161
  Capital Expenses                         $258,800            $0            $0            $0            $0            $0
  Alterations                              $325,013       $30,848      $354,631      $261,265      $100,703      $252,385
                                       -----------------------------------------------------------------------------------
Net Cash Flow                            $1,249,880    $2,132,039    $1,620,265    $1,952,827    $2,362,837    $2,050,200
==========================================================================================================================



===========================================================================================================================
                                           Calendar      Calendar      Calendar      Calendar      Calendar  |   Compound |
                                             Year          Year          Year          Year          Year    |    Growth  |
                                             2003          2004          2005          2006          2007    |     Rate   |
=============================================================================================================|============|
REVENUE FROM OPERATIONS                                                                                      |            |
  Rental Income                          $4,056,491    $4,063,601    $4,297,082    $4,571,959    $4,625,465  |     3.52%  |
  Rent Concessions                               $0            $0            $0            $0            $0  |            |
  Total Recoveries                         $185,036      $172,302      $137,089      $167,425      $164,701  |    36.61%  |
  Parking Income                            $11,337       $11,563       $11,795       $12,031       $12,271  |     2.00%  |
  Other Income                               $5,668        $5,782        $5,897        $6,015        $6,136  |            |
                                       ----------------------------------------------------------------------|     2.00%  |
Total Revenue                            $4,258,532    $4,253,248    $4,451,863    $4,757,430    $4,808,573  |     3.85%  |
Less:  Vacancy and Collection Loss         ($84,830)     ($84,718)     ($88,683)     ($94,788)     ($95,803) |            |
                                       ----------------------------------------------------------------------|            |
EFFECTIVE GROSS INCOME                   $4,173,702    $4,168,530    $4,363,180    $4,662,642    $4,712,770  |     3.85%  |
                                                                                                             |            |
FIXED EXPENSES                                                                                               |            |
  Real Estate Taxes                        $332,316      $343,947      $355,985      $368,444      $381,340  |     5.04%  |
  Insurance                                 $25,463       $26,354       $27,276       $28,231       $29,219  |            |
                                       ----------------------------------------------------------------------|     3.50%  |
TOTAL FIXED EXPENSES                       $357,779      $370,301      $383,261      $396,675      $410,559  |            |
                                                                                                             |            |
VARIABLE EXPENSES                                                                                            |            |
  Utilities                                $456,017      $471,978      $488,497      $505,594      $523,290  |     3.50%  |
  Repairs & Maintenance                    $391,202      $404,894      $419,065      $433,733      $448,913  |     3.50%  |
  General & Administrative                 $152,777      $158,124      $163,659      $169,387      $175,315  |     3.50%  |
  Management                               $125,211      $125,056      $130,895      $139,879      $141,383  |            |
                                       ----------------------------------------------------------------------|     3.85%  |
TOTAL VARIABLE EXPENSES                  $1,125,207    $1,160,052    $1,202,116    $1,248,593    $1,288,901  |            |
                                                                                                             |            |
NON-REIMBURSABLE EXPENSES                    $6,964        $7,208        $7,460        $7,721        $7,992  |     3.50%  |
                                                                                                             |            |
TOTAL EXPENSES                           $1,489,950    $1,537,561    $1,592,837    $1,652,989    $1,707,452  |     3.85%  |
                                                                                                             |            |
                                       ======================================================================|            |
NET OPERATING INCOME                   | $2,683,752  | $2,630,969  | $2,770,343  | $3,009,653  | $3,005,318  |     3.85%  |
                                       ======================================================================|            |
                                                                                                             |            |
  Commissions                               $63,823      $102,357      $310,552       $21,217      $213,317  |     0.73%  |
  Capital Reserves                          $34,322       $35,523       $36,767       $38,053       $39,385  |     3.50%  |
  Capital Expenses                               $0            $0            $0            $0            $0  |            |
  Alterations                              $114,118      $183,018      $555,281       $37,937      $381,422  |     1.61%  |
                                       ----------------------------------------------------------------------|            |
Net Cash Flow                            $2,471,489    $2,310,071    $1,867,743    $2,912,446    $2,371,194  |     6.61%  |
===========================================================================================================================

                                                            -73-

                                                                 INCOME APPROACH
================================================================================

===================================================================================================
                                 CUSHMAN & WAKEFIELD INVESTOR SURVEY
                                             AUTUMN 1996
                          OFFICES-SUBURBAN NON-CBD, CLASS-B -- LEASED ASSET
===================================================================================================
                      Going-in         Terminal                            Income          Expense
                      Cap Rate         Cap Rate             IRR            Growth          Growth
===================================================================================================
Overall Range        8.5 - 12.0%      9.0 - 11.0%      10.5 - 18.0%      0.0 - 8.0%      2.0 - 5.0%
 Average Low/
 Average High        9.5 - 10.0%      9.8 - 10.2%      12.0 - 12.5%      3.4 - 4.5%      3.4 - 3.7%
===================================================================================================

     The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade investment properties in the United States. Generally speaking, our survey reveals going-in capitalization rates of 8.5 to 12.0 percent with the average low and high responses of 9.5 and 10.0 percent for investment grade Class B offices in non-CBD suburban locations. These going-in rates reflect an attitude in the market that existing income in these Class B properties now includes significant upside potential.

     The Washington, D.C. area has been consistently cited as one of the top office investment markets in the country. With the strength of the office demand created by the federal government and the national and international entities that must locate in close proximity to the seat of government, this market is highly regarded among investors. With the persistent questions about future federal employment, and hence office space demand, some caution is warranted. Additionally, the Montgomery County office markets continue to show secondary tier preference by many investors and tenants compared to Northern Virginia, but investment activity has shown significant improvement in the last year. Even so, the capitalization rates and yield rates required by investors for quality property in the metropolitan area are consistently among the lowest in the nation. Consequently, we concluded that a capitalization rate for a stabilized Class B building like the subject would be within the range of the local comparable sales and the survey data of 9.5 to 10.0 percent, and probably nearer the high end of the range because Sale I-5, which indicated an overall rate of
9.4 percent, has superior income durability and quality relative to the subject.

     In our DCF model, we selected a terminal capitalization rate that accounted for the anticipated holding period and reflected the subject's tenancy, quality and location. This rate also reflected the risk involved in our DCF analysis based on the income and expense projections that were modeled, as well as the approximate age of the property at the end of the holding period. The rate we selected reflects the significant rollover risk in the first four years of the holding period and the layout of the floor plates which makes it awkward to split the floors between more than two tenants thus, limiting the ability to fill vacant space with tenants smaller than 4,000 square feet. Thus, we are of the opinion that a 10.0 to 10.5 percent terminal capitalization rate is appropriate, say 10.25 percent.

     From this projected sales price, the estimated costs of sale for such items as real estate commissions, closing costs, legal fees, and so on, must be deducted. We estimate the seller's portion of closing costs, commissions, legal fees, and the like to be 3.0 percent of the sales price.

================================================================================

                                                                 INCOME APPROACH
================================================================================

DERIVATION OF DISCOUNT RATE

     The present value analysis is formulated by discounting the property cash flows at the selected internal rate of return or yield rate. The yield rate utilized to discount the projected cash flows and eventual property reversion was based on the results of our recent investor survey. The rate reflects acceptable expectation of yield to be achieved by the various investors currently active in the marketplace.

     A yield rate differs from an income rate, such as cash-on-cash (equity dividend rate or cash flow after debt service), in that it takes into consideration all equity benefits including the equity reversion at the time of resale, in addition to annual cash flows. The yield rate is the single rate (internal rate of return or IRR) that discounts all of the future equity benefits (cash flows and equity reversion) to the original equity investment. The yield rate currently accepted by investors in the market can be applied to the projected cash flows and a reversion in order to estimate the value of the projected income stream and, therefore, the value of the subject property.

     A real estate investment must compete in the capital markets and as such must be competitive with the yields offered on other investment vehicles of nearly similar risk, considering a similar holding period. In order to estimate the proper discount rate by which to process the subject income stream, we considered the yields on lower risk investments, such as ten-year Treasury Bonds and Aaa, A, Baa corporate bonds.

     An investor analyzing a real estate investment would certainly consider the alternative investment vehicles noted above as well as the distinct advantages and disadvantages offered by a real estate investment. Advantages include tax write-offs through depreciation and the chance for substantial capital appreciation. Disadvantages include non-liquidity and the burden of management.

     Institutional investors in class B office building in non-CBD suburban settings are currently requiring discount rates (before tax yield rates) ranging from 11.0 to 18.0 percent, with low and high averages of 12.0 and 12.5 percent. These rates relate to well-located, investment grade properties (note the Investor Survey in the Addenda). By comparison, the fourth quarter 1996 Korpacz Real Estate Investor Survey for the National Suburban Office Market showed equity IRRs between 10.0 and 14.0 percent, with an average of 11.8 percent. The better buildings, of course, would fall at the lower end of the range.

     In selecting an appropriate rate, consideration must be given not only to available yields on alternative investments, but also to the property's location, age and condition, as well as our degree of confidence in the assumptions made in our DCF model. As previously indicated, the subject has high rollover risk in the first four years of the analysis, when 62+/- percent of the existing leases expire, and limiting floor plates. However, these factor are somewhat offset by the subject's convenient location to I-270 in a strongly improving office market which is experiencing rent spikes and steadily declining vacancy. Based on these factors, it is our opinion that the subject warrants a discount rate of 12.0 percent.

================================================================================

                                                                 INCOME APPROACH
================================================================================

CONCLUSION

     Using the above indicated rates of return, our cash flow model indicated a value of $20,400,000 or $109.60 per square foot, as shown on the following page. This value estimate produces an implied going-in capitalization rate of 10.1 percent, which falls toward the upper end of the range generally required by investors as noted in the Cushman & Wakefield Investor Survey. We deem this reasonable because of the decline in cash flows in the first three years of the analysis due to high tenant turnover and reletting costs, when combined with a relatively flat cash flow profile over the term.

     Regarding the composition of the yield, as analyzed in the Discounted Cash Flow Analysis chart, 55 percent of the subject's ultimate yield is derived from the cash flow of the property with the balance attributable to the reversion or resale of the property at the conclusion of the holding period. Typical investor requirements dictate that a substantial amount of the value be derived from the cash flow. Greater risk is evident when the reversion provides a larger percentage of the overall return than the cash flows. However, the average cash on cash return is 10.3 percent, based on this value conclusion. This rate would generate investor interest because the yields are appropriate relative to the risks involved.

     Thus, it is our opinion that the market value of the property by the Income Approach, is $20,400,000 which equates to $109.60 per square foot of net rentable building area.

================================================================================

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

                                          MONTROSE OFFICE PARK
                                     3200-3206 TOWER OAKS BOULEVARD
                                 ROCKVILLE, MONTGOMERY COUNTY, MARYLAND

                                     DISCOUNTED CASH FLOW ANALYSIS
=======================================================================================================
               NET                  DISCOUNT                 PRESENT                          ANNUAL
CALENDAR       CASH                 FACTOR @                 VALUE OF       COMPOSITION    CASH ON CASH
 YEAR          FLOW                  12.00%                 CASH FLOWS        OF YIELD       RETURN
=======================================================================================================
 1997       $1,249,880       X       0.89286       =       $ 1,115,964          5.47%         6.13%
 1998       $2,132,039       X       0.79719       =       $ 1,699,648          8.33%        10.45%
 1999       $1,620,265       X       0.71178       =       $ 1,153,273          5.65%         7.94%
 2000       $1,952,827       X       0.63552       =       $ 1,241,057          6.08%         9.57%
 2001       $2,362,837       X       0.56743       =       $ 1,340,737          6.57%        11.58%
 2002       $2,050,200       X       0.50663       =       $ 1,038,695          5.09%        10.05%
 2003       $2,471,489       X       0.45235       =       $ 1,117,976          5.48%        12.12%
 2004       $2,310,071       X       0.40388       =       $   932,999          4.57%        11.32%
 2005       $1,867,743       X       0.36061       =       $   673,527          3.30%         9.16%
 2006       $2,912,446       X       0.32197       =       $   937,730          4.59%        14.28%
                                                           -----------         ------
TOTAL PRESENT VALUE OF CASH FLOWS                          $11,251,606         55.13%        10.26%
                                                                                             AVERAGE
REVERSION:
  2007        $3,005,318 (1) /         10.25%      =       $29,320,176
              Less:  Cost of Sale @     3.00%              $   879,605
                                                           -----------
              Net Reversion                                $28,440,570
              X Discount Factor                                0.32197
                                                           -----------
TOTAL PRESENT VALUE OF REVERSION                           $ 9,157,102         44.87%

TOTAL PRESENT VALUE OF CASH FLOW                           $20,408,709        100.00%

                            ROUNDED:                       $20,400,000
                                                           ===========

                     --------------------------------------------------------------
                     | Gross Leasable Area (S.F.):                        186,138 |
                     | Per Square Foot of Gross Leasable Area:            $109.60 |
                     | Implicit Going-In Capitalization Rate:                     |
                     | Year One NOI                                    $2,059,978 |
                     |     Going-In Capitalization Rate:                    10.1% |
                     --------------------------------------------------------------


NOTE: (1) NET OPERATING INCOME

=======================================================================================================

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     The two approaches utilized in this analysis indicated the following values:

           Sales Comparison Approach            $21,300,000
           Income Approach                      $20,400,000

     In the reconciliation, each approach to value is reviewed in order to determine the reliability of the data employed and to determine which approach best represents the actions of typical users and investors in the market.

     The Cost Approach is typically a good indication of value when the subject is new (there is recent historical cost data available) and a minimal amount of depreciation is present. Further, the interest being sought should be the fee simple estate. However, as indicated in the Valuation Process section, the Cost Approach is fraught with deficiencies when attempting to apply this technique to the leased fee estate of a property and when there is significant physical depreciation. Based on these factors, the Cost Approach was not prepared.

     The Sales Comparison Approach is based on the principle of substitution, which implies that a prudent person will not pay more to buy a property than it would cost to buy a comparable substitute property. We compared the subject property with the most recent sales of office properties in the area. Because of the inherent differences between the comparables and the subject, the range of value indications provided an imprecise indication of the price that a buyer would pay for the subject under normal circumstances. Even so, following our analysis, the Sales Comparison Approach value indication supports the value conclusion by the Income Approach.

     The Income Approach is predicated upon the principle of anticipation, which assumes that value is determined by the future income one can expect to receive from the real estate. In this approach, we estimated future income from operations over a holding period, including the ultimate sale of the property at the end of the term. This income stream was discounted to present value, yielding a reliable indication of value.

     Income properties like the subject are generally bought and sold based upon their ability to produce income, if leased. Thus, the prices being paid for comparable properties are less indicative of the subject's value than the value derived by the Income Approach. Therefore, we have relied primarily on the latter. However, strong support is provided by the value indication via the Sales Comparison Approach.

     Based on the above discussion, we have formed an opinion that the market value of the leased fee estate in the property, subject to the assumptions, limiting conditions, certifications and definitions as of May 20, 1997, is:

                  TWENTY MILLION FOUR HUNDRED THOUSAND DOLLARS
                                   $20,400,000

MARKETING TIME

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal, whereas exposure time is presumed to precede the effective date of appraisal. The

================================================================================

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

     Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of office projects like the subject, as well as our assessment of the local real estate market and economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would be about twelve months.

================================================================================

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

 1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

 2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

 3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

 4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

 5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

 6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and

================================================================================

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

     other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

 7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

 8. In preparing this appraisal, we have relied on the rent roll and the history of income and expenses furnished by the owner or the management company representing the owner. We have not reviewed actual tenant leases.

 9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset these advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of typical investors.

11. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

12. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                      CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1. Kelly J. Small inspected the property, and Donald R. Morris, MAI, Manager, Cushman & Wakefield of Washington D.C., Valuation Advisory Services, has reviewed and approved the report, but did not inspect the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

6. No one provided professional assistance to the person(s) signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Donald R. Morris, MAI has completed he requirements of the continuing education program of the Appraisal Institute.


     /s/ KELLY J. SMALL
     -----------------------------------------------
     Kelly J. Small
     Washington, D.C. Valuation Advisory Services
     Maryland Certified General Appraiser No. 20143


     /s/ DONALD R. MORRIS, MAI
     -----------------------------------------------
     Donald R. Morris, MAI
     Director/Manager
     Washington, D.C. Valuation Advisory Services
     Maryland Certified General Appraiser No. 07220

================================================================================

                                                                         ADDENDA
================================================================================





















================================================================================

                                                                         ADDENDA
================================================================================









                                ENGAGEMENT LETTER











================================================================================

                       [LETTERHEAD OF CUSHMAN & WAKEFIELD]

                                                    April 22, 1997

Prudential Bache Properties, Inc.
c/o Mr. Chester Piskorowski
Senior Vice President
Direct Investment
Prudential Securities Incorporated
199 Water Street, 16th floor
New York, New York 10292

                                      RE: Prudential Bache/Equitec Portfolio

Dear Chet:

     Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined.

      THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield subsidiaries active in the markets where the above portfolio properties are located will prepare the appraisal. We understand that Prudential Bache Properties, Inc. ("Prudential") is the client in this assignment and the report will be addressed accordingly.

      THE PROPERTY: We understand that the property consists of three office buildings and one industrial property located in California, Maryland and Washington. The properties are more specifically described on the attached Schedule A entitled "Property to be Appraised."

      INTEREST APPRAISED AND DATE OF VALUATION: Our assignment is to estimate the market value of a leased fee interest disregarding existing financing. The date of valuation will be the date of inspection.

      INTENDED USE OF APPRAISAL AND LIMITATIONS ON DISTRIBUTION OF REPORT: The appraisal is to be used to assist Prudential in evaluating current offers to purchase the properties from Equitec and other offers that may arise.

Cushman & Wakefield, Inc.

Prudential Bache Properties, Inc.
c/o Mr. Chester Piskorowski
Prudential Securities Incorporated          -2-                   April 22, 1997

      REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers when the appraisal is to be used in connection with mortgage loans or other transactions involving federally regulated lending institutions. Because of that requirement, this appraisal may not be accepted by a federally regulated financial institution.

      COMPLETE APPRAISAL, SELF-CONTAINED REPORT: This will be a complete appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The results of the appraisal will be conveyed in three copies of a Self-Contained report.

      COMPLIANCE WITH USPAP AND APPRAISAL INSTITUTE CODE OF ETHICS: Our report will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice ("USPAP") of the Appraisal Foundation and the Code of Ethics of the Appraisal Institute.

      STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: We enclose for your review a copy of our standard Assumptions and Limiting Conditions which will be incorporated into the appraisal. The appraisal may also be subject to special assumptions and limiting conditions which become apparent during the course of the assignment.

      INDEMNIFICATION: If you plan to use the appraisal or C&W's name in any offering memoranda or other investment material, you must obtain our prior written consent which will be given at our sole discretion. If C&W's name is published in any kind of offering materials, we will require an indemnification agreement from Prudential to us and in a form satisfactory to us.

      INFORMATION NEEDED TO COMPLETE THE APPRAISAL: Since we previously appraised these properties we understand that you will provide the following additional information for our review, if available:

o Cost of any major expansions, modifications or repairs incurred over the past three years

o     Engineering or environmental reports

o     ADA Compliance studies

o     Year-to-date operating statements and statements for two previous years

o     Budgets

o Lease Documents or detailed rent roll showing expiration dates, options to renew, expense stops, pass-through provisions and breakpoint for calculating overage rent

o     Name and telephone number of contact person to arrange for inspection

      APPRAISAL FEE AND SCHEDULE OF PAYMENT: The fee for this assignment shall be $25,000 payable at the time of delivery of the reports.

      DISINTERESTED OPINION OF VALUE: It is understood that payment of the appraisal fee is not contingent on the appraised value, a loan closing, or any other prearranged condition.

Cushman & Wakefield, Inc.

Prudential Bache Properties, Inc.
c/o Mr. Chester Piskorowski
Prudential Securities Incorporated          -3-                   April 22, 1997

      AUTHORIZING THE ASSIGNMENT AND REPORT DELIVERY: We agree to complete the assignment within thirty (30) days of your authorization to proceed. You may authorize the assignment by signing this letter and returning it to us.

      TIMELINESS OF DELIVERY: We will make every effort to deliver the report within the time period agreed upon. However, any delays in receiving the information requested could affect our ability to deliver on time.

      RESPONDING TO SUBPOENAS OR OTHER JUDICIAL REQUESTS TO PRODUCE DOCUMENTS:
If we receive a subpoena or other judicial request to produce documents or a request to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will notify you immediately so that you can take action to challenge that request if you see fit. However, if we are not a party to these proceedings, you agree to compensate us for the professional time and reimburse us for the actual expense which we incur in responding to this request, including attorneys' fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or request for testimony.

      PAYMENT OF LEGAL FEES TO COLLECT PAST DUE ACCOUNTS: Our fees and expenses shall be due as agreed in this letter. If it becomes necessary to place collection in the hands of a collection agent and/or an attorney (whether or not a legal action is filed) you agree to pay all legal fees and expenses incurred by us in connection with the collection or attempted collection of the agreed fee and travel expenses.

      USE OF AFFILIATES: You agree that we may utilize the services of our affiliates within the C&W network to produce the report required by this assignment. Our valuation offices in San Jose, CA; Seattle, WA; and Washington, D.C. will be involved in completing this assignment. The properties and respective branch managers are detailed below.

     Gateway Plaza and Park Plaza  Kenneth E. Matlin, MAI
                                   Director/Manager
                                   Cushman & Wakefield of California, Inc.
                                   2055 Gateway Place, Suite 550
                                   San Jose, CA 95110-1068
                                   phone (408) 438-5500 x140
                                   fax (408) 437-9129

     Montrose Office Park          Donald E. Morris, MAI
                                   Director/Manager
                                   Cushman & Wakefield of Washington, D.C., Inc.
                                   1875 Eye Street , NW, Suite 700
                                   Washington, D.C. 20006
                                   phone (202) 739-0393
                                   fax (202) 223-8963

Cushman & Wakefield, Inc.

Prudential Bache Properties, Inc.
c/o Mr. Chester Piskorowski
Prudential Securities Incorporated          -4-                   April 22, 1997

     Totem Valley Business Center  Kenneth A. Barnes, MAI
                                   Director/Manager
                                   Cushman & Wakefield of Washington, Inc.
                                   700 Fifth Avenue, Suite 2700
                                   Seattle, Washington 98104
                                   phone (206) 521-0240
                                   fax (206) 521-0299

      The proposal is submitted based on our current schedule of commitments. It may be necessary to alter the anticipated completion date if the assignment is not authorized promptly.

      Thank you for calling on us to render these services and we look forward to working with you.

                                   Sincerely,
                                   CUSHMAN & WAKEFIELD, INC.


                                   /s/ Frank P. Liantonio

                                   Frank P. Liantonio, MAI, CRE
                                   Executive Managing Director
                                   Valuation Advisory Services

FPL: fl

Enclosure

cc: Kenneth A. Barnes
    Brian R. Corcoran
    Kenneth E. Matlin
    Donald R. Morris

AGREED AND ACCEPTED FOR:

Prudential Bache Properties, Inc.



By: /s/ THOMAS S. LYNCH
    ----------------------------------
    President

Date: April 25, 1997

                                                                      SCHEDULE A
================================================================================

================================================================================
                            PROPERTY TO BE APPRAISED
--------------------------------------------------------------------------------
                                                        Land Area   Net Rentable
Location                            Property Type       (in acres)   Square Feet
================================================================================
Montrose Office Park           Office Building Complex    18.42        190,754
Rockville, MD
--------------------------------------------------------------------------------
Totem Valley Business Center   Industrial Park            10.40        105,115
Kirkland, WA
--------------------------------------------------------------------------------
Gateway Plaza                  Office Building             .87          48,578
Sacremento, CA
--------------------------------------------------------------------------------
Park Plaza                     Office Building             1.37         67,292
Sacremento, CA
================================================================================

                                                                         Addenda
================================================================================

                               Legal Description

--------------------------------------------------------------------------------
                       POLICY OF TITLE INSURANCE ISSUED BY

                                  STEWART TITLE
                                GUARANTY COMPANY

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS CONTAINED IN SCHEDULE B AND THE PROVISIONS OF THE CONDITIONS AND STIPULATIONS HEREOF, STEWART TITLE GUARANTY COMPANY, a corporation of Galveston, Texas, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the amount of insurance stated in Schedule A, and costs, attorneys, fees and expenses which the Company may become obligated to pay hereunder, sustained or incurred by the insured by reason of:

      1. Title to the estate or interest described in Schedule A being vested otherwise than as stated therein;

      2.    Any defect in or lien or encumbrance on such title;

      3.    Lack of a right of access to and from the land; or

      4.    Unmarketability of such title

      IN WITNESS WHEREOF, Stewart Title Guaranty Company has caused this policy to be signed and sealed by its duly authorized officers as of Date of Policy shown in Schedule A.

                                  STEWART TITLE
                                GUARANTY COMPANY


    /s/ Carloss Morris                                   /s/ Stewart Morris
---------------------------                          ---------------------------
   Chairman of the Board                                      President

Countersigned:
                                     [SEAL]


/s/ [ILLEGIBLE]
---------------------------
Authorized Countersignature

                            EXCLUSIONS FROM COVERAGE

                               Sanctity of Contract

The following matters are expressly excluded from the coverage of this policy:

1. Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, or regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a reduction in the dimensions or area of the land, or the effect of any violation of any such law, ordinance or governmental regulation.

2. Rights of eminent domain or governmental rights of police power unless notice of the exercise of such rights appears in the public records at Date of Policy.

3. Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant; (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder; (c) resulting in no loss or damage to the insured claimant; (d) attaching or created subsequent to Date of Policy; or (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

                              ---------------------
                              Page 1 of
                              Policy 0-9902-053296
                              Serial No.
                              ---------------------
--------------------------------------------------------------------------------

                          CONDITIONS AND STIPULATIONS

1.    DEFINITION OF TERMS

      The following terms when used in this policy mean:

      (a) "insured": the insured named in Schedule A, and, subject to any rights or defenses the Company may have against the named insured, those who succeed to the interest of such insured by operation of law as distinguished from purchase including, but not limited to, heirs, distributees, devisees, survivors, personal representatives, next of kin, or corporate or fiduciary successors.

      (b) "insured claimant": an insured claiming loss or damage hereunder.

      (c) "knowledge": actual knowledge, not constructive knowledge or notice which may be imputed to an insured by reason of any public records.

      (d) "land": the land described, specifically or by reference in Schedule A, and improvements affixed thereto which by law constitute real property; provided, however, the term "land" does not include any property beyond the lines of the area specifically described or referred to in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but nothing herein shall modify or limit the extent to which a right of access to and from the land is insured by this policy.

      (e) "mortgage": mortgage, deed of trust, trust deed, or other security instrument.

      (f) "public records": those records which by law impart constructive notice of matters relating to said land.

2.    CONTINUATION OF INSURANCE AFTER CONVEYANCE OF TITLE

      The coverage of this policy shall continue in force as of Date of Policy in favor of an insured so long as such insured retains an estate or interest in the land, or holds an indebtedness secured by a purchase money mortgage given by a purchaser from such insured, or so long as such insured shall have liability by reason of covenants of warranty made by such insured in any transfer or conveyance of such estate or interest; provided, however, this policy shall not continue in force in favor of any purchaser from such insured of either said estate or interest or the indebtedness secured by a purchase money mortgage given to such insured.

3. DEFENSE AND PROSECUTION OF ACTIONS - NOTICE OF CLAIM TO BE GIVEN BY AN INSURED CLAIMANT

      (a) The Company, at its own cost and without undue delay, shall provide for the defense of an insured in all litigation consisting of actions or proceedings commenced against such insured, or a defense interposed against an insured in an action to enforce a contract for a sale of its estate or interest in said land, to the extent that such litigation is founded upon an alleged defect, lien, encumbrance, or other matter insured against by this policy.

      (b) The insured shall notify the Company promptly in writing (i) in case any action or proceeding is begun or defense is interposed as set forth in (a) above, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy or, (iii) if title to the estate or interest, as insured, is rejected as unmarketable. If such prompt notice shall not be given to the Company, then as to such insured all liability of the Company shall cease and terminate in regard to the matter or matters for which such prompt notice is required; provided, however, that failure to notify shall in no case prejudice the rights of any such insured under this policy unless the Company shall be prejudiced by such failure and then only to the extent of such prejudice.

      (c) The Company shall have the right at its own cost to institute and without undue delay prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest as insured, and the Company may take any appropriate action under the terms of this policy, whether or not it shall be liable thereunder, and shall not thereby concede liability or waive any provision of this policy.

      (d) Whenever the Company shall have brought any action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any such litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

      (e) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured hereunder shall secure to the Company the right to so prosecute or provide defense in such action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of such insured for such purpose. Whenever requested by the Company, such insured shall give the Company all reasonable aid in any such action or proceeding, in effecting settlement, securing evidence, obtaining witnesses, or prosecuting or defending such action or proceeding, and the Company shall reimburse such insured for any expense so incurred.

4.    NOTICE OF LOSS - LIMITATION OF ACTION

      In addition to the notices required under paragraph 3(b) of these Conditions and Stipulations, a statement in writing of any loss or damage for which it is claimed the Company is liable under this policy shall be furnished to the Company within 90 days after such loss or damage shall have been determined and no right of action shall accrue to an insured claimant until 30 days after such statement shall have been furnished. Failure to furnish such statement of loss or damage shall terminate any liability of the Company under this policy as to such loss or damage.

5.    OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS

      The Company shall have the option to pay or otherwise settle for or in the name of an insured claimant any claim insured against or to terminate all liability and obligations of the Company hereunder by paying or tendering payment of the amount of insurance under this policy together with any costs, attorneys' fees and expenses incurred up to the time of such payment or tender of payment, by the insured claimant and authorized by the Company.

              (continued and concluded on last page of this policy)

ALTA OWNER'S POLICY--Amended 10/17/70

                                   SCHEDULE A

Order No.:          M-00834                  Policy No.: 0 - 9902 - 053296
Date of Policy:     August 11, 1986          Amount of Insurance: $20,300,000.00

1. Name of Insured Montrose Office Park Joint Venture, a Maryland single purpose General Partnership created by Joint Venture Agreement dated November 12, 1981 as amended by Amended and Restated Joint Venture Agreement dated August 11, 1986.

2. The estate or interest in the land described herein and which is covered by this policy is:

      FEE SIMPLE.

3. The estate or interest referred to herein is at Date of Policy vested in:

      PLEASE SEE ATTACHED EXHIBIT "A"

4. The land referred to in this policy is described as follows:

      PLEASE SEE ATTACHED EXHIBIT "B"

This is a replacement Policy for a Policy issued August 11, 1986 insuring Montrose Office Park Joint Venture

                                      Page 2                      STEWART TITLE
                                                                GUARANTY COMPANY

                                   EXHIBIT "A"

The Estate or interest referred to herein is at Date of Policy vested in:

Montrose Office Park Limited Partnership, a Maryland limited partnership, created by Certificate and Agreement of Montrose Office Certificate and Agreement of Montrose Office Park Limited Partnership, dated June 13, 1980, First Amendment of Certificate and Agreement of Limited Partnership dated October 15, 1985, and Second Amended and Restated Agreement and Certificate of Limited Partnership dated August 11, 1986, as declarant for Montrose Office Park Joint Venture, a Maryland single purpose general partnership created by Joint Venture Agreement dated November 12, 1981, as amended by Amended and Restated Joint Venture Agreement dated November 12, 1981 as amended and Restated Joint Venture Agreement dated August 11, 1986, as set out in Declaration recorded in Liber 5795, at folio 702 as amended by Declaration recorded in Liber 7244, at folio 706.

34/078219-11
080786-1

                                   EXHIBIT "B"

                               DESCRIPTION OF THE
                           MONTROSE OFFICE PARK PARCEL
                                CITY OF ROCKVILLE
                           MONTGOMERY COUNTY, MARYLAND

Being part of Lot 27, Block D, as shown on a p1at of subdivision entitled "Plat of Subdivision Lot 27 in Block "D" Wheel of Fortune" recorded among the Land Records of Montgomery County, Maryland, in Plat Book 100 as P1at No. 11191:

      Beginning for the same at the most easterly corner of the aforesaid Lot 27, said point being the end of the northeasterly or South 15(degrees) 36' 26" East, 955.30 foot line of the said Lot 27, said point also being a stone monument found with the marking "B.P.P.", thence running with part of the southeasterly or South 41(degrees) 27' 43" West 478.67 foot line of the aforesaid p1at, all courses in the Meridian of the Washington Suburban Sanitary Commission,

      1. South 41(degrees) 27' 37" West, 465.34 feet to a point, said point being in the northeasterly right of way line of Monroe Street as dedicated to public use by the aforesaid p1at; thence running with the said right of way line

      2. North 39(degrees) 31' O1" West, 628.87 feet to a point; thence leaving the said right of way line and running with the westerly line of the Recreation Easement as shown on the aforesaid p1at the following six (6) courses and distances:

      3.    North 09(degrees) 04' 53" East, 113.17 feet to a point; thence

      4.    North 26(degrees) 06' 02" West, 175.94 feet to a point; thence

      5.    North 14(degrees) 37' 52" West, 168.67 feet to a point; thence

      6.    North 17(degrees) 37' 50" East, 307.02 feet to a point; thence

      7.    North 30(degrees) 40' 58" West, 264.18 feet to a point; thence

      8. North 71(degrees) 41' 04" West, 152.81 feet to a point in the northerly line of the aforesaid Lot 27, Block "D", thence running with the northerly and northeasterly lines of the said Lot 27 the following four (4) courses and distances:

      9.    North 79(degrees) 51' 12" East, 235.19 feet to a point; thence

      10. North 85(degrees) 45' 12" East, 428.92 feet to the northeastern most corner of the said Lot 27; thence

      11.   South 15(degrees) 35' 46" East, 301.38 feet to a point; and thence

Continuation Form 203-A-T

Attached to and made a part of Stewart Title Guaranty Company Policy No. 0-9902-053296

Continuation of Schedule

12. Easement and Right of Way for the installation construction, reconstruction, maintenance, repair, operation and inspection of a water main and appurtenances together with the right of ingress and egress along and over said right of way for any and all such purposes granted to the Mayor and City Council of Rockville by Instrument dated April 2, 1980 and recorded April 11, 1980 in Liber 5505 at folio 567 and as shown on the Greenhorne and O'Mara Inc. boundary survey, dated July 21, l986, the policy will insure however that said easement is not encroached upon by improvements.

13. Note: This policy will insure that the insured property is adjacent to and abuts on Monroe Street, a duly dedicated public Street, and that said Monroe Street provides direct public access to Montrose Road also a duly dedicated public street.

Continuation Form 203-A-T

Attached to and made a part of Stewart Title Guaranty Company Policy No. 0-9902-053296

Continuation of Schedule

      975 at folio 275 dated July 3, 1945 and recorded July 23, 1945 and omitting any restriction based on race, color, religion or national origin but the policy will insure that said covenants have not been violated and that a future violation thereof will not work or cause a forfeiture or reversion of title.

6. Fifty (50) foot building restriction line per item 2 of the covenants set out as items 2 and 3 above of this schedule: but the policy will insure that said covenants have not been violated and that a future violation thereof will not cause a forfeiture or reversion of title.

7. Easement and Right of Way for trunk line sanitary sewer with right of ingress and egress thereto, and granted to the Mayor City Council of Rockvile by Instrument dated October 29, 1957 and recorded October 31, 1957 in Liber 2399 at folio 137 but the final policy will insure that said easement is not encroached upon by improvements which would violate the terms of the easement.

8. Easement and Right of Way for installation construction and repair of a trunk line sanitary sewer granted to the Mayor and City Council of Rockville by Instrument dated August 6, 1956 and recorded April 29, 1957 in Liber 2334 at folio 172 but this policy insures that said easement is not encroached upon by improvements which would violate the terms of the easement.

9. Agreement for recreational easement with the Mayor and City Council of Rockville dated January 13, 1969 and recorded January 29, 1969 in Liber 3828 at folio 432, as modified by Modification Agreement dated January 14, 1976 and recorded January 16, 1976 in Liber 4739 at folio 260 and as shown on the plat of subdivision recorded in Plat Book 100 at plat 11191. This policy insures that said easement is not encroached upon by improvements.

10.   Twenty (20) and ten (10) foot sewer easements and ten (10)

12. South 15 degrees 36 minutes 26 seconds East, 955.30 feet to the point of beginning, containing 810,623 square feet or 18.6093 acres of land:

The above described parcel of is in accordance with a "Plat of Survey for Part of Lot 27, Block "D" Wheel of Fortune", prepared by Greenhorne & O'Mara, Inc., dated September 4, 1981, and re-certified July 21, 1986.

ALTA OWNER'S POLICY--Amended: 10/17/70

M00834

                                   SCHEDULE B

                                                       Policy No.: 0-9902-053296

This policy does not insure against loss or damage by reason of the following:

1.    Rights or claims of parties in possession not shown by the public records.

2.    Easements, or claims of easements, not shown by the public records.

3. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the premises.

4. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5. Community property, dower, curtesy, survivorship, or homestead rights, if any, of any spouse of the insured.

6. Any titles or rights asserted by anyone including but not limited to persons, corporations, governments or other entities, to tide lands, or lands comprising the shores or bottoms of navigable rivers, lakes, bays, ocean or gulf, or lands beyond the line of the harbor or bulkhead lines as established or changed by the United States Government or water rights, if any.

7. Reservations contained in Patent from the United States of America or State where the land described in Schedule A is located.

8.    Restrictive Covenants affecting the property described in Schedule A.

9.    Taxes for the year 19   and thereafter.

1. State, County and Rockville taxes subsequent to those levied for the year ending June 30, 1987, a lien but not yet due and payable.

2. Mortgage from Montrose Office Park Joint Venture, a Maryland joint venture to Paul A. Patrick, trustee dated December 16, 1986 and recorded December 16, 1986 in Liber 7449, folio 416.

3. Minimum Building Restriction Line Slope easements and drainage easements as established by owners dedication on a plat of subdivision recorded in Plat Book 100 at Plat 1191 which has not been violted and a future violation thereof will not work or cause a forfeiture or reversion of title.

4. Restrictive covenants in Deed appearing of record in Liber 956 at folio 286 dated December 19, 1944 and recorded December 29, 1944 Omitting any restriction based on race, color, religion or national origin, but the policy will insure said covenants have not been violted and a future violation thereof will not cause a forfeiture or reversion of title.

5.    Restrictive covenants in Deed appearing of record in Liber

            See Continuation Page

      omit items 1 thru 9

                                                                  STEWART TITLE
                                    Page 3                      GUARANTY COMPANY

                                                                         Addenda
================================================================================

                                Flood Plain Map

                    [GRAPHICAL REPRESENTATION OF FLOOD PLAIN
                              MAP OF SUBJECT AREA]

                                                                         Addenda
================================================================================

                           Improved Sales Comparables

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-1                                          Sale

Building Name:                               CRI Building

Location:                                    11200 Rockville Pike
                                             Rockville, Montgomery, MD

Parcel Number:                               HQ11-N261

Grantor:                                     11200 RP Associates LP

Grantee:                                     Meridian

Date of Sale:                                04/01/97

Recording Data:                              N/A

Physical Description:

  Land Area:                                 190,793 Square Feet
                                             4.38 Acres
  Net Rentable Area:                         180,229 Square Feet
  Year Built:                                1986
  Occupancy at Sale:                         67 %
  Parking:                                   2.84 per 1,000
  Quality:                                   Average
  Construction:                              concrete and glass
  Zoning:                                    OM & R-90
  Stories:                                   6

Sale Price:                                  $23,200,000

Terms of Sale:                               $21,684,733 @ 8.25%; 25 yrs
                                             AMRESCO

Economic Indicators:
 Net Operating Income:                       $1,993,188         Buyer's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                         8.59%
 Discount Rate (IRR):                        12.9%

Sale Price/Square Foot (RSF):                $128.73

COMMENTS:

      The sale included 1.8 acres of excess residential land which the buyer attributed $1.2 million. This figure was

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-1 Continued

      deducted from the total purchaser price; thus, no adjustment is necessary. The purchaser anticipates lease-up of the vacant space by year-end 1997. The indicated net operating income and capitalization rate are based upon net operating income in place, without the benefit of lease-up. Current rents are $21.50 per square foot.

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-2                                          Sale

Building Name:                               Rockwall I and II

Location:                                    11400 Rockville Pike
                                             5515 Security Lane
                                             Rockville, Montgomery, MD

Parcel Number:                               HQ 11-N59 and N-115

Grantor:                                     Equitable Life Assurance

Grantee:                                     Rockwall I and II LLC

Date of Sale:                                12/30/96

Recording Data:                              14585/226

Physical Description:

  Land Area:                                 93,654 Square Feet
                                             2.15 Acres
  Net Rentable Area:                         339,174 Square Feet
  Year Built:                                1975
  Occupancy at Sale:                         86 %
  Parking:                                   3.2 per 1,000
  Quality:                                   Average
  Construction:                              concrete and brick
  Zoning:                                    CO
  Stories:                                   11

Sale Price:                                  $37,258,500

Terms of Sale:                               All cash

Economic Indicators:
 Net Operating Income:                       $3,632,704        Seller's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                         9.75%

Sale Price/Square Foot (RSF):                $109.85

COMMENTS:

      This represents the sale of two office buildings containing 157,707 and 181,467 square feet. There is approximately 1.5 acres of excess land; however, it will be used for additional parking. Current rents are in the $17.00 to

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-2 Continued

      $18.00 per square foot range. The exposure time was approximately three months.

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-3                                          Sale

Building Name:                               Woodmont Office Center

Location:                                    1401 Rockville Pike
                                             Rockville, Montgomery, MD

Parcel Number:                               GR51-N848-002

Grantor:                                     Templeton Place LP

Grantee:                                     Blackridge Woodmont LLC

Date of Sale:                                12/05/96

Recording Data:                              14544/144

Physical Description:

  Land Area:                                 103,673 Square Feet
                                             2.38 Acres
  Net Rentable Area:                         187,531 Square Feet
  Year Built:                                1987
  Occupancy at Sale:                         100 %
  Parking:                                   2.3 per 1,000
  Quality:                                   Good
  Construction:                              concrete and glass
  Zoning:                                    RPC
  Stories:                                   6

Sale Price:                                  $20,900,000

Terms of Sale:                               $19,500,000 GMAC

Economic Indicators:
 Net Operating Income:                       $2,450,000        Seller's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                         11.72%

Sale Price/Square Foot (RSF):                $111.45

COMMENTS:

      Approximately 91,000 square feet of space in this building is occupied by the Food and Drug Administration at a rental rate of $24.00 per square foot. The previous owner of the building had defaulted on the loan and the purchaser acquired the delinquent note and took the deed in lieu of

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-3 Continued

      foreclosure. The FDA was scheduled to expire in 1997, but renewed for another ten years subsequent to the sale. The extension had not been negotiated with the FDA at the time of sale and the net operating income reported above was based on a projection of rollover and market lease-up of the FDA space in 1997.

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-4                                          Sale

Building Name:                               NIST Building

Location:                                    820 W. Diamond Avenue
                                             Gaithersburg, Montgomery, MD

Parcel Number:                               FT32-N39

Grantor:                                     820 W. Diamond LP
                                             Donohoe Companies

Grantee:                                     Rosecliff Realty Funding, Inc.

Date of Sale:                                12/15/95

Recording Data:                              13820-725

Physical Description:

  Land Area:                                 386,813 Square Feet
                                             8.88 Acres
  Net Rentable Area:                         131,084 Square Feet
  Year Built:                                1995
  Occupancy at Sale:                         100 %
  Parking:                                   Surface
  Quality:                                   Good
  Construction:                              brick and steel
  Zoning:                                    C-2
  Stories:                                   6

Sale Price:                                  $20,000,000

Terms of Sale:                               Cash sale

Economic Indicators:
 Net Operating Income:                       $2,000,000        Seller's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                         10%

Sale Price/Square Foot (RSF):                $152.57

COMMENTS:

      This building was a build-to-suit for NIST who occupies the entire building on a ten year lease at a rental rate of $24.25 per square foot. The lease has a five year renewal

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-4 Continued

      option and, if the lease is renewed in 2005, the seller will receive an additional $1.0 million. The building is reportedly under contract to sell as part of Rosecliff's portfolio sale; however, the individual value attributed to this portion of the portfolio was unavailable.

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-5                                          Sale

Building Name:                               Woodmont Place

Location:                                    1451 Rockville Pike
                                             Rockville, Montgomery County, MD

Parcel Number:                               04-269-02253276

Grantor:                                     Metropolitan Life Insurance Co

Grantee:                                     A&A Woodmont Place, Inc.
                                             c/o Cambridge Group

Date of Sale:                                07/31/95

Physical Description:

  Land Area:                                 108,464 Square Feet
                                             2.49 Acres
  Gross Building Area:                       110,000 Square Feet
  Net Rentable Area:                         102,992 Square Feet
  Year Built:                                1983
  Occupancy at Sale:                         100 %
  Parking:                                   337 Structured, 30 Surface
  Quality:                                   Good
  Construction:                              Steel Frame

Sale Price:                                  $10,650,000

Terms of Sale:                               $7.5 million; 10 yrs; market
                                             IDS Life Insurance

Economic Indicators:
 Net Operating Income:                       $1,001,415                 Estimate

Appraisal Indicators:
 Overall Rate (OAR):                         9.40%

Sale Price/Square Foot (GSF):                $96.82

Sale Price/Square Foot (RSF):                $103.41

COMMENTS:

      This is a high quality office building originally developed by Gerald Hines and sold to Met Life in 1984 for $17.8 million ($173 sf). At the time of safe, the building was

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-5 Continued

      fully leased to the FDA at a flat rent of $15.51 per square foot for eight additional years. The buyer is a middle eastern investor actively buying office buildings in the Washington D.C. area, who was motivated by the riskless return over the next eight years. The property was considered to have excellent income durability and quality.

                                                                         Addenda
================================================================================

                             Pro-Ject +plus Reports

                              MONTROSE OFFICE PARK
                            PROJECT DESIGNATOR: MON2
                            REVISION: 5/27/97 @ 11:22
                                 TENANT REGISTER
                                 5/27/97 @ 11:23

                TENANT                       SQUARE FEET  BEGIN DATE  END DATE
------------------------------------------   -----------  ----------  --------
 #  1 - SUITE   100-02   FARRADYNE SYSTEMS        28,964      9/1995    8/2000
 #  2 - SUITE   107-01   R.C. PUBLICATIONS         5,025      5/1990    5/2000
 #  3 - SUITE   300-01   SPC FINANCIAL             6,541      5/1989    4/1999
 #  4 - SUITE   350-01   NETWORK EXPANSION         4,946      6/1997    5/2002
 #  5 - SUITE   100-02   TECHNICAL RESOURCE       35,465      9/1986   12/1999
 #  6 - SUITE   400-01   TAF ASSOCIATES           11,911      2/1984    3/1999
 #  7 - SUITE   100-01   THE REGISTRY             11,941      1/1997   12/2003
 #  8 - SUITE   200-01   DYNCORP ENVIRON          12,000      6/1997    5/2002
 #  9 - SUITE   300-02   SYSTEMS FLOW INC          5,844     11/1991    4/1998
 # 10 - SUITE   350-01   DENNISBERG ADVERT         5,678      6/1996    5/1999
 # 11 - SUITE   400-02   EPIC MEGAGAMES            4,076      5/1996    4/1999
 # 12 - SUITE   410-01   SOLUTIONS DESIGN          5,129      6/1997    5/2002
 # 13 - SUITE   450      VACANT                    2,360      8/1997    7/2002
 # 14 - SUITE   200      M-CUBED INFO SYST        12,216      5/1996    4/2000
 # 15 - SUITE   400      VECTOR                   11,352     12/1996   12/2001
 # 16 - SUITE   310      TOLL BROTHERS             5,458      5/1996    5/2001
 # 17 - SUITE   100      TYC ASSOC                 8,969      6/1997    5/2002
 # 18 - SUITE   100      VECTOR                    2,369      6/1997    5/2002
 # 19 - SUITE   300      VACANT                    5,894      8/1997    7/2002
                                                 -------

             19 TENANTS                          186,138
                                                 =======

                              MONTROSE OFFICE PARK
                            PROJECT DESIGNATOR: MON2
                            REVISION: 5/27/97 @ 11:22
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS
                                5/27/97 (R) 11:22

                  1997        1998      1999       2000      2001       2002      2003       2004      2005
                -------     -------   -------    -------   -------    -------   -------    -------   -------
JANUARY         144,471     186,138   186,138    150,673   186,138    174,786   186,138    174,197   186,138
FEBRUARY        144,471     186,138   186,138    150,673   186,138    174,786   186,138    174,197   186,138
MARCH           144,471     186,138   186,138    186,138   186,138    186,138   186,138    186,138   150,673
APRIL           144,471     186,138   174,227    186,138   186,138    186,138   186,138    186,138   150,673
MAY             144,471     180,294   163,610    173,922   186,138    186,138   186,138    186,138   186,138
JUNE            177,884     180,294   169,843    168,897   180,680    152,726   186,138    174,227   186,138
JULY            177,884     186,138   180,460    181,113   180,680    152,726   180,294    163,610   173,922
AUGUST          186,138     186,138   186,138    186,138   186,138    177,884   180,294    169,843   168,897
SEPTEMBER       186,138     186,138   186,138    157,174   186,138    177,884   186,138    180,460   181,113
OCTOBER         186,138     186,138   186,138    157,174   186,138    186,138   186,138    186,138   186,138
NOVEMBER        186,138     186,138   186,138    186,138   186,138    186,138   186,138    186,138   1S7,174
DECEMBER        186,138     186,138   186,138    186,138   186,138    186,138   186,138    186,138   157,174
                -------     -------   -------    -------   -------    -------   -------    -------   -------
AVERAGE SF
OCCUPIED-OCCA   167,401     185,164   181,437    172,526   185,228    177,302   185,164    179,447   172,526

TOTAL SF-GSA    186,138     186,138   186,138    186,138   186,138    186,138   186,138    186,138   186,138
                -------     -------   -------    -------   -------    -------   -------    -------   -------
OCCUPANCY %       89.93       99.48     97.47      92.69     99.51      95.25     99.48      96.41     92.69
                =======     =======   =======    =======   =======    =======   =======    =======   =======

                  2006        2007      2008       2009      2010       2011
                -------     -------   -------    -------   -------    -------
JANUARY         186,138     186,138   186,138    186,138   186,138    157,174
FEBRUARY        186,138     186,138   186,138    186,138   186,138    157,174
MARCH           186,138     174,786   186,138    174,197   186,138    186,138
APRIL           186,138     174,786   186,138    174,197   186,138    186,138
MAY             186,138     186,138   186,138    186,138   150,673    186,138
JUNE            186,138     186,138   186,138    186,138   150,673    186,138
JULY            186,138     186,138   186,138    186,138   186,138    186,138
AUGUST          180,680     152,725   186,138    174,227   186,138    186,138
SEPTEMBER       180,680     152,725   180,294    163,610   173,922    186,138
OCTOBER         186,138     177,884   180,294    169,843   168,897    180,680
NOVEMBER        186,138     177,884   186,138    180,460   181,113    180,680
DECEMBER        186,138     186,138   186,138    186,138   186,138    186,138
                -------     -------   -------    -------   -------    -------
AVERAGE SF
OCCUPIED-OCCA   185,228     177,302   185,164    179,447   177,354    180,401

TOTAL SF-GBA    186,138     186,138   186,138    186,138   186,138    186,138
                -------     -------   -------    -------   -------    -------
OCCUPANCY %       99.51       95.25     99.48      96.41     95.28      96.92
                =======     =======   =======    =======   =======    =======

                              MONTROSE OFFICE PARK
                            PROJECT DESIGNATOR: MON2
                           REVISION: 5/27/97 @ 11:22
                           PROJECT ASSUMPTIONS REPORT
                             INCLUDING ALL TENANTS
                                5/27/97 @ 11:23

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF MONTROSE OFFICE PARK BEGINNING 5/1997
FOR 15 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

GBA
1997 VALUE -186,138
THEREAFTER - CONSTANT

OCCA
1997 VALUE -     167,401
1998 VALUE -     185,164
1999 VALUE -     181,437
2000 VALUE -     172,526
2001 VALUE -     185,228
2002 VALUE -     177,302
2003 VALUE -     185,164
2004 VALUE -     179,447
2005 VALUE -     172,526
2006 VALUE -     185,228
2007 VALUE -     177,302
2008 VALUE -     185,164
2009 VALUE -     179,447
2010 VALUE -     177,354
2011 VALUE -     180,401
THEREAFTER - CONSTANT

GROWTH RATES

RENT
1997 VALUE -      5.00
1998 VALUE -      5.00
1999 VALUE -      3.50
THEREAFTER - CONSTANT

EXPG
1997 VALUE -      3.50
THEREAFTER - CONSTANT

ESC
1997 VALUE -      3.00

THEREAFTER - CONSTANT

CPI
1997 VALUE -      3.50
THEREAFTER - CONSTANT

MISC
1997 VALUE -      2.00
THEREAFTER - CONSTANT

MARKET RATES

RENT

1997 VALUE -      18.00
THEREAFTER - GROWING AT GROWTH RATE RENT

TINW
1997 VALUE -      10.00
THEREAFTER - GROWING AT GROWTH RATE CPI

RNWR
1997 VALUE -      3.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

TIRN
1997 VALUE -      3.00
THEREAFTER - GROWING AT GROWTH RATE CPI

MISCELLANEOUS INCOMES

MISC INCOME
1997 VALUE -      5,000
THEREAFTER - GROWING AT GROWTH RATE MISC

PARKING INCOME
1997 VALUE -      10,000
THEREAFTER - GROWING AT GROWTH RATE MISC

EXPENSES

UTILITIES         , REFERRED TO AS UTIL
CHARGED AGAINST NET OPERATING INCOME

1997 VALUE -      366,692
THEREAFTER - GROWING AT GROWTH RATE EXPG

REPAIRS & MAINT   , REFERRED TO AS MAIN
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      314,573
THEREAFTER - GROWING AT GROWTH RATE EXPG

GENERAL & ADMIN   , REFERRED TO AS ADMN
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      122,851
THEREAFTER - GROWING AT GROWTH RATE EXPG

Non-Recoverab1e   , REFERRED TO AS NONR
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      5,600
THEREAFTER - GROWING AT GROWTH RATE EXPG

0000
AN INFORMATIONAL EXPENSE
1997 VALUE -      0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

MANAGEMENT  , REFERRED TO AS MGMT
AN INFORMATIONAL EXPENSE
1997  VALUE -      95,078
1998  VALUE -     101,739
1999  VALUE -     104,118
2000  VALUE -     106,878
2001  VALUE -     119,405
2002  VALUE -     114,603
2003  VALUE -     124,392
2004  VALUE -     126,642
2005  VALUE -     125,113
2006  VALUE -     139,581

2007  VALUE -     138,328
2008  VALUE -     149,551
2009  VALUE -     150,195
2010  VALUE -     152,842
2011  VALUE -     160,661
THEREAFTER - CONSTANT

R.E. TAXES        , REFERRED TO AS RETX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      230,478
1998 VALUE -      238,545
1999 VALUE -      246,894
2000 VALUE -      296,273

THEREAFTER - GROWING AT GROWTH RATE EXPG

INSURANCE         , REFERRED TO AS INSR
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      20,475
THEREAFTER - GROWING AT GROWTH RATE EXPG

OPERATING EXPENSES, REFERRED TO AS OPER
AN INFORMATIONAL EXPENSE
+100.0% OF UTIL+100.0% OF MAIN
+100.0% OF ADMN+100.0% OF WGMT
+100.0% OF RETX+100.0% OF INSR

0001
AN INFORMATIONAL EXPENSE
1997 VALUE -      0.00
THEREAFTER - CONSTANT

0002
AN INFORMATIONAL EXPENSE
1997 VALUE -      0.00
THEREAFTER - CONSTANT

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -      2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1997 VALUE -      3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS

STANDARD METHOD #1 -    2.900% OF TOTAL RENT

STANDARD METHOD #2 -    5.000% OF TOTAL RENT

STANDARD METHOD #3 -    2.000% OF TOTAL RENT

STANDARD METHOD #4 -    0.000% OF TOTAL RENT

STANDARD METHOD #5 -    0.000% OF TOTAL RENT

COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION

1997 VALUE -      5.10
THEREAFTER - GROWING AT GROWTH RATE CPI

ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

CAPITAL RESERVES
1997 VALUE -      27,921
THEREAFTER - GROWING AT GROWTH RATE CPI

CAPITAL EXPENSES

1997 VALUE -      258,800
1998 VALUE -      0.00
THEREAFTER - CONSTANT

PRIMARY CLASSIFICATION CODES

NONE

SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

NONE

SALES VOLUME PROFILE

        PERCENT OF    RELATIVE
MONTH  ANNUAL SALES    VOLUME
-----  ------------    ------
 JAN       8.33%        1.00
 FEB       8.33%        1.00
 MAR       8.33%        1.00
 APR       8.33%        1.00
 MAY       8.33%        1.00
 JUN       8.33%        1.00
 JUL       8.33%        1.00
 AUG       8.33%        1.00
 SEP       8.33%        1.00
 OCT       8.33%        1.00
 NOV       8.33%        1.00
 DEC       8.33%        1.00
         ------        -----
TOTALS   100.00%       12.00

GLOBAL RECOVERIES

NONE

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

THERE ARE A TOTAL OF 1 REFERENCE TENANT(S):

--------------------------------------------------------------------------------

#  1 - REFERENCE
BASE LEASE DATES: 11/1995 TO 10/2000
TYPE OF TENANT:   OFFICE
SQUARE FOOTAGE:   1,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE RENT

RECOVERIES: NONE

COMMISSIONS:      NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------   ---------  -----------  -----------
  1       5.00         3      NONE       NONE         YES          YES
  2       5.00         3      NONE       NONE         YES          YES
  3       5.00         3      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000

INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

TENANTS

THERE ARE A TOTAL OF 19 LEASEHOLD TENANT(S)

--------------------------------------------------------------------------------

#  1 - SUITE 100-02     , FARRADYNE SYSTEMS
BASE LEASE DATES:       9/1995 TO  8/2000
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         28,964
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    17.85/SF/YR
CHANGING TO  -    18.48/SF/YR ON 8/1997
CHANGING TO  -    19.12/SF/YR ON 8/1998
CHANGING TO  -    19.60/SF/YR ON 8/1999

RECOVERIES:

R.E. TAXES
PRO RATA SHARE RECOVERY OF EXPENSE RETX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF 1.42/SF MULTIPLIED BY AREA MEASURE OCCA

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------   ---------  -----------  -----------
  1       5.00         2      NONE       NONE         YES          YES
  2       5.00         2      NONE       NONE         YES          YES
  3       5.00         2      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  2 - SUITE 107-01     , R.C. PUBLICATIONS
BASE LEASE DATES:       5/1990 TO  5/2000

TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         5,025
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    20.84/SF/YR
CHANGING TO  -    21.77/SF/YR ON 5/1997
CHANGING TO  -    22.75/SF/YR ON 5/1998
CHANGING TO  -    23.84/SF/YR ON 5/1999

RECOVERIES: NONE

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------   ---------  -----------  -----------
  1       5.00         2      NONE       NONE         YES          YES
  2       5.00         2      NONE       NONE         YES          YES
  3       5.00         2      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  3 - SUITE 300-01  , SPC FINANCIAL
BASE LEASE DATES:      5/1989 TO 4/1999

TYPE OF TENANT:        OFFICE

SQUARE FOOTAGE:    6,541
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  16.95/SF/YR
CHANGING TO  -  17.83/SF/YR ON 5/1997
CHANGING TO  -  18.73/SF/YR ON 5/1998

RECOVERIES: NONE

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY                              1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:  STANDARD METHOD #1
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  STANDARD
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

#  4 - SUITE 350-01  , NETWORK EXPANSION
BASE LEASE DATES:     6/1997 TO 5/2002

TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       4,946
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE   -   l7.50/SF/YR
1999 VALUE   -   20.00/SF/YR
2000 VALUE   -   20.75/SF/YR
2001 VALUE   -   21.25/SF/YR
2002 VALUE   -   22.00/SF/YR
THEREAFTER  - GROWING AT   0.00%

RECOVERIES:

OPERATING EXPENSES

PRO RATA SNARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  STANDARD METHOD #2

PAYOUT:      CASHED OUT

ALTERATIONS:    7.00/SF
PAYOUT:      CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  5 - SUITE 100-02  , TECHNICAL RESOURCE
BASE LEASE DATES:      9/1986 TO 12/1999

TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        35,465
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT -  16.00/SF/YR
CHANGING TO  -  16.48/SF/YR ON 9/1997
CHANGING TO  -  16.97/SF/YR ON 8/1998
CHANGING TO  -  17.48/SF/YR ON 8/1999

RECOVERIES: NONE

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC  PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES

PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  6 - SUITE 400-01  , TAF ASSOCIATES
BASE LEASE DATES:      2/1984 TO  3/1999

TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        11,911
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  17.30/SF/YR
CHANGING TO  -  17.99/SF/YR ON 4/1997
CHANGING TO  -  18.73/SF/YR ON 4/1998

RECOVERIES: NONE

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC  PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  7 - SUITE 100-01  , THE REGISTRY
BASE LEASE DATES:      1/1997 TO 12/2003

TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        11,941
SUBJECT TD VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT -  14.10/SF/YR
CHANGING TO  -  14.46/SF/YR ON 1/1998
CHANGING TO  -  14.82/SF/YR ON 1/1999
CHANGING TO  -  15.19/SF/YR ON 1/2000
CHANGING TO  -  15.57/SF/YR ON 1/2001
CHANGING TO  -  15.97/SF/YR ON 1/2002
CHANGING TO  -  16.36/SF/YR ON 1/2003

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC  PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  8 - SUITE 200-01  , DYNCORP ENVIRON
BASE LEASE DATES:      6/1997 TO  5/2002

TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        12,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -   17.00/SF/YR
THEREAFTER - GROWING AT 2.50%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:      4.50/SF

PAYOUT:        CASHED OUT

ALTERATIONS:      2.71/SF

PAYOUT:        CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  9 - SUITE 300-02  , SYSTEMS FLOW INC
BASE LEASE DATES:      11/1991 TO  4/1998
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        5,844
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  16.00/SF/YR
CHANGING TO  -  16.50/SF/YR ON  5/1997

RECOVERIES: NONE

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER

PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 11 - SUITE 400-02  , EPIC MEGAGAMES

BASE LEASE DATES: 5/1996 TO  4/1999
TYPE OF TENANT:   OFFICE
SQUARE FOOTAGE:    4,076
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  16.00/SF/YR
CHANGING TO  -  16.48/SF/YR ON 5/1997
CHANGING TO  -  16.97/SF/YR ON 5/1996

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:

MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED OH AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 12 - SUITE 410-01  , SOLUTIONS DESIGN
BASE LEASE DATES:      6/1997 TO  5/2002
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:         5,129
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -   18.50/SF/YR
THEREAFTER - GROWING AT 3.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:      STANDARD METHOD #2
PAYOUT:           CASHED OUT

ALTERATIONS:        10.00/SF
PAYOUT:           CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF

TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 13 - SUITE 450  , VACANT
BASE LEASE DATES:   8/1997 TO  7/2002
TYPE OF TENANT:     OFFICE
SQUARE FOOTAGE:      2,360
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - MARKET RATE RENT
THEREAFTER - GROWING AT GROWTH RATE ESC

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:      STANDARD METHOD #2
PAYOUT:           CASHED OUT

ALTERATIONS:      MARKET RATE TINW
PAYOUT:           CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE EEC  PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 14 - SUITE 200  , M-CUBED INFO SYST
BASE LEASE DATES:   5/1996 TO  4/2000
TYPE OF TENANT:     OFFICE
SQUARE FOOTAGE:     12,216
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  17.50/SF/YR
CHANGING TO  -  18.03/SF/YR ON  5/1997
CHANGING TO  -  18.56/SF/YR ON  5/1998
CHANGING TO  -  19.12/SF/YR ON  5/1999

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES

PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 15 - SUITE 400  , VECTOR

BASE LEASE DATES:   12/1996 TO 12/2001
TYPE OF TENANT:     OFFICE
SQUARE FOOTAGE:     11,352
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  28.49/SF/YR
CHANGING TO  -  29.34/SF/YR ON  1/1998
CHANGING TO  -  30.22/SF/YR ON  1/1999
CHANGING TO  -  31.13/SF/YR ON  1/2000
CHANGING TO  -  32.06/SF/YR ON  1/2001

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED OH AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 16 - SUITE 310    , TOLL BROTHERS
BASE LEASE DATES:     5/1996 TO  5/2001
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:        5,458
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  17.00/SF/YR
CHANGING TO  -  17.51/SF/YR ON 5/1997
CHANGING TO  -  18.03/SF/YR ON 5/1998

CHANGING TO  -  18.57/SF/YR ON 5/1999
CHANGING TO  -  19.13/SF/YR ON 5/2000

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OCCA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES
  3        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC  PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 17 - SUITE 100  , TYC ASSOC
BASE LEASE DATES:   6/1997 TO  5/2002
TYPE OF TENANT:     OFFICE
SQUARE FOOTAGE:      8,969
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT
1998 VALUE -  18.00/SF/YR
THEREAFTER -  GROWING AT   3.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:      STANDARD METHOD #2
PAYOUT:           CASHED OUT

ALTERATIONS:        10.00/SF
PAYOUT:           CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 18 - SUITE 100      , VECTOR
BASE LEASE DATES:       6/1997 TO  5/2002
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:          2,369
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -   18.75/SF/YR
1999 VALUE -   19.31/SF/YR

2000 VALUE -   19.89/SF/YR
2001 VALUE -   20.49/SF/YR
2002 VALUE -   21.00/SF/YR
THEREAFTER - GROWING AT 0.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:  STANDARD METHOD #2

PAYOUT:       CASHED OUT

ALTERATIONS:    14.50/SF
PAYOUT:       CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:    STANDARD METHOD #1
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    STANDARD
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 19 - SUITE 300    , VACANT
BASE LEASE DATES:     8/1997 TO  7/2002
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:        5,894

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE - MARKET RATE RENT
THEREAFTER - GROWING AT GROWTH RATE ESC

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS:      STANDARD METHOD #2
PAYOUT:           CASHED OUT

ALTERATIONS:      MARKET RATE TINW
PAYOUT:           CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH       VACANT    SQ FT     MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----   ------------   ------   --------   ---------   -----------   -----------
  1        5.00         2        NONE        NONE         YES           YES
  2        5.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:

MARKET RATE RENT MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE ESC  PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPER
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:  STANDARD METHOD #1

RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  STANDARD
RENEWAL PAYOUT:       CASHED OUT

                              MONTROSE OFFICE PARK
                            PROJECT DESIGNATOR: MON2
                            REVISION: 5/27/97 @ 11:22
                                EXPIRATION REPORT
                        YEARS 1998 TO 2012, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 5/27/97 @ 11:23

                                    TERM/     BASE               TOTAL   MARKET
     TENANT           SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF  RENT/SF
--------------------  ---------   --------   -------   -------  -------  -------
#  9-SUITE 300-02                  INITIAL
SYSTEMS FLOW INC          5,844     4/1998     16.50      0.00    16.50    18.90
                      ---------              -------   -------  -------  -------
 1 FY 98 EXPIRATIONS      5,844                16.50      0.00    16.50    18.90



#  6-SUITE 400-01                  INITIAL
TAF ASSOCIATES           11,911     3/1999     18.73      0.00    18.73    19.84

#  3-SUITE 300-01                  INITIAL
SPC FINANCIAL             6,541     4/1999     18.73      0.00    18.73    19.84

# 11-SUITE 400-02                  INITIAL
EPIC MEGAGAMES            4,076     4/1999     16.97      0.47    17.43    19.84
                      ---------              -------   -------  -------  -------
 3 FY 99 EXPIRATIONS     22,528                18.41      0.08    18.50    19.84
                      ---------              -------   -------  -------  -------
 4 CUMULATIVE EXPS       28,372                18.02      0.07    18.08    19.65



# 10-SUITE 350-01                  INITIAL
DENNISBERG ADVERT         5,678     5/1999     17.34      0.46    17.81    19.84

#  5-SUITE 100-02                  INITIAL
TECHNICAL RESOURCE       35,465    12/1999     17.48      0.00    17.48    20.54

# 14-SUITE 200                     INITIAL
M-CUBED INFO SYST        12,216     4/2000     19.12      0.97    20.09    20.54
                      ---------              -------   -------  -------  -------
3 FY100 EXPIRATIONS      53,359                17.84      0.27    18.11    20.47
                      ---------              -------   -------  -------  -------
7 CUMULATIVE EXPS        81,731                17.90      0.20    18.10    20.18



#  2-SUITE 107-01                  INITIAL
R.C. PUBLICATIONS         5,025     5/2000     23.84      0.00    23.84    20.54

#  1-SUITE 100-02                  INITIAL
FARRADYNE SYSTEMS        28,964     8/2000     19.80      0.34    20.14    20.54
                      ---------              -------   -------  -------  -------
2 FY101 EXPIRATIONS      33,989                20.40      0.29    20.69    20.54
                      ---------              -------   -------  -------  -------
 9 CUMULATIVE EXPS      115,720                18.64      0.23    18.86    20.29

# 16-SUITE 310                     INITIAL
TOLL BROTHERS             5,458     5/2001     19.13      1.20    20.33    21.26

# 15-SUITE 400                     INITIAL
VECTOR                   11,352    12/2001     32.06      1.20    33.26    22.00
                      ---------              -------   -------  -------  -------

                                    TERM/     BASE               TOTAL   MARKET
     TENANT           SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF  RENT/SF
--------------------  ---------   --------   -------   -------  -------  -------

2 FY102 EXPIRATIONS      16,810                27.86      1.20    29.06    21.76
                      ---------              -------   -------  -------  -------
11 CUMULATIVE EXPS      132,530                19.81      0.35    20.16    20.47

#  8-SUITE 200-01                  INITIAL
DYNCORP ENVIRON          12,000     5/2002     18.76      1.40    20.17    22.00

#  4-SUITE 350-01                  INITIAL
NETWORK EXPANSION         4,946     5/2002     22.00      1.40    23.40    22.00

# 12-SUITE 410-01                  INITIAL
SOLUTIONS DESIGN          5,129     5/2002     20.82      1.40    22.23    22.00

# 17-SUITE 100                     INITIAL
TYC ASSOC                 8,969     5/2002     20.26      1.40    21.66    22.00

# 18-SUITE 100                     INITIAL
VECTOR                    2,369     5/2002     21.00      1.40    22.40    22.00

# 13-SUITE 450                     INITIAL
VACANT                    2,360     7/2002     20.26      1.40    21.66    22.00

# 19-SUITE 300                     INITIAL
VACANT                    5,894     7/2002     20.26      1.40    21.66    22.00
                      ---------              -------   -------  -------  -------
  7 FY103 EXPIRATIONS    41,667                20.15      1.40    21.55    22.00
                      ---------              -------   -------  -------  -------
18 CUMULATIVE EXPS      174,197                19.89      0.60    20.49    20.84

#  9-SUITE 300-02                RENEWAL 1
SYSTEMS FLOW INC          5,844     6/2003     21.27      1.47    22.74    22.77

#  7-SUITE 100-01                  INITIAL
THE REGISTRY             11,941    12/2003     16.36      1.71    18.07    23.57
                      ---------              -------   -------  -------  -------
 2 FY104 EXPIRATIONS     17,785                17.97      1.63    19.60    23.31
                      ---------              -------   -------  -------  -------
20 CUMULATIVE EXPS      191,982                19.71      0.70    20.41    21.07



#  6-SUITE 400-01                RENEWAL 1
TAF ASSOCIATES           11,911     5/2004     22.34      1.51    23.85    23.57

#  3-SUITE 300-01                RENEWAL 1
SPC FINANCIAL             6,541     6/2004     22.34      1.51    23.85    23.57

# 11-SUITE 400-02                RENEWAL 1
EPIC MEGAGAMES            4,076     6/2004     22.34      1.51    23.85    23.57

# 10-SUITE 350-01                RENEWAL 1
DENNISBERG ADVERT         5,678     7/2004     22.34      1.51    23.85    23.57

#  5-SUITE 100-02                RENEWAL 1
TECHNICAL RESOURCE       35,465     2/2005     23.12      1.32    24.44    24.39
                      ---------              -------   -------  -------  -------
  5 FY105 EXPIRATIONS    63,671                22.77      1.40    24.18    24.03
                      ---------              -------   -------  -------  -------
25 CUMULATIVE EXPS      255,653                20.47      0.87    21.35    21.81

                                    TERM/     BASE               TOTAL   MARKET
     TENANT           SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF  RENT/SF
--------------------  ---------   --------   -------   -------  -------  -------

# 14-SUITE 200                   RENEWAL 1
N-CUBED INFO SYST        12,216     6/2005     23.12      1.32    24.44    24.39

#  2-SUITE 107-01                RENEWAL 1
R.C. PUBLICATIONS         5,025     7/2005     23.12      8.40    31.51    24.39

#  1-SUITE 100-02                RENEWAL 1
FARRADYNE SYSTEMS        28,964    10/2005     23.12      1.32    24.44    24.39
                      ---------              -------   -------  -------  -------

  3 FY106 EXPIRATIONS    46,205                23.12      2.09    25.21    24.39
                      ---------              -------   -------  -------  -------
28 CUMULATIVE EXPS      301,858                20.88      1.06    21.94    22.20

# 16-SUITE 310                   RENEWAL 1
TOLL BROTHERS             5,458     7/2006     23.93      1.37    25.30    25.25

# 15-SUITE 400                   RENEWAL 1
VECTOR                   11,352     2/2007     24.76      1.43    26.20    26.13
                      ---------              -------   -------  -------  -------
  2 FY107 EXPIRATIONS    16,810                24.49      1.41    25.91    25.85
                      ---------              -------   -------  -------  -------
30 CUMULATIVE EXPS      318,668                21.07      1.09    22.15    22.39



#  4-SUITE 350-01                RENEWAL 1
NETWORK EXPANSION         4,946     7/2007     24.76      1.43    26.20    26.13

# 17-SUITE 100                   RENEWAL 1
TYC ASSOC                 8,969     7/2007     24.76      1.44    26.20    26.13

# 12-SUITE 410-01                RENEWAL 1
SOLUTIONS DESIGN          5,129     7/2007     24.77      1.43    26.20    26.13

# 18-SUITE 100                   RENEWAL 1
VECTOR                    2,369     7/2007     24.76      1.43    26.20    26.13

#  8-SUITE 200-01                RENEWAL 1
DYNCORP ENVIRON          12,000     7/2007     24.76      1.43    26.20    26.13

# 13-SUITE 450                   RENEWAL 1
VACANT                    2,360     9/2007     24.76      1.43    26.20    26.13

# 19-SUITE 300                   RENEWAL 1
VACANT                    5,894     9/2007     24.76      1.44    26.20    26.13
                      ---------              -------   -------  -------  -------
  7 FY105 EXPIRATIONS    41,667                24.76      1.43    26.20    26.13
                      ---------              -------   -------  -------  -------
37 CUMULATIVE EXPS      360,335                21.50      1.12    22.61    22.83



#  9-SUITE 300-02                RENEWAL 2
SYSTEMS FLOW INC          5,844     8/2008     25.63      1.49    27.12    27.05

#  7-SUITE 100-01                RENEWAL 1
THE REGISTRY             11,941     2/2009     26.53      1.53    28.05    27.99
                      ---------              -------   -------  -------  -------
 2 FY109 EXPIRATIONS     17,785                26.23      1.51    27.75    27.68
                      ---------              -------   -------  -------  -------
39 CUMULATIVE EXPS      378,120                21.72      1.14    22.86    23.05

                                    TERM/     BASE               TOTAL   MARKET
     TENANT           SQUARE FT   END DATE   RENT/SF   RECV/SF  RENT/SF  RENT/SF
--------------------  ---------   --------   -------   -------  -------  -------

#  6-SUITE 400-01                RENEWAL 2
TAF ASSOCIATES           11,911     7/2009     26.53      1.53    28.06    27.99

#  3-SUITE 300-01                RENEWAL 2
SPC FINANCIAL             6,541     8/2009     26.53      1.53    28.05    27.99

# 11-SUITE 400-02                RENEWAL 2
EPIC MEGAGAMES            4,076     6/2009     26.53      1.53    28.06    27.99

# 10-SUITE 350-01                RENEWAL 2
DENNISBERG ADVERT         5,678     9/2009     26.53      1.53    28.06    27.99

#  5-SUITE 100-02                RENEWAL 2
TECHNICAL RESOURCE       35,465     4/2010     27.46      1.60    29.06    29.97
                      ---------              -------   -------  -------  -------
 5 FY110 EXPIRATIONS     63,671                27.05      1.57    28.61    29.54
                      ---------              -------   -------  -------  -------
44 CUMULATIVE EXPS      441,791                22.49      1.20    23.69    23.85



# 14-SUITE 200                   RENEWAL 2
M-CUBED INFO SYST        12,216     8/2010     27.46      1.60    29.06    28.97

#  2-SUITE 107-01                RENEWAL 2
R.C. PUBLICATIONS         5,025     9/2010     27.46      9.99    37.45    28.97

#  1-SUITE 100-02                RENEWAL 2
FARRADYNE SYSTEMS        28,964    12/2010     28.42      1.25    29.67    29.99
                      ---------              -------   -------  -------  -------

 3 FY111 EXPIRATIONS     46,205                28.06      2.29    30.35    29.61
                      ---------              -------   -------  -------  -------
47 CUMULATIVE EXPS      487,996                23.01      1.30    24.32    24.39

# 16-SUITE 310                   RENEWAL 2
TOLL BROTHERS             5,458     9/2011     28.42      1.61    30.03    29.99
                      ---------              -------   -------  -------  -------
 1 FY112 EXPIRATIONS      5,458                28.42      1.61    30.03    29.99
                      ---------              -------   -------  -------  -------
48 CUMULATIVE EXPS      493,454                23.07      1.31    24.38    24.45

                                                                         Addenda
================================================================================



                                Investor Survey

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                 AUTUMN 1996  19

                                                                         Addenda
================================================================================


                          Qualifications of Appraisers

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Professional Affiliations:

      Member of the Appraisal Institute (MAI Designations #9812)
      District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate Appraiser
        (#4001002465)
      State of Maryland Certified General Real Estate Appraiser (#7220)
      State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

      Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

      Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

      Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

      Experience includes appraisal of the following types of property:

      Office Buildings                 Medical Office Buildings
      Regional Malls                   Power Centers
      Outlet Centers                   Community & Neighborhood Shopping Centers
      Department Stores                Industrial Buildings
      Residential Subdivisions         Single Family Residences
      Multi-Family Properties          Condominiums/Duplexes
      Subdivision Analysis             Farm/Ranch
      Mixed Use Properties             Golf Courses
      Grape Vineyards                  Special Purpose Facilities
      Commercial Land                  Hotel/Motel
      Ad Valorem Tax Appeals

      Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

      Qualified as an expert witness in state and federal real estate court cases.

Education:

      Bachelor of Arts (Political Science), 1981
      University of Texas at Arlington, Arlington, Texas.

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

      Appraisal Institute Courses:

            #1A1 - Real Estate Appraisal Principles
            #1A2 - Basic Valuation Procedures
            #1B1 - Capitalization Theory & Techniques, Part A
            #1B2 - Capitalization Theory & Techniques, Part B
            #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (AI) #21 - Case Studies in Real Estate Valuation
            #22 - Report Writing and Valuation Analysis
            #82 - Residential Valuation Procedures

Additional Accredited Real Estate Courses:

            Real Estate Appraisal
            Principles of Real Estate
            Real Estate Marketing
            Real Estate Finance
            Property Management

            Federal National Mortgage Corporation (Fannie Mae) - Appraisal
              Training

Certified in the Appraisal's Institute's voluntary program of continuing education for its designated members.

                                                                  QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

Professional Affiliations:

      Candidate Member of the Appraisal Institute (#M921847)
      State of Maryland Certified General Real Estate Appraiser (#20143

Appraisal/Real Estate Experience:

      Appraiser, Cushman & Wakefield of Washington, D.C., Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. Member of National Affordable Housing Group. October, 1995 to present.

      Staff Appraiser, Legg Mason Realty Group, Inc., Baltimore, Maryland. February, 1990, through October, 1995.

      Other work experience includes financial analyst, market research analyst and real estate settlement work.

      Experience includes appraisal of the following types of property:

      Office Buildings                          Shopping Centers
      Subdivision Development Analyses          Industrial Facilities
      Commercial Land                           Multi-Family Properties
      Single Family Residences                  Leasehold/Leased Fee Interests
      Hotel                                     Special Purpose Facilities
      Manufacturing Facilities                  Warehouse Facilities

Education:

      Bachelor of Science (Finance), 1990
      University of Baltimore, Baltimore, Maryland

      Masters of Science (Real Estate Development), 1996
      The Johns Hopkins University, Baltimore, Maryland

      Appraisal Institute Courses:

            #1A1 - Real Estate Appraisal Principles
            #1B1 - Basic Valuation Procedures
            #1B1 - Capitalization Theory & Techniques, Part A
            #1B2 - Capitalization Theory & Techniques, Part B
            #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (AI)

                                                                  QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

      Specific course work and seminars:

The new URAR Appraisal Reports, Emerging Trends